AT&T CORPORATE CENTER

                                   OFFICE SUBLEASE

                                       BETWEEN

                              AT&T COMMUNICATIONS, INC.,
                                a Delaware corporation

                                    (as Landlord)

                                         and

                  CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY,
                                a Delaware corporation

                                     (as Tenant)

                            Dated:  As of October 25, 1993





                                  TABLE OF CONTENTS
                                                                       Page

          1.  Base Rent . . . . . . . . . . . . . . . . . . . . . . . .   2

          2.  Additional Rent . . . . . . . . . . . . . . . . . . . . .   2

          3.  Early Occupancy . . . . . . . . . . . . . . . . . . . . .  14

          4.  Use of Premises . . . . . . . . . . . . . . . . . . . . .  15

          5.  Services  . . . . . . . . . . . . . . . . . . . . . . . .  15

          6.  Condition and Care of Premises  . . . . . . . . . . . . .  22

          7.  Return of Premises  . . . . . . . . . . . . . . . . . . .  23

          8.  Holding Over  . . . . . . . . . . . . . . . . . . . . . .  25

          9.  Rules and Regulations . . . . . . . . . . . . . . . . . .  25

          10.  Rights Reserved to Landlord  . . . . . . . . . . . . . .  26

          11.  Alterations  . . . . . . . . . . . . . . . . . . . . . .  28

          12.  Assignment and Subletting  . . . . . . . . . . . . . . .  30

          13.  Damage or Destruction by Casualty  . . . . . . . . . . .  33

          14.  Eminent Domain . . . . . . . . . . . . . . . . . . . . .  39

          15.  Default:  Landlord's Rights and Remedies . . . . . . . .  41

          16.  Mortgagee Protection . . . . . . . . . . . . . . . . . .  45

          17.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . .  46

          18.  Subrogation and Insurance  . . . . . . . . . . . . . . .  46

          19.  Nonwaiver  . . . . . . . . . . . . . . . . . . . . . . .  48

          20.  Estoppel Certificate . . . . . . . . . . . . . . . . . .  48

          21.  Tenant Authorization . . . . . . . . . . . . . . . . . .  49

          22.  Landlord Authorization . . . . . . . . . . . . . . . . .  49

          23.  Real Estate Brokers  . . . . . . . . . . . . . . . . . .  49

          24.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .  49

          25.  Delivery of Possession . . . . . . . . . . . . . . . . .  50

          26.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . .  59






          27.  Landlord . . . . . . . . . . . . . . . . . . . . . . . .  61

          28.  Title and Covenant Against Liens . . . . . . . . . . . .  61

          29.  Bankruptcy or Insolvency . . . . . . . . . . . . . . . .  62

          30.  Roof Rights  . . . . . . . . . . . . . . . . . . . . . .  64

          31.  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . .  65

          32.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . .  66

          33.  Mutual Indemnity and Waiver  . . . . . . . . . . . . . .  66

          34.  "Force Majeure"  . . . . . . . . . . . . . . . . . . . .  66

          35.  Arbitration  . . . . . . . . . . . . . . . . . . . . . .  67

          36.  Use of Name  . . . . . . . . . . . . . . . . . . . . . .  68

          37.  Direct Lease Option and Consent Agreement  . . . . . . .  68

          38.  Agreements Regarding Main Lease  . . . . . . . . . . . .  68

          39.  Furniture  . . . . . . . . . . . . . . . . . . . . . . .  69

          40.  Short Form of Lease  . . . . . . . . . . . . . . . . . .  70

          41.  Basement Storage Space . . . . . . . . . . . . . . . . .  70

          42.  Option to Extend.  . . . . . . . . . . . . . . . . . . .  71

          43.  Fair Market Rent.  . . . . . . . . . . . . . . . . . . .  73



























                                   OFFICE SUBLEASE


                    THIS OFFICE SUBLEASE (herein called the "Lease") is made as of the 25th day of October, 1993, WITNESSETH AT&T COMMUNICATIONS, INC., a Delaware corporation (herein called the "Landlord"), hereby subleases to CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY, a Delaware corporation (herein called the "Tenant"), and Tenant hereby accepts, the premises and the improvements within the premises, all as outlined on the floor plan attached hereto as Exhibit A, subject to adjustment as hereinafter provided (herein called the "Premises") consisting of a minimum of 206,697 and a maximum of 245,025 rentable square feet between (and including) floors six (6) through twelve (12) of the building located at 227 W. Monroe Street, Chicago, Illinois (herein called the "Building"), for a term (herein called the "Term") commencing on September 1, 1996 ("Commencement Date") and ending on March 30, 2009 ("Termination Date"), unless sooner terminated or extended as provided herein, and subject to the agreements herein contained, paying as rent therefor the sums hereinafter provided, without any set-off, abatement, counter-claim or deduction whatsoever except as expressly herein set forth.

                    The parties hereto acknowledge that Landlord has succeeded to the leasehold interest of AT&T Resource Management Corporation, a New York corporation ("AT&T-RMC"), by assignment and is currently the tenant under that certain Office Lease made as of December 31, 1985, but actually executed on May 16, 1986, as the same has been, or may be, amended or modified from time to time (including, without limitation, pursuant to that certain First Amendment to Office Lease dated July 29, 1988) ("Main Lease") by and between AT&T-RMC, as tenant, and American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust Agreement dated April 1, 1985 and known as Trust No. 64020, as landlord ("Main Landlord"), which Main Lease covers certain space in the Building ("Main Premises"), including, without limitation, the Premises. Tenant hereby: (i) acknowledges that the terms and provisions of this Lease are subject to the terms and provisions of the Main Lease, and (ii) covenants and agrees to comply with the terms and provisions of the Main Lease insofar as they relate to the Premises and the Tenant other than payment of rentals thereunder.

                    The parties hereto agree to enter into a written amendment to this Lease (herein referred to as the "Premises Amendment") in accordance with, and on the terms and provisions set forth in, Section 2(a)(xiv)(A) of this Lease.





                    IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

                    1. Base Rent. Commencing on the Commencement Date, Tenant shall pay an annual base rent (herein called the "Base Rent") to Landlord for the Premises at a rate per square foot of Rentable Area of the Premises determined in accordance with the Premises Amendment described in Section 2(a)(xiv)(A) hereof and subject to adjustment as hereinafter provided (including, without limitation, pursuant to Section 2(i) hereof), payable in equal monthly installments. Monthly installments of Base Rent are herein called "Monthly Base Rent" and shall be payable, in advance on the Commencement Date and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month. Base Rent, Additional Rent (as hereinafter defined), Adjusted Base Rent (as hereinafter defined), Additional Rent Progress Payment (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease, except as expressly herein set forth.

                    2. Additional Rent. In addition to paying the Base Rent specified in Section 1 hereof, Tenant shall also pay as additional rent the amounts determined in accordance with this
          Section 2 ("Additional Rent"):

                    (a)  Definitions.  As used in this Lease,

                    (i) "Adjustment Date" shall mean the first day of the Term and each January 1 thereafter falling within the Term.

                    (ii) "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

                    (iii) "Commercial Space" shall mean all areas of the Building devoted to retail tenants, but excluding the lobby and other common areas of the Building as shown on Exhibit C to the Main Lease.

                    (iv) "Expenses" shall mean and include those costs and expenses paid by the Main Landlord for managing, operating, maintaining and repairing the Building and the personal property used in conjunction therewith (said Building and personalty being herein collectively called the "Project"), including (without limitation) maintenance of alarm and security systems, snow and ice and trash removal, cleaning








               and sweeping, planting and replacing decorations, flowers and landscaping, maintenance and repair of utility systems, elevators, electricity, steam, water, gas, sewers, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance, including, but not limited to, fire, extended coverage, all risk, liability, workmen's compensation, elevator, or any other insurance carried by the Main Landlord and applicable to the Project, to the extent same is customarily carried by owners of first-class non-institutional office buildings, painting, uniforms, management fees not to exceed three percent (3%) of gross revenues from the Project (including the amount of the rent abatement pursuant to Section 37 of the Main Lease) (whether or not the management agent is affiliated with Landlord, Main Landlord or its beneficial owner), supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits, as customarily paid by owners of first-class office buildings, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, the charges of any independent contractor who, under contract with the Main Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing of the Project, legal and accounting expenses, including, but not to be limited to, such expenses related to seeking or obtaining reductions or preventing increases in assessed valuations in connection with real estate taxes or any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Project, except as hereinafter provided (but in no event will Tenant be charged twice for the same Expense as a result of the application of said principles). Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined), costs of alterations of the premises of tenants of the Building (including the Main Premises other than with respect to the Premises), expenses of renovating or otherwise decorating vacant or previously leased space for tenants (including the Main Premises other than with respect to the Premises), costs of capital improvements to the Building (excluding repairs to Building equipment), depreciation charges, interest and principal payments on mortgages creating liens on the Project and interest on other debt instruments of the Main Landlord, ground rental payments, expenses incurred in leasing or procuring tenants including, without limitation, advertising








               costs and real estate brokerage and leasing commissions, any expenditures for services which are provided to one or more tenants (including those expenditures for services which relate to the Main Premises except to the extent that Tenant receives a benefit in connection therewith) and which are not available generally to all office tenants, any expenditures for which Main Landlord has been reimbursed (other than pursuant to additional rent provisions in leases), except as hereinafter provided; legal costs in leasing space or incurred in disputes with tenants, except as set forth in Section 9(b) of the Main Lease; electricity and other utility services which are directly billed to tenants (except to the extent such services are provided to tenants generally and/or Tenant receives a benefit therefrom); wages, salaries or other compensation paid to any executive employees above the grade of building manager; wages, salaries and so-called fringe benefits of clerks or attendants in concessions or newsstands operated by the Main Landlord and/or Landlord; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment; the cost of repair or rebuilding in the event of fire or other casualty or eminent domain; the cost of installing, operating and maintaining a specialty improvement including, without limitation, an observatory or broadcasting facility, cafeteria or dining facility, an athletic, luncheon or recreational club, and any cost or expense paid to a related entity or entity not dealt with on an "arms-length" basis which is in excess of the amount which would be paid in the absence of such relationship. Notwithstanding anything contained herein to the contrary, Expenses directly applicable to or solely utilized in connection with the Commercial Space (including, but not limited to utilities, scavenger services, janitorial and window washing) shall be paid for directly by tenants of the Commercial Space or if such direct payment is not feasible then Main Landlord shall, in accordance with
               Section 2(a)(iv) of the Main Lease, require such tenants' proportionate share of such Expenses to be adjusted to reflect their increased use of any service over and above customary office use.

                    Tenant shall pay all incremental out-of-pocket Expenses
               attributable to the operation and maintenance of equipment installed at Tenant's request for Tenant's exclusive use (including, without limitation, the Additional HVAC Units (as hereinafter defined)).

                    Notwithstanding anything contained herein to the
               contrary, Tenant acknowledges that (1) in the event the Parking Garage (as hereinafter defined) is operated pursuant to a lease or license agreement under which the lessee or licensee is obligated to pay Expenses of the Parking Garage,








               from the revenue received by said lessee or licensee (as opposed to being an Expense of the Building), then expenses relating to the Parking Garage to the extent required to be paid by the lessee or licensee shall not be included in Expenses, and (2) in the event (1) above is not applicable, in no event shall Tenant be required to pay a percentage of Parking Garage Expenses greater than the ratio of the average number of spaces contracted for by Tenant on an annual basis over the total number of spaces in the Parking Garage.

                    Notwithstanding anything contained in this clause (iv) of Section 2(a) to the contrary,

                    (A) The cost of any capital improvements to the Building made after the Commencement Date of this Lease which (i) reduce Expenses or (ii) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, amortized on a straight line basis over the then anticipated useful life of the capital improvement (as determined in accordance with generally accepted accounting principles), together with interest on the unamortized cost of any such improvement (at the prevailing loan rate available to Main Landlord (or, in the event Main Landlord is an Illinois land trust, its beneficiary) on the date the cost of such improvement was incurred) shall be included in Expenses; provided, however, as to (i) above, costs shall be included in Expenses only to the extent Expenses are actually reduced (unless Landlord has previously approved such capital improvement in accordance with the Budget (as defined in Section 2(i) of the Main Lease) and has obtained Tenant's consent thereto, which consent shall not be unreasonably withheld or delayed).

                    (B) If ninety-five percent (95%) of the Rentable Area of the Building is not leased by tenants during all or a portion of any Adjustment Year, then the components of Expenses and the amounts thereof, which may vary depending upon the occupancy level of the Building, shall be adjusted for such year, employing sound accounting and management principles in so doing, to the extent adjusted by Main Landlord pursuant to Section 2(a)(iv)(B) of the Main Lease, to reflect a 95% occupancy level. Any such adjustments shall be deemed costs and expenses paid or incurred by Main Landlord and included in Expenses for such year, as if the Building had been ninety five percent (95%) occupied and the Main Landlord had paid or incurred such costs and expenses for such year. In no event, however, shall Tenant be required to pay an amount in excess of the total of actual costs and expenses less the amounts due from other tenants in the Building (including Landlord, as a tenant under the








               Main Lease, but only to the extent of the excess of the Main Premises over the Premises).

                    (C) If any item of Expenses, though paid in one year, relates to more than one calendar year, such item shall be proportionately allocated pursuant to the provisions of the Main Lease at the option of Main Landlord among such related calendar years. Main Landlord shall be entitled pursuant to the provisions of the Main Lease to allocate such items of Expense to one calendar year if the contract for such Expense item requires payment in one year. At the termination of the Lease, Tenant shall be reimbursed for any disproportionate allocations of Expense items.

                    (v) "Land" shall mean the parcel of real estate legally described on Exhibit D to the Main Lease.

                    (vi) "Parking Garage" shall mean two underground levels containing approximately 170 spaces.

                    (vii) "Taxes" shall mean general real estate taxes, assessments, (whether they be general or special) sewer rents, rates and charges, water taxes, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, personal property replacement taxes or any other taxes imposed upon or measured by the Main Landlord's general net income or profits of the Building), which may now or hereafter be levied, assessed or imposed against the Building and/or the Land (the Building and said Land collectively referred to herein as "Real Property") and shall also mean leasehold taxes imposed upon the Landlord or Main Landlord in connection with the leasing and operation of the Real Property, except to the extent such taxes constitute income or other taxes imposed upon or measured by the general net income or profits of the Landlord or Main Landlord; provided, however, to the extent Landlord is charged a leasehold tax under the Main Lease and Tenant pays Tenant's Proportionate Share thereof pursuant to the terms and provisions of this Lease, Tenant will not also be required to pay a separate subleasehold tax, if any, solely in connection with this Lease.

                    In the event that Main Landlord and/or Landlord is
               required by federal, state or local statute or ordinance to collect taxes imposed upon Tenant in connection with the Main Lease or this Lease (as the case may be), Tenant shall cooperate with Main Landlord and/or Landlord (as the case may be) in the collection and payment of same, shall execute and deliver such forms and other documents as shall be required to enable Main Landlord and/or Landlord (as the








               case may be) to collect and pay such taxes and shall remit to either Landlord and/or Main Landlord (as the case may be) all of Tenant's required payments, including interest and penalties (but, with respect to interest, only to the extent incurred as a direct result of the failure by Tenant to make timely payments thereunder) prior to the date said taxes are due and payable. In the event that such taxes may be paid directly by Tenant, Tenant shall cooperate with Landlord and/or Main Landlord in making any requests or applications to enable Tenant, rather than Landlord and/or Main Landlord, to pay such tax, and Tenant shall pay such tax directly to the appropriate governmental authorities after the required approvals are obtained.

                    Notwithstanding anything contained in this clause (vii)
               of Section 2(a) to the contrary,

                    (A) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Main Landlord in place or partly in place of general real estate taxes, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they replace general real estate taxes, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Main Landlord subject thereto and the income received by Main Landlord from the Real Property were the only income of Main Landlord.

                    (B) Notwithstanding the year for which any such taxes or assessments were levied, assessed or otherwise imposed, Taxes for any year shall mean (i) the taxes or special assessments (plus any interest payable thereon, but only to the extent the interest was incurred as a result of the failure by Tenant to make payments on a timely basis hereunder) due and payable during such year, and (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve
               (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year only if due and payable in that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

                    (C) Taxes shall also include any personal property taxes, if any, (attributable to the calendar year in which








               paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property, and excluding equipment or personal property owned by tenants of the Building including any personal property of Landlord as a tenant.

                    (D) As soon as practical following the expiration of the Term of this Lease, Landlord and Tenant shall adjust the amount of Additional Rent attributable to Taxes by determining the difference, if any, between the Additional Rent attributable to Taxes actually paid by Tenant ("Taxes Paid") during the Term of the Lease and the Additional Rent attributable to Taxes as actually assessed ("Taxes Assessed") against the Building and Land during the Term of the Lease. Tenant shall pay to Landlord the amount, if any, by which the Taxes Assessed exceed the Taxes Paid and Landlord shall pay to Tenant the amount, if any, by which the Taxes Paid exceed the Taxes Assessed. The foregoing obligations shall survive the termination of the Lease.
               Such payment shall be made within thirty (30) days of such determination by Landlord and Tenant.

                    (viii) "Rentable Area of the Building" shall mean the sum of the areas of all office floors of the Building computed by measuring to the interior face of the exterior glass wall on each entire floor plus the public ground floor and second floor lobby and excluding only the public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts ("vertical penetrations"). No deduction shall be made for columns or projections necessary to the Building. Rentable Area of the Building shall, for the purposes of this Lease, be deemed to be 1,442,284 square feet. Notwithstanding anything contained in this clause (viii) of
               Section 2(a) to the contrary, the deemed to be Rentable Area for each full floor of the Premises is the square footage shown on Exhibit F hereto for the particular floor.

                    (ix) "Rentable Area of the Premises" shall be between 206,697 and 245,025 square feet, subject to adjustment as hereinafter provided, and shall mean the sum of the areas of all office floors in the Premises shown on Exhibit F hereto with respect to full floors. Partial floors shall be calculated in accordance with clause (viii) above. The exact "Rentable Area of the Premises" shall be set forth in the Premises Amendment.

                    (x) "Tenant's Proportionate Share" shall mean the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building. The exact "Tenant's Proportionate Share" shall be set forth in the Premises Amendment.









                    (xi) "Additional Rent" shall mean all amounts determined pursuant to this Section 2, including any amounts payable by Tenant to Landlord on account thereof.

                    (xii) "Adjusted Base Rent" shall mean the Base Rent as adjusted pursuant to the provisions of Section 2(i) below.

                    (xiii) "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date of the Lease and each successive twelve (12) consecutive month period thereafter during the Term of this Lease.

                    (xiv) Notwithstanding anything to the contrary set forth above, Landlord and Tenant hereby agree as follows:

                    (A) On or before March 1, 1995, Tenant shall designate the following information to Landlord in writing, which designations shall be made in accordance with the terms and provisions of Exhibit F attached hereto: (1) the per square foot Base Rent per annum under the Lease, (2) the per square foot amount of the Landlord's Allowance (as defined in the Workletter), and (3) the exact location, size and floor configuration of the Premises (including, without limitation, the exact Rentable Area of the Premises) (collectively, the foregoing are referred to herein as the "Economic Terms"). In the event Tenant fails to designate the Economic Terms on or before March 1, 1995 as aforesaid, Landlord shall be permitted to designate such Economic Terms for and on behalf of Tenant (which Economic Terms shall assume that the Premises will consist of floors six (6) through twelve (12) inclusive and that the Rentable Area of the Premises shall be 245,025 square feet and shall otherwise be in accordance with Exhibit F). Within twenty
               (20) days after determination of the Economic Terms as aforesaid, Landlord shall prepare and submit to Tenant a proposed form of "Premises Amendment" to this Lease, which Premises Amendment shall include the following information:
               (a) the Rentable Area of the Premises, (b) the Base Rent, Tenant's Proportionate Share and the amount of the Landlord's Allowance calculated in accordance with the terms and provisions of Exhibit F; (c) an amendment to Exhibit A hereof designating the Premises; and (d) such other information as Landlord and Tenant reasonably determine is necessary as a result of the determination of the Economic Terms. The Premises Amendment shall be in form and substance reasonably satisfactory to Landlord and Tenant.
               In the event the Premises Amendment has not been executed and delivered within thirty (30) days after its delivery to Tenant, the parties agree to submit the matter to arbitration in accordance with Section 35 hereof.










                    (B) In the event any item of Expense is included as a part of Additional Rent for tenants of the Building (other than Landlord as a tenant under the Main Lease) and a tenant of the Building (the "Excluded Tenant") is responsible for the total amount of such Expense item with respect to the Excluded Tenant's premises (e.g., if Main Landlord shall have no obligation to furnish cleaning and janitorial service for the Excluded Tenant's premises) and the Main Landlord includes the cost of such service for all other tenants' premises as an item of Expense as a part of Rent Adjustment, then the Rentable Area of the Excluded Tenant's premises shall be deducted from the Rentable Area of the Building (for purposes of calculating the remaining tenants' Proportionate Share with respect only to such item of expense) and such item of Expense shall be allocated only among the remaining tenants.

                    (b) Computation of Additional Rent - Tax and Expense Adjustments.

                    Commencing on the Commencement Date, Tenant shall pay Additional Rent in the form of Tax and Expense Adjustments (as hereinafter defined) for each Adjustment Year hereinafter specified. Additional Rent payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the product of the Tenant's Proportionate Share, multiplied by the amount of Taxes and Expenses for such Adjustment Year ("Tax and Expense Adjustment").

                    (c)  Payments of Additional Rent; Projections.

                    Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

                    (i) Tax and Expense Adjustment. Tenant shall make payments on account of the Tax and Expense Adjustment (any such payment with respect to any Adjustment Year being also called "Additional Rent Progress Payment") effective as of the Adjustment Date for each Adjustment Year as follows:

                    (A) Landlord shall, within ten (10) days of its receipt of a "Projection Notice" (as defined in the Main Lease), deliver to Tenant a copy of such Projection Notice, which Projection Notice shall set forth, among other items, Main Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Expenses and shall be based, as set forth in the Main Lease, on the Budget. Landlord shall, concurrently with the delivery to Tenant of the Projection Notice as aforesaid, furnish Tenant with a written statement setting forth Tenant's Additional Rent Progress Payment for such Adjustment Year based upon the Projection.








                    (B) Until such time as Landlord furnishes a copy of a Projection Notice for an Adjustment Year as aforesaid, Tenant shall pay to Landlord a monthly installment of Additional Rent Progress Payment at the time of each payment of Monthly Base Rent equal to the latest monthly installment of Additional Rent Progress Payment. On or before the first day of the next calendar month following Landlord's service of a copy of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Progress Payment shown in the copy of the Projection Notice. Within twenty
               (20) days following Landlord's service of a copy of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the Additional Rent Progress Payment shown in the copy of the Projection Notice less (1) any previous payments on account of Additional Rent Progress Payment made during such Adjustment Year and (2) monthly installments on account of Additional Rent Progress Payment due for the remainder of such Adjustment Year.

                    (C) Landlord shall deliver to Tenant on or before the Commencement Date a statement of the initial monthly installment of Additional Rent Progress Payment payable by Tenant. Tenant agrees to pay monthly installments of Additional Rent Progress Payment equal to said initial monthly installments from and after the Commencement Date hereof until changed pursuant to a Projection Notice from Landlord as provided above.

                    (D) When encumbering the Real Property with a mortgage, trust deed, ground or underlying lease, or other such security documents to which the Main Lease shall be or become subordinate ("Security Documents"), Main Landlord has agreed under the Main Lease that it shall attempt in good faith when negotiating any Security Documents to obtain the waiver of any term or provision that would require Main Landlord to, from time to time, deposit sums into an account or escrow to be used for the payment of any or all Taxes ("Tax Escrow"). If Main Landlord is unable to eliminate or waive the requirement in a Security Document for a Tax Escrow, then Main Landlord has agreed pursuant to the terms of the Main Lease to use its best efforts to obtain the agreement of the lender to permit deposits made into the Tax Escrow by Main Landlord to bear interest. Tenant shall, within twenty (20) days of Landlord's receipt of the same from Main Landlord, receive Tenant's Proportionate Share of such interest, dividend or other income earned from the deposits held in the Tax Escrow, such earnings to be disbursed from the Tax Escrow when available pursuant to such Security Documents. In the event Main Landlord is successful in obtaining such waiver, then Tenant shall not be required to make Additional Rent Progress Payments with








               regard to Taxes, but shall make payment in accordance with the following provisions. Landlord shall within ten (10) days of its receipt of a Tax Bill (being a copy of the bill for Taxes which Landlord received from Main Landlord under the Main Lease) deliver to Tenant a copy of such Tax Bill. Tenant shall deliver to Landlord a certified check made payable to the relevant taxing authority in the amount of Tenant's Proportionate Share of the Tax Bill on a date which is the later of: (a) ten (10) business days prior to the date on which the Tax Bill is due, or (b) ten (10) days after Tenant's receipt of the Tax Bill. If Taxes are reduced or refunded after Tenant has paid its Tenant's Proportionate Share thereof, Landlord will reimburse Tenant for Tenant's Proportionate Share of such reduction or refund within twenty (20) days after Landlord's receipt of same from Main Landlord.

                    (d)  Readjustments.

                     The following readjustments with regard to the Tax and Expense Adjustment shall be made by Landlord and Tenant:

                    Within five (5) days of Landlord's receipt of "Landlord's Statement" (as defined in the Main Lease) setting forth Main Landlord's determination of the amount of Taxes and actual Expenses ("Actual Expenses") for such Adjustment Year, Landlord shall deliver to Tenant a copy of such Landlord's Statement. If the Tax and Expense Adjustment owed for such Adjustment Year exceeds the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within twenty (20) days after receipt of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax and Expense Adjustment over the Additional Rent Progress Payment paid by Tenant during such Adjustment Year. If the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceeds the Tax and Expense Adjustment owed for such Adjustment Year, then Landlord's payment of such excess ("Excess Expense Adjustment") shall accompany the copy of the Landlord's Statement delivered to Tenant as aforesaid. In the event the amount of the Excess Expense Adjustment exceeds the actual Expenses by more than ten percent (10%), then Landlord shall pay Tenant at the time of repayment of the Excess Expense Adjustment Tenant's Proportionate Share of any interest paid by Main Landlord to Landlord pursuant to, and in accordance with, the Main Lease with respect to such Excess Expense Adjustment; provided, however, Landlord shall only be obligated to pay interest as aforesaid to the extent it actually receives a corresponding interest payment from Main Landlord under Section 2(d) of the Main Lease ("Main Lease Interest") and provided further, that such Main Lease Interest relates to Expenses paid by Tenant hereunder. Landlord agrees, in good faith, to pursue its right to receive Main Lease Interest from Main Landlord. The parties hereto acknowledge that








          pursuant to, and in accordance with, Section 2(i) of the Main Lease, in the event the Landlord (in its capacity as a tenant under the Main Lease) disapproves of the Budget (as defined in the Main Lease) for any Adjustment Year under the Main Lease, the Building shall be operated on the basis of the Temporary Budget (as defined in the Main Lease) until such time as a revised budget is approved by Landlord as Tenant thereunder.

                    (e)  Audited Statement.

                    Within five (5) days of receipt thereof by Landlord under Section 2(e) of the Main Lease, Landlord shall furnish to Tenant a copy of the audited statement prepared by the independent certified public accountant selected by Main Landlord under the Main Lease setting forth in reasonable detail a calculation of Expenses and Taxes. The cost of such audit shall be an Expense pursuant to the terms of Section 2(a)(iv) hereof. Landlord agrees, upon Tenant's request at any time within fifty
          (50) days following Tenant's receipt from Landlord of the Landlord's Statement, to request that Main Landlord permit Tenant to examine, during normal business hours, Main Landlord's books and records showing Expenses and Taxes; provided, however, Landlord's only obligation hereunder shall be to make such request and Landlord shall have no liability to Tenant in the event Main Landlord, for any reason whatsoever, refuses to honor said request. Unless Tenant objects to any item set forth in the Landlord's Statement within fifty (50) days after the furnishing of the Landlord's Statement containing said item, such Landlord's Statement shall be considered final and accepted by Tenant.

                    (f)  Proration and Survival.

                    With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Adjustment Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year.
          Following expiration or termination of this Lease, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, any Additional Rent or Excess Expense Adjustment, as the case may be, due to the other within twenty (20) days after the date Landlord's Statement is sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent and of Landlord to refund any Excess Expense Adjustment provided for in this Section 2 shall survive the expiration or termination of this Lease.













                    (g)  No Decrease in Base Rent.

                    In no event shall the calculation of Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section 1 hereof (as adjusted as set forth herein).

                    (h)  Additional Rent.

                    All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional rent becoming due under this Lease.

                    (i) Adjustment to Base Rent. Commencing with, and including, the first day of the second Lease Year, the Base Rent shall be adjusted for each Lease Year to an amount which is the product of: (i) the then current Base Rent (as adjusted from time to time in accordance with this Section 2(i)), multiplied by
          (ii) one hundred and two percent (102%). As an example of the foregoing calculation on a per square foot basis, the Adjusted Base Rent for the Term assuming an initial Base Rent of $8.20 per square foot per annum would be as follows:

               Lease Year                 Adjusted Base Rent

               Two                      $ 8.20 x 102% = $ 8.36
               Three                    $ 8.36 x 102% = $ 8.53
               Four                     $ 8.53 x 102% = $ 8.70
               Five                     $ 8.70 x 102% = $ 8.87
               Six                      $ 8.87 x 102% = $ 9.05
               Seven                    $ 9.05 x 102% = $ 9.23
               Eight                    $ 9.23 x 102% = $ 9.41
               Nine                     $ 9.41 x 102% = $ 9.60
               Ten                      $ 9.60 x 102% = $ 9.79
               Eleven                   $ 9.79 x 102% = $ 9.99
               Twelve                   $ 9.99 x 102% = $10.19
               Thirteen (seven
                 months)                $10.19 x 102% = $10.40

                    3.  Early Occupancy

                    Tenant shall, in accordance with Section 25 hereof, be entitled to possession of the Premises: (a) on September 1, 1995 (herein referred to as the "Possession Date") for the purpose of performing Tenant's Work pursuant to, and in accordance with, the terms and provisions of the Workletter, and (b) on July 1, 1996 for commencement of Tenant's occupancy of the Premises for the purposes set forth in Section 4 hereof (subject to Section 5(c) of the Workletter). In the event Tenant takes possession of the Premises as aforesaid on or after the Possession Date, all of the covenants and conditions of this Lease and the Workletter shall apply to and shall control such possession, except that the payment of Rent shall not commence until the Commencement Date.








                    4.  Use of Premises.

                    (a) Tenant shall use and occupy the Premises for executive and general offices and for any other lawful purpose permitted under applicable zoning ordinances (consistent with a first class office building) (including, without limitation, and to the extent permitted by applicable zoning ordinances for (i) the preparation and service of food and beverages from a pantry kitchen or lounge all for the exclusive use by officers, employees and business guests of Tenant (but not for use as a public restaurant or by other tenants of the Building), (ii) the operation of vending machines for the exclusive use of officers, employees and business guests of Tenant, provided that each vending machine, where necessary, shall be installed in a manner reasonably approved by Landlord and/or Main Landlord and designed to avoid water leakage, and (iii) the installation, maintenance and operation of electronic data processing equipment, computer processing facilities and business machines, provided that such equipment is contained within the Premises and does not cause unreasonable (consistent with a first class office building) vibrations, noise, electrical interference or other unreasonable (consistent with a first class office building) disturbance to other tenants of the Building or the elevators or other equipment in the Building), provided that the foregoing uses are not inconsistent with a first class office building. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) is dangerous or clearly may be dangerous to persons or property; (iii) invalidates, increases or clearly will invalidate or increase the amount of premiums for any policy of insurance affecting the Real Property, unless any additional amounts of insurance premiums so incurred, are paid by Tenant to Landlord; or (iv) creates or clearly will create a nuisance, unreasonably disturbs any other tenant of the Building or injures the reputation of the Building.

                    (b)  With respect to any use permitted under this
          Section 4, Tenant shall not use the Premises so as to violate any laws or requirements of public authorities, constitute a public or private nuisance, unreasonably interfere with or cause physical discomfort to any of the other tenants or occupants of the Building, interfere with the operation of the Building or the maintenance of same as a first-class office building, or violate any of Tenant's other obligations under this Lease.

                    5. Services. Landlord shall cause Main Landlord to furnish subject to, and in accordance with, the terms and provisions of the Main Lease, the following services, which shall all be deemed Expenses (except to the extent to be paid entirely by Tenant, as hereinafter provided):









                    (a) Air-cooling and heat in accordance with the heating, ventilating and air conditioning ("HVAC") Specifications on Attachment A to the Workletter of the Main Lease, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.),
          Sundays and Holidays excepted. The term "Holidays" as used herein shall mean those days customarily recognized as holidays by other first-class office buildings in downtown Chicago.

                    (i) Subject to the provisions of subsection (ii) below, whenever Tenant's use or occupation of the Premises exceeds the design loads, as specified on Attachment A to the Workletter of the Main Lease, for the system that provides heat and air-cooling, or Tenant's use of lighting or heat generating machines or equipment in the Premises exceed such design loads and affect the temperature otherwise maintained by the heating, ventilating and air-conditioning system in the Premises or Building, Landlord and/or Main Landlord, as the case may be, may temper such excess loads by installing supplementary heat or air-conditioning units in the Premises or elsewhere where necessary, and the cost of such units and the expense of installation, including, without limitation, the reasonable cost of preparing working drawings and specifications, shall be paid by Tenant as Additional Rent within thirty (30) days after receipt of invoices therefor. The expense, except for electricity directly billed to Tenant, resulting from the operation and maintenance of any such supplementary heat or air-conditioning units shall be paid by the Tenant to the Landlord as Additional Rent at rates fixed by Landlord and/or Main Landlord, as the case may be (but not both); such rates shall be the lesser of: (A) the actual cost of such operation and maintenance, plus five percent (5%) of such actual cost for Landlord's and/or Main Landlord's overhead (but not both), or (B) the amount actually charged by Main Landlord to Landlord for such supplementary units under the Main Lease. Notwithstanding the foregoing, Tenant shall maintain, at Tenant's sole cost and expense, the additional air conditioning units ("Additional HVAC Units") being installed by Tenant in the Premises pursuant to the terms and provisions of the Workletter.

                    (ii)  The agreements hereunder are subject to
               governmental restrictions on energy use. Furthermore, if Tenant requests air-cooling and heat during times other than the hours described above, then the provision of such additional service shall be pursuant to Section 5(h) hereof.

                    (b) In common with other tenants, cold water from the City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed in the Premises by Landlord, Main Landlord or by Tenant with Landlord's and (to the extent required under the Main Lease) Main Landlord's written consent,








          and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as Additional Rent at rates fixed by Landlord and/or Main Landlord, as the case may be (but not both), for all tenants (which rates shall not exceed the rates charged by the public utility providing same, plus one hundred five percent (105%) of the cost of heating hot water) for domestic water and hot water furnished for any purpose other than as set forth in the first sentence of this Section 5(b). The Tenant shall not waste or permit the waste of water. Tenant shall pay the cost of acquisition, installation, repair, maintenance and replacement of any equipment required to be obtained to supply Tenant's special hot water needs.

                    (c) Janitorial and cleaning service in accordance with the cleaning specifications attached as Exhibit G to the Main Lease ("Cleaning Specifications") in and about the Premises, Saturdays, Sundays and Holidays excepted.

                    (d) Passenger elevator service consisting of not less than eight (8) elevators (not including any elevators which are temporarily out of service or otherwise temporarily unavailable for use) located in that portion of the bank of eight (8) elevators as shown on Attachment A to the Workletter of the Main Lease serving exclusively floors 2 through 15 of the Building, both inclusive, including each of floors six (6) through twelve
          (12), both inclusive, in common with Landlord, Main Landlord and other persons at such times as Landlord is permitted to use such elevators subject to, and in accordance with, the Main Lease. Landlord shall also cause Main Landlord to provide subject to, and in accordance with, the Main Lease, freight elevator service in common with Landlord, Main Landlord and other persons, at such time or times as may be established by Main Landlord or Landlord including the right, in common with Landlord, AT&T and their successors and assigns, to the use of the separate single freight elevator provided by Main Landlord for their exclusive use pursuant to Section 5(d) of the Main Lease. Such full elevator service, passenger or freight, if furnished at other times shall be optional with Landlord and/or Main Landlord and shall never be deemed a continuing obligation. Landlord, however, shall cause the Main Landlord to provide subject to, and in accordance with, the terms and provisions of the Main Lease, limited (but not less than two (2)) passenger elevator service daily at all other times. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph. In addition, Tenant shall be entitled to use, on a non-exclusive basis, the executive passenger elevator which is express to the 60th floor of the Building for so long as the conferencing center on such floor is available to Tenant pursuant to subsection 5(k) below.










                     (e) Electricity shall not be furnished by Landlord or Main Landlord, but shall be furnished by an approved electric utility company serving the area. Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's and Main Landlord's (to the extent permitted under the Main Lease) wire and conduits to be used for such purposes to the extent available and suitable. Notwithstanding anything contained herein to the contrary, Landlord shall cause Main Landlord to provide subject to, and in accordance with, the terms and provisions of the Main Lease, at no expense to Tenant, sufficient wire and conduit to meet the requirements as indicated on Attachment A to the Workletter of the Main Lease. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by the utility company to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises (provided same are for Tenant's benefit), and for the operation of the Building's HVAC system at times other than as provided in paragraph (a) hereof at the request of Tenant, or the operation of any special air conditioning systems which may be required for data processing and computer equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of the Landlord and Main Landlord (to the extent required under the Main Lease) in each instance, which consent as to Landlord shall not be unreasonably withheld; provided, however, Tenant shall have the right, without the consent of Landlord, to install, relocate and/or remove any equipment owned or leased by Tenant or subject to a purchase and/or financing arrangement with Tenant within the Premises (as long as such relocation does not adversely affect any Building systems and is done in accordance with any applicable Rules and Regulations). Tenant may, but shall not be obligated, to purchase from the Landlord or the Main Landlord lamps, used in the Premises during the Term hereof which shall be offered at a reasonably competitive price established by Main Landlord plus a fee for storage and handling not to exceed five percent (5%) of the cost of such lamps and for installation not to exceed the rates set forth in the Budget. In the event Tenant elects not to purchase lamps, Tenant will give Landlord four (4) months notice of such election. Tenant agrees that all lamps shall be appropriate for their intended use and shall be consistent with the color rendition of the lamps in the balance of the Building. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity available as stated in Attachment A to the Workletter of the Main Lease; provided, however, Landlord agrees to cause the Main Landlord to provide subject to, and in accordance with, the terms of the Main Lease, additional capacity, at Tenant's request if








          (i) it is reasonably feasible to do so, and (ii) Tenant pays for the cost of same.

                    (f) Window washing of all exterior windows in the Premises, both inside and out, weather permitting, in accordance with the Cleaning Specifications.

                    (g) Tenant and its employees and visitors may use below-grade enclosed parking areas in the Parking Garage for passenger vehicles in common with Main Landlord, Landlord and other tenants of the Building and their employees and visitors, all subject to the Rules and Regulations (as hereinafter defined) including, without limitation, the right to allocate specific parking spaces to certain tenants in the Building and to charge periodic user fees for the use of such parking spaces. Tenant shall have available for its use forty (40) of such spaces in a specific location determined by Landlord; provided, however, in the event Tenant fails to pay for the use of any such spaces, such spaces not so paid for will automatically revert back to Landlord. Tenant shall pay the periodic user fees charged generally to tenants of the Building to the extent it contracts for use of such spaces.

                    (h) Landlord may, upon the reasonable request of Tenant, provide such extra or additional services as it is reasonably possible for the Landlord to provide (or, at Tenant's option, Tenant can request that Landlord or any agent of Landlord (designated by Landlord in writing as Landlord's agent from time to time) cause the Main Landlord to provide such extra or additional services as is reasonably possible for Main Landlord to provide subject to, and in accordance with, the terms of the Main Lease), within a reasonable period of time after such extra or additional services are requested. Tenant shall, for such extra or additional services, pay the lesser of (i) the amounts charged by Main Landlord pursuant to Section 5(h)(a) and (b) of the Main Lease, or (ii) one hundred five percent (105%) of all of Landlord's and/or Main Landlord's, as the case may be, (but not both) reasonable costs which are incurred in providing same, such amount to be considered Additional Rent hereunder. Landlord's and/or Main Landlord's cost, as the case may be, (but not both) shall include, but shall not be limited to, fees and other charges paid by Landlord and/or Main Landlord, as the case may be, (but not both) to architects, engineers and other consultants retained by Landlord and/or Main Landlord to determine whether or not, and on what terms and conditions, such extra or additional services may be provided, as aforesaid. All charges for such extra or additional services shall be due and payable within twenty (20) days after they are billed. Interest at the rate set forth in Section 26(h) shall accrue commencing at the expiration of such twenty (20) day period. Any such billings (not more than once a month) for extra or additional services shall include an itemization of the extra or additional services rendered, and the








          charge for each such service. At Tenant's request, Landlord shall provide (or cause Main Landlord to provide) Tenant with the rates for additional services as requested by Tenant and shall promptly notify Tenant of any changes in such rates.

                    (i) Security at Building lobby entrance comparable to that provided in first class non-institutionally owned office buildings in downtown Chicago.

                    (j) Tenant, in common with other tenants, shall have the right to use the loading docks at the Project subject to prior scheduling with Landlord and Main Landlord. In addition, Tenant shall have the right, in common with Landlord and AT&T, to use the thirty (30) foot loading dock and the approximately 400 square foot storage area shown on Exhibit I of the Main Lease, as said location may change in accordance with the terms and provisions of the Main Lease, and shall have the further right, at time of initial move-in and move-out, to use in common with Landlord and AT&T the single fifty (50) foot over-the-road loading berth.

                    (k) Tenant, in common with other tenants, AT&T and Landlord, shall have the right to use the conferencing center on the 60th floor of the Building at such rates as may from time to time be established on a non-discriminatory basis with other tenants in the Building (except that Landlord, AT&T and/or any entity which is affiliated with Landlord and/or AT&T may receive preferential treatment), subject to prior scheduling with the Landlord and Main Landlord; provided, however, such right can be revoked by Landlord at any time, in its sole discretion, if Main Landlord, Landlord or AT&T desires to use such space for its own purposes or grants another tenant or its subtenant exclusive use of such space.

                    Tenant agrees that neither Landlord nor Main Landlord, nor their respective agents or employees shall be liable in damages, by abatement of Rent or otherwise, except in the event of the negligence, intentional act or omission of Landlord, Main Landlord or their respective agents and employees, for failure to furnish (or causing to be furnished) or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure elec-tricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord or Main Landlord. Tenant shall notify Landlord if any service shall be stopped, delayed or diminished, and Landlord will proceed diligently to attempt to cause the Main Landlord to restore such service subject to, and in accordance with, the terms of the Main Lease, as soon as reasonably possible, subject to the provisions








          of this Section 5. Notwithstanding the foregoing, if as a result of any failure or delay in providing (or causing to be provided) HVAC, plumbing, water, electricity or elevator service (other than any such failure or delay caused by the utility company providing same or a failure or delay which affects buildings in the area in which the Building is located, or failure or delay caused by the negligence or intentional act of Tenant or its agents, employees, guests or invitees) the Premises, or any material portion of a floor of the Premises is rendered unusable:
          (i) for a period in excess of three (3) consecutive business days, then Rent for the portion of the Premises rendered unusable shall abate until such portion is rendered usable, and (ii) for a period in excess of (A) one hundred eighty (180) consecutive business days or (B) one hundred eighty (180) days during any three hundred sixty (360) day period, then Tenant shall have the right, upon ten (10) days prior written notice from Tenant to Landlord, to terminate the Lease in its entirety or, in the event only a floor or portion of a floor of the Premises is rendered unusable as aforesaid, only in half floor units which would include the affected portion thereof (unless the Premises or portion thereof are rendered usable prior to receipt of the aforesaid notice from Tenant). Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all Rules and Regulations and other requirements which Landlord and/or Main Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building. Landlord and Main Landlord, throughout the Term of this Lease, shall have access to any and all mechanical installations within the Premises on reasonable notice to Tenant, and Tenant agrees that there shall be no construction or partitions or other obstructions which will materially interfere with the moving of the servicing equipment of Landlord or Main Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's or Main Landlord's mechanical installations unless authorized by Landlord or Main Landlord (as the case may be). All services provided (or caused to be provided by Main Landlord subject to, and in accordance with, the Main Lease) pursuant to the terms hereof shall be of a quality level consistent with a first class non-institutionally owned office building in downtown Chicago. Landlord shall use (or, at Landlord's option, shall cause Main Landlord to use subject to, and in accordance with, the terms and provisions of the Main Lease) reasonable efforts to provide such services in a cost-effective manner.

                    If Landlord shall fail to perform (or fail to cause Main Landlord to perform subject to, and in accordance with the Main Lease) the services set forth in Section 5(c) above ("Cleaning Services") (and such failure is not otherwise excused








          as set forth in this Section 5) and such failure continues for a period of ten (10) consecutive business days after written notice from Tenant to Landlord, then the Tenant, in addition to the right to abate Rent as set forth above, shall have the right to perform such Cleaning Services not performed by (or caused to be performed by) Landlord until such time as the Landlord cures (or causes the cure of) the failure to perform. Such time period shall not be extended by Force Majeure. Tenant shall bill Landlord for all reasonable and verifiable costs of performance by the Tenant of such Cleaning Services plus five percent (5%) thereof for overhead. In the event Landlord does not pay same within thirty (30) days of receipt of such invoice, then Tenant shall have the right to set off such amount against amounts owed by the Tenant to the Landlord under this Lease.

                    6. Condition and Care of Premises. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises or the Building has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein. This Lease does not grant any rights to light or air over or about the Real Property of Main Landlord except as set forth in Section 30 hereof. Except for (i) any damage resulting from any negligent or intentional act or omission of Landlord, AT&T or their employees or agents, and (ii) Landlord's Repair Obligations defined below, and, subject to the provisions of Sections 13 and 14 hereof, Tenant shall at its own expense keep the Premises and Tenant's leasehold improvements and contents in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents, invitees, or licensees including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage. If Tenant does not do so promptly and adequately, Landlord may (upon not less than fifteen (15) days' notice to Tenant except in an emergency) but need not, make such repairs and replacements and Tenant, shall pay Landlord the reasonable and verifiable cost thereof within thirty (30) days after billing, plus five percent (5%) of such cost for Landlord's overhead. Interest at the rate set forth in
          Section 26(h) shall accrue commencing at the expiration of such thirty (30) day period.

                    Landlord hereby agrees to cause Main Landlord to perform the following repair and maintenance obligations subject to, and in accordance with, the terms and provisions of the Main Lease ("Landlord's Repair Obligations"): all maintenance, repairs and replacements to the common areas of the Building and Building service systems not specifically due to the Tenant's negligent or intentional act or omission. Without limiting the generality of the foregoing sentence or the following, the Landlord shall cause Main Landlord to maintain, repair and keep








          in good order, safe and clean condition subject to, and in accordance with, the terms of the Main Lease (1) the plumbing, sprinkler, HVAC, any supplemental systems installed pursuant to
          Section 5(a)(i) (such units to be maintained by Main Landlord at Tenant's expense); provided, however, Tenant, at its sole cost and expense, may install or cause to be installed and shall maintain or cause to be maintained the Additional HVAC Units described in Section 5(a)(i) above)); security systems of the Building (other than as installed by Tenant); electrical and mechanical systems and equipment, and Main Landlord's elevators and boilers, all as described in Attachment A to the Workletter of the Main Lease ("Standard Items") or any substitutions for such Standard Items or additions requested by Landlord and approved by Main Landlord pursuant to the terms of the Main Lease (provided that, to the extent such substitutions or additions are to be installed in the Premises, Landlord agrees it will also obtain the consent of Tenant, which consent shall not be unreasonably withheld or delayed), all of which are located in or serve the Premises and common areas of the Building, broken or damaged glass (unless caused by the negligent or intentional act or omission of the Tenant or specifically required to be repaired or replaced by Tenant pursuant to the preceding paragraph); (2) underground utility lines and transformers and interior and exterior structure of the Building, including the roof (except as set forth in Section 30 and in the Direct Lease Option and Consent Agreement), exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building; (3) the interior walls, ceilings, floors and floor coverings of the common areas of the Building; (4) the exterior improvements to the Land, including shrubbery, landscaping and fencing; and (5) the common areas located within or outside the Building, including the common entrances, corridors, doors and windows, loading dock, stairways and lavatory facilities and access ways therefor.

                    7.  Return of Premises.

                    (a) At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following paragraph, return the Premises and all equipment and fixtures of the Landlord therein to Landlord, in good repair and tenantable condition, ordinary wear and tear, loss or damage by fire or other insured casualty, and damage resulting from condemnation and/or the negligence, intentional act or omission of Landlord and/or Main Landlord excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such good and tenantable condition and Tenant shall pay the cost thereof to Landlord within thirty (30)








          days of receipt of an invoice together with five percent (5%) of such cost as Landlord's overhead. Interest at the rate set forth in Section 26(h) shall accrue commencing at the expiration of such thirty (30) day period. In no event shall Tenant remove items, the removal of which would cause damage to the structure of the Building, without Landlord's and (to the extent required under the Main Lease) Main Landlord's consent, which consent shall not be unreasonably withheld. If such consent is obtained, Tenant shall repair all damage at its expense. It is understood and agreed that, in accordance with the terms and provisions of the Workletter, Tenant may elect, in its sole discretion, as part of the Tenant's Work, to demolish certain portions of the Premises as they exist on the date possession of the Premises is delivered to Tenant, including without limitation the right to demolish all or any portion of the eleventh (11th) floor improvements, and, with respect to such demolition, Tenant shall not be obligated, at the termination of this Lease, to restore said demolished portions to their original condition prior to the demolition thereof by Tenant.

                    (b) All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture, personal property and equipment belonging to Tenant, in or upon the Premises, placed there by Tenant shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, Tenant may elect at its discretion to remove custom millwork, cabinetry, equipment from the telephone equipment room, computer wiring, microwave and other communication equipment (to the extent owned or leased by Tenant), carpeting, track lighting, special lighting fixtures and office display modules, in which event Tenant shall, prior to the end of the Term or seven (7) days after the earlier termination of the Lease or Tenant's right to possession, repair any damage to the Premises caused by such removal, failing such repair by Tenant, Landlord may repair the Premises and Tenant shall pay the cost thereof to Landlord within thirty (30) days of receipt of an invoice, together with five percent (5%) of such cost for Landlord's overhead. Interest at the rate set forth in
          Section 26(h) shall accrue commencing at the expiration of such thirty (30) day period. Landlord shall, at the time of its consent to any installations, additions, partitions, fixtures or improvements given pursuant to Section 11 hereof or the Workletter, provide Tenant with written notice stating whether or not Landlord shall require Tenant to remove the same upon termination of this Lease (except no such removal will be required if such installations, additions, partitions, fixtures or improvements are of at least building standard quality, as reasonably determined by Landlord), and if such removal is required, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions and fixtures designated in such notice and repair any damage to








          the Premises caused by such removal, failing which either Landlord or Main Landlord, as the case may be, may remove the same and repair the Premises and Tenant shall pay the expense to Landlord or Main Landlord, as the case may be, (but not both) of doing the same.

                    (c) Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or seven (7) days following termination of this Lease or Tenant's right of possession, whichever might be earlier, failing which either Landlord or Main Landlord (but not both) may do so in accordance with the terms and provisions hereof or of the Main Lease and thereupon the provisions of Section 15(f) shall apply.

                    (d) All obligations of Tenant pursuant to this Section 7 shall survive the expiration of the Term or sooner termination of this Lease; provided, however, if Landlord has not made a written claim against Tenant within ninety (90) days after the expiration of the Term or termination of the Lease, all such obligations of Tenant under this Section 7 shall terminate and Landlord shall have no further rights with respect to the foregoing. Nothing contained herein shall relieve Tenant from its obligations pursuant to Section 2(f) hereof.

                    8. Holding Over. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof subsequent to the expiration of the Term, an amount which is two hundred percent (200%) of the amount of Rent, as set forth in Sections 1 and 2 hereof, for each day (computed on a year of 365 days) applicable to that portion of the Premises being held-over. Tenant shall also pay all direct actual damages and consequential damages sustained by Landlord by reason of such retention. Nothing contained in this Section shall be construed or operate as a waiver of Landlord's right of re-entry or any other legal or equitable right or remedy to gain possession of that portion of the Premises being held-over. In no event shall consequential damages payable by Tenant under this Section 8 exceed the total amount of damages which Landlord is liable to pay Main Landlord under the Main Lease as a result of such holdover.

                    9.  Rules and Regulations.

                    (a) Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 10 hereof (and the rights reserved to Main Landlord contained in Section 10 of the Main Lease) and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Exhibit J of the Main Lease and any








          additional rules and regulations applicable to Tenant as shall be adopted by Landlord pursuant to Section 10 of this Lease (and/or Main Landlord pursuant to and in accordance with Section 10 of the Main Lease) (collectively, "Rules and Regulations").

                    (b) Any violation by Tenant of any of the Rules and Regulations may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said Rules and Regulations. Landlord shall use its reasonable efforts to cause Main Landlord to enforce, in accordance with the terms and provisions of the Main Lease, those Rules and Regulations which are adopted by Main Landlord against any other tenant. The cost of such enforcement shall be an Expense hereunder, provided that (i) all leases with tenants in the Building shall contain a provision specifying that such tenant shall be liable for all costs and expenses, including attorneys' fees incurred, by Main Landlord in enforcing the Rules and Regulations against such tenant and (ii) Main Landlord uses reasonable efforts to collect such costs, fees and expenses.

                    (c) Landlord agrees not to discriminate against Tenant in the approval, adoption or enforcement of any Rules and Regulations adopted by it and applicable to all other subtenants of the Main Premises or approved by it under the Main Lease and applicable to the Premises.

                    10. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable at its election with prior written notice to Tenant:

                    (a) The location and style of the suite number and identification sign or lettering for the Premises occupied by the Tenant (and any other signage) shall be subject to the approval of Landlord and (to the extent required under the Main Lease) Main Landlord which approval as to Landlord shall not be unreasonably withheld; provided, however, Tenant shall have the right, without the prior consent of Landlord, to install signs within the Premises on the floors of the Premises consisting of complete floors.

                    (b) To retain at all times, and, subject to the provisions of subsection (d) below, to use in appropriate instances, passkeys to the Premises.

                    (c) To exhibit the Premises (on reasonable notice to Tenant) to prospective assignees and mortgagees.

                    (d) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other service to be provided to Tenant hereunder








          subject, however, (with the exception of janitor service) to the following:

                    (i) The Landlord will give an employee designated in writing by the Tenant, advance oral notice of its desire to enter the Premises and the purposes for such entry; and

                    (ii) The Landlord agrees that neither it nor any of its representatives, employees, invitees or agents will enter into or move about the Premises unless accompanied by a representative of the Tenant; and

                    (iii) The Landlord agrees that if, prior to such entry, it is impracticable for the Tenant to secure classified or confidential material, the Tenant may prevent the Landlord from access to the area where such material is located until same is secured; provided, however, that in the event of an emergency, the Tenant will secure the same promptly; and

                    (iv) The Landlord will use all reasonable efforts not to disturb the Tenant's use and occupancy of the Premises; and

                    (v) Notwithstanding the foregoing, Tenant agrees that Landlord shall have immediate access to the Premises in the event of an emergency. Tenant agrees to provide Landlord with a reasonable means of access for such emergencies.

                    (e) Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Main Premises or any part thereof. During such work described herein, Landlord may enter the Premises, subject to the requirements of Section 10(d)(i)-(v), and take into and upon or through any part of the Building, including the Premises, all materials that may be necessary for such work. Landlord shall, at its expense, repair all damage caused by Landlord to the Premises (and cause Main Landlord to repair all damage caused by Main Landlord) and restore the Premises to their original condition. Landlord and/or Main Landlord, as the case may be, shall obtain all appropriate insurance or cause its contractors to carry such insurance. All such work shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. Landlord or Main Landlord may, at their option, make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours; provided, however, if the conduct of Tenant's business is materially and adversely affected by same, at Tenant's reasonable request, such









          work (other than emergency work) shall be done during other than business hours, at no cost or expense to Tenant.

                    (f) To designate parking spaces in the Building for the exclusive use of one or more subtenants (subject to Tenant's rights herein set forth).

                    (g) From time to time to make and adopt on a non-discriminatory basis such reasonable rules and regulations for the protection and welfare of the Main Premises and its subtenants and occupants, as the Landlord may reasonably determine and not solely or primarily for the benefit of Landlord, and the Tenant agrees to abide by and comply with all such reasonable rules and regulations.

                    11.  Alterations.

                    (a) Except with respect to work being performed by or on behalf of Tenant pursuant to, and in accordance with, the Workletter, Tenant shall not make alterations, improvements and additions in the Premises including, but not limited to HVAC, electrical and plumbing systems, and fire, smoke detection and temperature control systems ("Alterations") without Landlord's advance written consent in each instance, which approval shall not be unreasonably withheld, and (to the extent required under the Main Lease) the consent of the Main Landlord. Landlord shall not be deemed to have acted unreasonably if it withholds its consent because: Main Landlord has disapproved such Alteration (to the extent Main Landlord's approval is required); such work when completed by Tenant will, in the reasonable opinion of Landlord or Landlord's architect, adversely affect building systems or the structure or safety of the Building and its occupants; such work will increase Landlord's or Main Landlord's cost of furnishing services (unless Tenant agrees to reimburse Landlord or Main Landlord, as the case may be, for such increased costs) or otherwise will materially adversely affect Landlord's or Main Landlord's ability to furnish services to Tenant or other tenants. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall have thirty (30) days within which to review, and have its consultants review, the proposed Alterations and Landlord shall be entitled to reimbursement for its reasonable costs incurred in such review and determination, plus five percent (5%) of such costs for Landlord's overhead. In no event shall Tenant be required to pay or reimburse both the Landlord and the Main Landlord for the same matter nor shall Tenant's cost with respect to such matters exceed the cost which Landlord would have been required to pay to Main Landlord under the Main Lease. Landlord agrees to proceed diligently with such review and to inform Tenant of its consent or disapproval promptly. Notwithstanding the foregoing, Tenant may make the








          alterations, improvements or additions to the Premises as listed below without the Landlord's or Main Landlord's consent:

                    (i)  Activate, cap or relocate voice/data outlets;

                    (ii) Minor alteration of interior tenant space walls
               and wall/power/voice/data outlets and circuits as long as equipment connected to said outlets does not affect HVAC;

                    (iii) Relocate light fixtures (minor relocations not
               affecting switching);

                    (iv) Minor relocation of air diffusers within flex
               range;

                    (v) Repainting, wallpapering or recarpeting of the Premises;

                    (vi) Minor carpentry such as decorating, picture
               hanging, furniture/cabinet securing, carpet changes and repainting and re-wallpapering not covered by (v) above; and

                    (vii) All furniture additions, removals or relocations,
               including wall panel systems.

                    Items (i) through (v) are hereinafter referred to as "Non-Structural Alterations". Except as set forth in the next sentence, Tenant shall notify Landlord with specificity in writing of all Non-Structural Alterations at least twenty-four
          (24) hours prior to their commencement including, without limitation, the nature and location of the Non-Structural Alterations. Tenant shall notify Landlord of Non-Structural Alterations described in (i) above on a monthly basis. Tenant shall also promptly notify Landlord of any material changes to the Non-Structural Alterations previously described to Landlord.

                    (b) All work of the nature herein contemplated may be done by contractors chosen by Tenant; provided, however, the Tenant's choice of contractors shall be subject to the approval of Landlord and Main Landlord (to the extent required under the Main Lease), which approval, as to Landlord, shall not be unreasonably withheld. All contractors chosen by Tenant shall be of good reputation, have financial capacity to complete the work, be experienced in the area of work for which they have been hired, shall to the extent relevant, be familiar with high-rise construction, have good labor relations and utilize union labor. Tenant shall supply Landlord prior to commencement of the work with copies of all contracts and warranties with respect to Alterations and permits required in connection with such work and evidence of insurance coverage, including coverage of Landlord and Main Landlord as additional insured parties. Working drawings and specifications with respect to Alterations shall be








          prepared at Tenant's expense by architects or engineers retained by Tenant and approved by Landlord and Main Landlord (to the extent required under the Main Lease), which approval, as to Landlord, shall not be unreasonably withheld. Within a reasonable time after a request by Tenant, Landlord shall provide, at no cost to Tenant, all base building information, drawings and specifications in Landlord's possession (and will request Main Landlord to provide, at no cost to Tenant, copies of any other base building information, drawings and specifications in Main Landlord's possession), to the extent the same are reasonably requested by Tenant. After completion of the Alterations, Tenant shall furnish Landlord with final construction drawings marked to show all changes. If reasonably requested by Landlord, Tenant shall furnish Landlord on completion thereof with field drawings and plans and specifications, if any, for information purposes only. In the event Tenant elects to use contractors employed by Landlord or Main Landlord for Alterations, then Tenant shall pay the cost of such work plus a fee to Landlord or Main Landlord, as the case may be (but not both) as set forth in Landlord's or Main Landlord's, as the case may be, bid for such work. In the event Tenant employs its own contractors, then neither Landlord nor Main Landlord shall be entitled to any fee but, Tenant shall reimburse Landlord for its reasonable out-of-pocket costs and expenses in connection with its supervision of only the structural portions of the Alterations.

                    (c) All work of the nature herein contemplated shall be at Tenant's expense, and shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All work done by Tenant or its contractors pursuant hereto shall be done in a first-class workmanlike manner, using only premium grades of materials at least equal to the building standards described on Attachment A to the Workletter of the Main Lease and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies and the Rules and Regulations. Tenant shall obtain all appropriate insurance or cause its contractors to carry such insurance. Tenant shall defend and hold Landlord, Main Landlord, their agents and employees harmless from all costs, damages, liens and expenses related to such work.

                    12.  Assignment and Subletting.

                    (a) Except as hereinafter provided, Tenant shall not, without the prior written consent of Landlord and Main Landlord (to the extent Main Landlord's consent is required under the Main Lease) in each instance, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge,








          hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or
          (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 4 of this Lease. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. The foregoing provisions shall apply to any permitted assignee or subtenant of Tenant (including, without limitation, any Permitted Transferee).

                    (b) Without thereby limiting the generality of the foregoing provisions of this Section 12, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

                    (c) Consent by Landlord to any assignment, subletting, use or occupancy, or transfer or assignment, subletting or transfer by Tenant which is permitted hereunder without Landlord's consent, shall not be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.

                    (d)  Tenant shall, by notice in writing
          ("Assignment/Sublease Notice"), advise Landlord of its intention to assign this Lease or sublet any part or all of the Premises. Landlord will not unreasonably withhold or delay its consent to Tenant's assignment of this Lease or subletting of the space covered by its Assignment/Sublease Notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because: (i) Tenant is then in default hereunder (for purposes of this Section 12, "default" shall mean either (x) a material default which is not cured or (y) a Default); (ii) the proposed use of the Premises by the subtenant or assignee does not conform with the use set forth in Section 4 hereof; (iii) in the reasonable judgment of Landlord, the








          proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building as a first-class non-institutionally owned office building; (iv) the proposed use by the subtenant or assignee is prohibited by the Chicago, Illinois zoning ordinance; (v) the proposed use by the subtenant or assignee is not consistent with first-class non-institutionally owned office buildings in the central business district area of Chicago, Illinois; (vi) the proposed use by the subtenant or assignee involves the sale of food or liquor for consumption on the Premises by other than employees or guests; (vii) the proposed use by the subtenant or assignee is an amusement establishment or a "sexually-oriented business establishment"; (viii) the proposed use by the subtenant or assignee involves increases in pedestrian traffic through the common areas of the Building to the extent that a material increase in security or janitorial service is necessary; (ix) Main Landlord has withheld its consent to Tenant's proposed assignment of this Lease or subletting of the space covered by the notice (to the extent such consent is required under the Main Lease); or (x) the proposed use by the subtenant or assignee is for the provision, sale, lease or manufacture of (1) telecommunication equipment or services, (2) data processing equipment or services or (3) typewriting equipment; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any other reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples. Tenant shall furnish Landlord with copies of all documents relating to any such sublease or assignment including financial statements of the assignee or subtenant if requested by Landlord.

                    (e) Tenant shall remain obligated under this Lease in the event of any sublease or assignment; provided, however, Tenant shall be released from liability hereunder in the event of an assignment of all of its right, title and interest in this Lease to a Permitted Transferee in accordance with Section 12(f) below. Each such sublease or assignment shall contain a covenant by the sublessee or assignee to comply with the terms of this Lease and the Main Lease insofar as they relate to such sublessee or assignee.

                    (f) Notwithstanding the foregoing provisions, Landlord agrees that any assignment of this Lease, once or successively, to an entity as a result of a merger, consolidation or sale of all or substantially all of the assets of Tenant shall not require Landlord's consent, provided that: (i) such entity, immediately following such merger, consolidation or sale, has total assets of not less than Four Hundred Million and 00/100 Dollars ($400,000,000.00), (ii) such entity, immediately following such merger, consolidation or sale, has a Net Worth (as herein defined), reasonably determined by Landlord, which is equal to or in excess of One Hundred Forty Million and 00/100








          Dollars ($140,000,000.00), and (iii) the conditions specifically set forth in Section 12(d)(i), (ii), (iv), (v), (vi), (vii) and
          (x) are satisfied (such entity herein called a "Permitted Transferee"). The phrase "Net Worth", as used herein, shall mean total assets minus total liabilities as determined in accordance with generally accepted accounting principles. Such Permitted Transferee shall be subject to all of the terms and conditions of this Lease and shall in writing agree to assume and to comply with the terms of this Lease. At least thirty (30) days prior to the effective date of any assignment to a Permitted Transferee, Tenant shall give Landlord and Main Landlord notice of the identity of such Permitted Transferee and evidence, reasonably satisfactory to Landlord, of the total assets and Net Worth of such Permitted Transferee.

                    (g) If Tenant shall sublet the Premises or any part thereof in accordance with the terms and provisions of this Lease at a Net Rental Rate (as hereinafter defined) in excess of the Rent due hereunder ("Excess Net Rent"), then Tenant shall be entitled, as long as Tenant is not in Default hereunder, to retain such Excess Net Rent. Upon and during the continuance of a Default hereunder by Tenant, any and all Excess Net Rent collected shall immediately become the property of and be payable to the Landlord. The phrase "Net Rental Rate" shall mean any and all rent and other consideration paid or payable by the applicable subtenant after reimbursement to the Tenant for any reasonable and out-of-pocket costs and expenses incurred by the Tenant in connection with such subletting for: (a) tenant improvements, and (b) leasing commissions.

                    (h) Without in any way limiting the foregoing provisions of this Section 12, the Tenant agrees that, in connection with any transfer by Tenant of all or substantially all of the assets of Tenant to another entity, Tenant shall transfer to such entity, and such entity shall assume, all of Tenant's right, title and interest in this Lease. Any transfer of all or substantially all of the assets of Tenant without a corresponding transfer to such entity, and the assumption by such entity, of this Lease shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Section 12, including the requirement, if any, that Tenant obtain Landlord's prior written consent thereto.

                    13.  Damage or Destruction by Casualty.

                    (a)(i) If the Premises or any part of the Building or machinery or equipment used in operation of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to cause the Main Landlord to repair and restore the same with reasonable promptness to the extent the Main Landlord is obligated to do so








          in accordance with, and subject to, the terms and provisions of the Main Lease, subject to Force Majeure and reasonable delays for insurance adjustment. Notwithstanding the foregoing, if the Premises or the portion of the Building so damaged which renders the Premises unusable are not repaired or restored by the Main Landlord as aforesaid within two hundred eighty (280) days from the date of damage, then, notwithstanding anything contained herein to the contrary, Tenant shall have the right to terminate this Lease, by written notice to the Landlord not later than twenty (20) days after the expiration of said two hundred eighty
          (280) day period but in any event prior to substantial completion of such repair or restoration work. Such termination shall be effective as of the date of such notice. Rent shall abate from the date of such damage.

                    (ii) If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete such repair and restoration of such damage and shall, by written notice, advise Tenant of such estimate; provided, however, such estimate shall be based upon Main Landlord's estimate delivered pursuant to Section 13 of the Main Lease. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred eighty (280) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within ten (10) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, or the Main Lease is terminated pursuant to
          Section 13 of the Main Lease, Landlord shall proceed with reasonable promptness to cause the Main Landlord to repair and restore the Premises to the extent the Main Landlord is obligated to do so in accordance with, and subject to, the terms and provisions of the Main Lease, subject to reasonable delays for insurance adjustments and Force Majeure, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred eighty (280) days so long as Landlord or Main Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything contained herein to the contrary, if the Premises are not repaired or restored as aforesaid within three hundred sixty (360) days after the date of such fire or other casualty, then Tenant may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to








          Landlord not later than twenty (20) days after the expiration of said three hundred sixty (360) days, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Section 13 to repair or restore (or to cause the Main Landlord to repair and restore) any portion of the Premises Restoration Work (as hereinafter defined), (b) Tenant shall not have the right to terminate this Lease pursuant to this
          Section 13 if the damage or destruction was caused by the neglect, intentional act or omission of Tenant, its agents or employees, and (c) in the event Landlord elects to terminate this Lease pursuant to Section 13(ii) above, or the Main Lease (in its capacity as a tenant thereunder) pursuant to Section 13 thereof, then, concurrently with the exercise by Landlord of its termination right under the Main Lease or this Lease (as the case may be), and provided that: (1) Tenant is not in Default hereunder (either at the time of the fire or other casualty or at the time Landlord elects to terminate as aforesaid), and (2) the fire or casualty giving rise to the termination of this Lease was not caused by the neglect, intentional act or omission of Tenant, its agents or employees, Landlord shall pay to Tenant, in a lump sum, an amount equal to the amount, if any, by which: (A) the most recent determination of the Fair Market Rent (as defined and determined in accordance with Section 43 hereof) for the Rentable Area of the Premises for the remainder of the Term of this Lease (not including any Option Terms) discounted to present value on the basis of an eight percent (8%) per annum discount, exceeds
          (B) the Base Rent under this Lease for the remainder of the Term of this Lease (not including any Option Terms) discounted to present value on the basis of an eight percent (8%) per annum discount (herein referred to as the "Casualty Termination Payment"); provided, however, in no event will the Casualty Termination Payment exceed the following limits: if the termination occurs anytime during the (i) period from the date hereof through and including the first Lease Year = $15,000,000.00, (ii) second Lease Year = $13,000,000.00, (iii)
          third Lease Year = $11,000,000.00, (iv) fourth Lease Year = $9,000,000.00, (v) fifth Lease Year = $7,000,000.00, (vi) sixth
          Lease Year = $5,000,000.00, (vii) seventh Lease Year = $3,000,000.00, and (viii) eighth Lease Year through and including the end of the Term = $0.00. The Casualty Termination Payment shall be due and payable by Landlord to Tenant as aforesaid within twenty (20) business days after the election by Landlord to terminate this Lease or the Main Lease as aforesaid (as the case may be).

                    (b) In the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 13 (or the Main Lease shall not be terminated pursuant to Section 13 of the Main Lease) by reason of such damage, then Rent shall abate during the period beginning with the date of such damage








          and ending with the Main Landlord Completion Date (as defined below), subject to an additional abatement period as set forth in
          Section 13(c) below. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises rendered untenantable, unfit or inaccessible for use by Tenant with respect to each floor of the Premises bears to the entire Premises. Rent shall not recommence as to the damaged portion of such floor until the Main Landlord Completion Date for such damaged portion (subject to an additional abatement period as set forth in Section 13(c) below); provided, however, that Landlord shall not be responsible for, and rental shall not abate during any delay in substantial completion caused by Tenant or its agents or employees. In the event of termination of this Lease pursuant to this Section 13, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

                    (c) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions, then, commencing on the date the Main Landlord substantially completes ("Main Landlord Completion Date") its repair and restoration obligations pursuant to, and in accordance with, the Main Lease ("Main Landlord's Restoration Work"), Tenant shall repair and restore any and all alterations, additions and improvements required to return the Premises to their condition prior to the fire or other casualty (with such modifications or alterations as Tenant may desire to make subject to, and in accordance with, Section 11 hereof but excluding the need to restore any specialized communication equipment, alternative power source equipment and any other machinery or equipment used in connection with Tenant's business) which are not included in the Main Landlord's Restoration Work ("Premises Restoration Work"). Tenant shall be entitled to an additional abatement of Rent hereunder for a period equal to the lesser of: (i) one hundred and five (105) days after the Main Landlord Completion Date, or (ii) the number of days after the Main Landlord Completion Date reasonably necessary to substantially complete the Premises Restoration Work (as reasonably determined by the Tenant's Architect (as hereinafter defined)). Landlord agrees to deposit into an escrow at Chicago Title and Trust Company (pursuant to an escrow agreement mutually satisfactory to Landlord and Tenant) ("Restoration Escrow") the amount of any insurance proceeds received by Landlord to the extent such proceeds relate to the Landlord Restoration Obligation (as hereinafter defined) (as reasonably determined by the Tenant's Architect); provided, however, to the extent such proceeds are insufficient, in the reasonable opinion of the Tenant's Architect, to complete the Landlord Restoration Obligation, the Landlord agrees to deposit the amount of the deficiency into the Restoration Escrow (the amounts deposited in the Restoration Escrow by Landlord pursuant to this sentence are herein referred to as the "Landlord Restoration Amount"). In the event Landlord








          disputes the amount to be paid by the Landlord as determined by the Tenant's Architect pursuant to the foregoing sentence, the terms and provisions of subsection 13(e) below shall resolve said dispute. The cost of the Restoration Escrow shall be paid for by Landlord. Interest shall accrue on the Landlord Restoration Amount for the benefit of Landlord. Tenant shall be entitled to disbursements from the Restoration Escrow in an amount equal to the amount actually spent by Tenant in completing the Landlord Restoration Obligation, subject to, and in accordance with, the following terms and conditions: (1) Tenant shall be entitled to no more than two (2) disbursements from the Restoration Escrow:
          (A) the initial disbursement ("Initial Disbursement") shall occur at the time when the Tenant's Architect issues a certificate in favor of Landlord and Tenant that the Premises Restoration Work has been at least fifty percent (50%) completed in accordance with the plans and specifications approved by Landlord ("Initial Certificate") which Initial Disbursement shall be in an amount not to exceed fifty percent (50%) of the total amount allocated to complete the Landlord Restoration Obligation, and (B) the final disbursement ("Final Disbursement") shall occur at the time when the Tenant's Architect issues a certificate in favor of Landlord and Tenant that the Premises Restoration Work has been substantially completed in accordance with the plans and specifications approved by Landlord (other than minor punchlist items) ("Final Certificate"), and (2) prior to both the Initial Disbursement and Final Disbursement (collectively, the "Disbursements"), Tenant shall have delivered to Landlord (in form and substance reasonably satisfactory to Landlord) the following: (A) the Initial Certificate or Final Certificate (as the case may be), (B) a certificate from the Tenant's Architect that the amount of the Disbursement requested by the Tenant from the Restoration Escrow is attributable solely to the Landlord Restoration Obligation (provided that in the event Landlord disputes the amount set forth in said certificate, the terms and provisions of subsection 13(e) below shall resolve said dispute),
          (C) mechanic's lien waivers, contractor's statements, a photocopy of the invoices and other back-up information reasonably requested by Landlord (to the extent such other back-up information is maintained and available to Tenant) in support of the amount requested by Tenant in connection with the applicable Disbursement, and (D) any of the "Disbursement Documentation" described in Section 6(b) of the Workletter. In the event the Landlord Restoration Amount is insufficient to pay in full the amount required to reimburse the Tenant for the completion of the Landlord Restoration Obligation, and provided that the Landlord has received the certificates and other information set forth above, the Landlord shall promptly pay to Tenant the amount of the deficiency. In the event, after reimbursement to Tenant of the amount required to fully pay the Landlord Restoration Obligation as aforesaid, there remains any Landlord Restoration Amount in the Restoration Escrow, the amount so remaining shall be promptly returned to Landlord. The term "Landlord Restoration








          Obligation" as used herein shall mean that portion of the Premises Restoration Work which is attributable to the repair and restoration of the Premises to substantially the same condition which existed prior to the applicable fire or casualty, but specifically excluding the following: (y) any alterations, improvements or other work done by or on behalf of Tenant including, without limitation, pursuant to Section 11 hereof or the Tenant Work as reflected on the Plans (as defined in the Workletter) and including, without limitation, the repair and restoration of any portion of the Premises which has been demolished by Tenant, and (z) the Main Landlord's Restoration Work. The parties hereto acknowledge that Exhibit A attached hereto accurately describes the floor plan and layout of the Premises as of the date hereof. Tenant agrees to proceed diligently in completing any and all Premises Restoration Work and shall furnish to Landlord (and Main Landlord, to the extent required under the Main Lease), for their review and reasonable approval, any and all plans and specifications in connection with the Premises Restoration Work. Unless Landlord shall furnish Tenant written notice of its disapproval specifying the disapproved items and the corrective action needed for such Landlord approval within twenty (20) business days from Landlord's receipt of the plans and specifications for such Premises Restoration Work, such plans and specifications shall be deemed approved by Landlord. In addition, any and all contractors performing all or any part of the Premises Restoration Work shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, which approval shall be deemed given if not objected to within twenty (20) business days from Landlord's receipt of the contractor listing. In addition to the one hundred and five (105) day abatement period set forth in this Section 13(c) for the completion of the Premises Restoration Work, Tenant shall be given a day-for-day abatement of Rent for each day beyond the aforesaid twenty (20) business day period that Landlord unreasonably withholds its consent to any contractor submitted to Landlord for approval by Tenant.

                    (d) Notwithstanding the foregoing, and subject to the terms and provisions below, in the event any fire or casualty damage which renders the Premises untenantable occurs during the last Lease Year of this Lease, the Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof within thirty (30) days after the date of any such fire or casualty damage; provided, however, the foregoing provisions of this Section 13(d) shall not apply in the event: (i) the damage or destruction was caused by the neglect, intentional act or omission of Tenant, its agents or employees, or (ii) Tenant has exercised its Extension Option as set forth in Section 42 hereof and/or its Direct Lease Option as set forth in Section 2.3 of the Direct Lease Option and Consent Agreement.







                    (e) Any dispute specifically required by the terms of this Lease to be resolved by the terms and provisions of this Section 13(e), shall be resolved as follows: Each of Landlord and Tenant shall select an architect (which in the case of Tenant may be Tenant's Architect) who is licensed in the State of Illinois, which selections shall be made within ten (10) days of notice given by either party that the dispute be resolved in accordance with this Section 13(e). The two (2) architects selected by Landlord and Tenant as aforesaid shall, within ten (10) days of their selection, select a third architect who is licensed in the State of Illinois. The matter in dispute shall then be submitted to the aforesaid panel of three (3) architects. If the matter in dispute involves the determination of a dollar amount, each architect shall, within ten (10) days of their selection, render its decision of such dollar amount. The average of the determinations of the three (3) architects as aforesaid shall be the dollar amount for the purposes hereof, but in no event more than the amount initially determined by the Tenant's Architect. In the event Landlord is disputing only a portion of the amounts determined by Tenant's Architect, the amounts which are not in dispute shall be acceptable for the purposes set forth herein. With respect to any amounts determined by Tenant's Architect which are disputed by Landlord as aforesaid, in the event the determination made by the three (3) architect procedure described in this Section 13(e) equals that of the determination initially made by the Tenant's Architect, and Tenant has pursuant to the terms hereof disbursed such amount and is entitled to reimbursement of such amounts from Landlord pursuant to the terms hereof, Landlord agrees to pay interest to Tenant on the amounts so disbursed at the rate set forth in Section 26(h) hereof from the date of the disbursement by Tenant to the date of the reimbursement by Landlord as aforesaid.

                    (f) Notwithstanding the foregoing, in the event of any fire or other casualty occurring on or before the Possession Date, the terms and provisions of Section 25(b)(iii) shall apply to the extent of any inconsistencies with this Section 13.

                    14. Eminent Domain. If the entire Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purposes, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If (i) any part of the Real Property is taken such that reasonable access to the Premises for the conduct of Tenant's business is no longer possible, or (ii) there is a taking of a portion of the Premises (but not substantially all) and Tenant determines that, in its reasonable judgment, continued occupancy of the balance of the Premises would not be sufficient for the beneficial conduct of Tenant's business therein, then Tenant shall have the right to terminate this Lease by written notice to Landlord no later than twenty
          (20) days after the effective date of such taking, such termination to be effective upon service of such notice. If any






          condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord's reasonable opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to substantially remodel the Building to conform to the taking, damage or changed grade, and provided further that Main Landlord has terminated leases on at least twenty-five percent (25%) of the Rentable Area of the Building (excluding the Premises), then Landlord shall have the right to terminate this Lease upon not less than sixty (60) days' written notice prior to the date of termination designated in the notice. In any of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination. In the event of a taking of part (but not substantially all) of the Premises and neither Landlord nor Tenant has exercised its termination rights (and the Main Lease has not been terminated pursuant to Section 14 thereof), Rent shall abate in proportion to the area of the Premises so taken from and after the effective date of the taking. Further, in such event, Landlord shall promptly cause the Main Landlord to repair and restore the remaining portion of the Premises to an architectural whole in accordance with, and subject to, the terms and provisions of the Main Lease. In the event Landlord fails to cause the Main Landlord to repair and restore the remaining portion of the Premises as aforesaid within three hundred sixty (360) days after such taking, then Tenant may terminate this Lease by written notice to Landlord within twenty
          (20) days after the expiration of such three hundred sixty (360) day period, but prior to substantial completion of the repair or restoration work.

                    Notwithstanding the termination of this Lease as aforesaid, Landlord and Tenant hereby agree that Tenant shall not have a right to share in the condemnation award; provided, however, in the event Landlord receives any portion of the Award Balance (as defined in the Main Lease), Tenant shall be entitled to receive a percentage of the Award Balance recovered by Landlord equal to the Rentable Area within the Premises affected by such eminent domain proceeding divided by the total Rentable Area within the Main Premises affected by such eminent domain proceeding.

                    If the use and occupancy of the whole or any material part of the Premises is temporarily taken for a public or quasi-public use for a period in excess of twelve (12) months, then at the Tenant's option to be exercised in writing and delivered to the Landlord not later than forty (40) days after the date the Tenant is notified in writing of such taking, this Lease and the Term remaining hereunder shall terminate as of the date possession is taken. If this Lease remains in effect, the Tenant shall be entitled to a proportionate abatement of Rent.








                    15.  Default:  Landlord's Rights and Remedies.

                    (a) The occurrence of any one or more of the following matters constitutes a default by Tenant under this Lease ("Default"):

                    (i) Failure by Tenant to pay any past due Rent within five (5) days after written notice thereof from Landlord to Tenant that same is due hereunder; provided, however, that if Tenant fails to pay the Rent when due more than three (3) times in one calendar year, then for the balance of such year there shall be no five (5) day grace period;

                    (ii) Failure by Tenant to pay, within five (5) days
               after written notice thereof from Landlord to Tenant, any other past due moneys required to be paid by Tenant under this Lease unless a longer period is specifically stated herein;

                    (iii) Failure by Tenant to cure an unpermitted
               assignment or subletting as set forth in Section 12 within twenty (20) days after written notice thereof from Landlord to Tenant;

                    (iv) Failure by Tenant to cure forthwith, immediately
               after receipt of written notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

                    (v) Failure by Tenant to observe or perform any other non-monetary covenant, agreement, condition or provision of this Lease, if such failure shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, except that if such default (other than defaults which create situations dangerous to persons or property) cannot be cured within said twenty (20) day period, this period shall be extended, provided that Tenant commences to cure such default within the twenty (20) day period and proceeds diligently thereafter to effect such cure ("Extended Cure Period"); provided, however, Landlord may terminate such Extended Cure Period on written notice to Tenant at any time after expiration of eighty (80) days from the first notice of default sent to Tenant if any of the following have occurred due to Tenant's default: (1) Main Landlord is in default under any First Mortgage or any Second Mortgage (as such terms are defined in the Main Lease), (2) Main Landlord is in default under any other space lease in the Building or Landlord is in default under any other sublease of the Main Premises, (3) such default materially and adversely affects Main Landlord's ownership, maintenance, management, repair or operation of the Building or Landlord's leasehold interest in the Main Premises, or (4) Landlord is in default under the Main Lease or any Leasehold Mortgage (as hereinafter defined);






                    (vi) The levy upon, either under execution or the
               attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, except as may be permitted herein, which lien shall not be released or discharged within sixty
               (60) days from the date of such filing;

                    (vii) The Tenant becomes insolvent or bankrupt or makes
               an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of its property;

                    (viii) A trustee or receiver is appointed for the
               Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

                    (ix) Bankruptcy, reorganization, arrangement,
               insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (A) by the Tenant or (B) against the Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution.

                    (b) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law.

                    (i) Landlord may terminate this Lease by giving to Tenant ten (10) days, prior written notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

                    (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating this Lease by giving Tenant ten (10) days, prior written notice that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                    (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from the Tenant under any of the provisions of this Lease.










                    (c) If Landlord exercises either of the remedies provided for in subparagraphs (i) and (ii) of the foregoing
          Section 15(b), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom.

                    (d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for all Additional Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, the Landlord shall comply with all requirements of the law with respect to mitigation of damages in reletting of the Premises or any part thereof for the account of the Tenant for such Rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in the Landlord's reasonable discretion shall determine, and the Landlord shall not unreasonably withhold its consent to any assignee or subtenant proffered by Tenant, provided such assignee or subtenant is financially capable of satisfying Tenant's obligations hereunder and would not otherwise be objectionable under Section 12(d). Also in any such case, the Landlord may make reasonable repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and, in connection therewith, change the locks to the Premises and the Tenant shall upon receipt of an invoice pay the cost thereof to the extent set forth in the next sentence together with the Landlord's reasonable expenses of reletting. Tenant shall be required to pay for such repairs, alterations, additions and redecoration only to the extent the cost of the same does not exceed the cost of demolition plus the cost of building standard improvements in effect at such time, and shall be obligated to pay all of Landlord's expenses of re-entry and the cost of reletting, including, but not limited to, brokerage commissions. Landlord may collect the rents from any such reletting and apply the same to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to








          Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                    (e) In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 15(b) Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the unamortized portion of Landlord's Allowance (as defined in the Workletter attached hereto as Exhibit "B" and made a part hereof), (y) the aggregate sum which, at the time of such termination, represents the excess, if any, of the present value of the aggregate Rent at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 1 and 2 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term; such present worth to be computed in each case on the basis of an 8% per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including, without limitation, reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent, and any damages suffered by Landlord under the Main Lease as a result of such default by Tenant.

                    (f) All property owned by Tenant and removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such








          property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's option, (i) be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale without further payment or credit by Landlord to Tenant; or (ii) be removed by Landlord at Tenant's sole expense.

                    (g) Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, reasonably incurred in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord, without Landlord's fault, to become involved or concerned.

                    (h) In the event that Tenant shall be adjudged bankrupt, or a trustee in bankruptcy shall be appointed for Tenant, the provisions of Section 29 hereof shall apply.

                    16. Mortgagee Protection. Tenant agrees to give any holder of any First Mortgage, the holder of any Second Mortgage and the holder of any Leasehold Mortgage (as defined in the Main Lease) by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such First Mortgage holder, such Second Mortgage holder or Leasehold Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such default within the applicable grace period, or if no grace period is specified, within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, but in no event beyond sixty (60) days after such notice), then the holder of the First Mortgage and/or the holder of any Leasehold Mortgage shall have sixty (60) days beyond the initial thirty
          (30) day period within which to cure or correct such default if, in their sole and absolute discretion, they elect to do so (which sixty (60) day period as to the holder of the First Mortgage and Leasehold Mortgage shall run concurrently). Notwithstanding the foregoing, provided that Tenant continues to have effective use and occupancy of the Premises for the normal operation of Tenant's business, the holder of the First Mortgage shall have sixty (60) days after the date upon which it obtains possession of the Building (and the holder of any Leasehold Mortgage shall have sixty (60) days after which it obtains possession of the Premises) to cure or correct such default, if such default is of such a nature that it cannot be cured by the holder of the First Mortgage and/or the holder of any Leasehold Mortgage until it obtains such possession and such holder of the First Mortgage








          and/or the holder of any Leasehold Mortgage diligently proceeds to pursue its remedies.

                    17. Quiet Enjoyment. Upon payment by the Tenant of the Rent (including Base Rent and Additional Rent), and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and further subject to the provisions of Section 15 hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless, to the terms and conditions of this Lease and the Main Lease.

                    18.  Subrogation and Insurance.

                    (a) Landlord and Tenant agree to use their best efforts (including payment of extra premiums of a reasonable amount) to have all fire and extended coverage and material damage insurance which may be carried by either of them, endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and, providing further, that the insurer waives all rights of subrogation which such insurer might have against the other party.

                    The Landlord and Tenant each hereby waive its right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Building, Premises or contents thereon or therein, to the extent its property is covered by a valid policy of insurance, and to the extent of recovery collectible under such policy (or is otherwise self insured as provided and permitted herein), whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee.

                    (b) Tenant shall carry insurance during the entire Term hereof (including any extensions) insuring Tenant and Landlord, Main Landlord, Landlord's or Main Landlord's agents and beneficiaries and other parties, reasonably requested in writing by Landlord, as their interests may appear, with terms, coverages and in companies reasonably satisfactory to Landlord and with such commercially reasonable increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

                    (i) comprehensive general public liability insurance, including contractual liability, in an amount not less than $10,000,000.00 combined single limit or such other type of








               liability coverage customarily carried by tenants in first class office buildings.

                    (ii) insurance against fire, sprinkler leakage,
               vandalism, and the extended coverage perils for the full replacement cost of all Tenant's leasehold improvements, plus all additions, improvements and alterations thereto, owned or made by or on behalf of Tenant, if any, on the Premises.

                    Tenant shall, prior to the commencement of the Term, furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only ten (10) days prior written notice shall be sufficient).

                    Landlord agrees to cause Main Landlord to maintain during the Term hereof (including any extensions), and subject to, and in accordance with, the terms and provisions of the Main
          Lease: (i) all risk insurance based on full replacement cost of the Building, and (ii) comprehensive general liability insurance, including contractual liability insuring Main Landlord's obligations under the Main Lease, in an amount not less than $25,000,000.00 combined single limit, or such other type of liability coverage customarily carried by landlords of first class office buildings.

                    (c) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises which (i) is thereby prohibited or dangerous to person or property or, (ii) jeopardizes any insurance coverage, or (iii) increases the cost of insurance or requires additional insurance coverage, unless Tenant agrees to pay such increased premium.

                    (d)(i) Notwithstanding anything contained herein to the contrary, Landlord agrees that Tenant (only for so long as Tenant is the Chicago and North Western Transportation Company, a Delaware corporation or any company resulting from a change of name without any material change in assets) may self-insure with respect to all insurance required to be carried by Tenant under this Lease. It is expressly understood and agreed that, except with respect to a Permitted Transferee as set forth in subsection
          (ii) below, the provisions of this Section 18(d) shall not apply with respect to any assignee or subtenant of Tenant.

                    (ii) Notwithstanding the provisions of subsection 18(d)(i) above, Landlord agrees that any Permitted Transferee may








          self-insure for: (A) insurance required to be carried under subsection 18(b)(i) above in an amount not to exceed $5,000,000.00, and (B) insurance required to be carried under subsection 18(b)(ii) above in an amount not to exceed $2,500,000.00, provided that such Permitted Transferee maintains sufficient liquidity, as reasonably determined by Landlord, to pay claims in the amount of the insurance which Tenant would otherwise be required to maintain pursuant to Section 18(b) hereof.

                    19. Nonwaiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the Landlord's rights under the provisions of Section 8, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

                    20.  Estoppel Certificate.

                    (a) Tenant agrees that from time to time upon not less than fifteen (15) days' prior written request by Landlord, Main Landlord, the holder of any First Mortgage, Second Mortgage, Leasehold Mortgage or any ground lessor, Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord, Main Landlord, the holder of any First Mortgage, Second Mortgage, Leasehold Mortgage or ground lessor (as the case may be), a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid;
          (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that, to the best of Tenant's knowledge, the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims (or if there are any offsets or claims, the nature and amount thereof in detail); (v) that there has been no prepayment of Rent; (vi) that there are no actions, whether








          voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and
          (vii) such other matters as may be reasonably requested by the Landlord, Main Landlord, holder of the First Mortgage, Second Mortgage, Leasehold Mortgage or ground lessor. For purposes of this subsection 20(a) only, the time period for curing a default as set forth in subsection 15(v) shall be reduced to a fifteen
          (15) day period.

                    (b) Landlord agrees that, from time to time upon not less than fifteen (15) days prior written request by Tenant (but no more often than one time in any three hundred and sixty day period), Landlord will deliver to Tenant a statement in writing signed by Landlord certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (ii) that, to the best of Landlord's knowledge, the Tenant is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iii) that there has been no prepayment of Rent; and (iv) that there are no actions, whether voluntary or otherwise, pending against Landlord under the bankruptcy laws of the United States or any State thereof.

                    21. Tenant Authorization. Tenant represents that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof.

                    22. Landlord Authorization. Landlord represents that this Lease has been duly authorized, executed and delivered by and on behalf of the Landlord and constitutes the valid and binding agreement of the Landlord in accordance with the terms hereof.

                    23. Real Estate Brokers. Landlord and Tenant represent and warrant that neither party has dealt with any broker in connection with this Lease other than Julien J. Studley, Inc. and Stein & Company Corporate Services, Inc. (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) and agree to indemnify and hold harmless one another from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker, or brokers or finders claiming to have dealt with such parties for any commission alleged to be due such broker or brokers or finders in connection with the negotiation of this Lease.

                    24. Notices. In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be served (x) personally or sent by United States registered or certified mail, postage prepaid, and (y) by








          telecopy at 312/559-6018, in each case addressed, until further notice from Tenant, to Chicago and North Western Transportation Company, One North Western Center, 165 North Canal Street, Chicago, Illinois 60606, Attention: Senior Vice President - Finance and Accounting, with separate counterparts to Tenant at the same address, Attention: Assistant Vice President - Leasing and Office Services, and Attention: Senior Corporate Real Estate Counsel. Mailed communications to Tenant shall be deemed to have been served at the time that same were posted. Any such notice or demand to be given by Tenant to Landlord shall be served (x) personally or sent by United States registered or certified mail, postage prepaid, and (y) by telecopy at (908) 953-9113, in each case addressed, until further notice from Landlord (or any other party to whom Landlord notifies Tenant to be its agent), to Landlord with separate counterparts to AT&T Communications, Inc., c/o AT&T Resource Management Corporation, 222 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attention: District Manager, Real Estate Joint Ventures, and Attention: Senior Attorney, and Stein & Company Asset Services, Inc., Suite 3400, 227 West Monroe Street, Chicago, Illinois 60606, Attention: Vice President/Asset Management, and with a copy to Elizabeth K. McCloy, Esq. or Anthony J. Aiello, Esq., Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. Mailed communications to Landlord shall be deemed to have been served at the time that same were posted. Notwithstanding anything contained in this
          Section 24 to the contrary, unless otherwise notified in the manner provided above, routine communications or payments may be delivered either personally or by United States mail. Delivery (one set only) of plans and other information pursuant to Section 11 hereof or the Workletter may be delivered personally or by United States mail, and in the case of the Landlord, such plans and other information shall be delivered to the office of Stein & Company (or any other party to whom Landlord notifies Tenant to be its agent for this purpose).

                    25.  Delivery of Possession.

                    (a) Possession of the Premises shall be delivered by Landlord to the Tenant on the Possession Date (September 1,
          1995), with the Premises being in broom clean condition, but otherwise in substantially the same condition as the Premises were in on January 27, 1993, ordinary wear and tear excepted, subject to the terms and provisions set forth below and the terms and provisions of Section 3 hereof. Representatives of Landlord and Tenant have jointly inspected the Premises and the Furniture (as hereinafter defined) and jointly had the opportunity to videotape (the "Videos") portions of the Premises and Furniture to the extent allowed by Landlord, which Videos were actually taken by a representative of Landlord on or about June 15, 1993 and are more particularly identified on Exhibit H attached hereto. Landlord and Tenant each have a duplicate copy of the Videos and approve of the Videos as reflecting the general








          condition of the Premises and Furniture as of June 15, 1993. Notwithstanding the fact that the Videos were taken after January 27, 1993 and that they only cover a portion of the Premises and Furniture, Landlord and Tenant mutually agree that (i) the Videos are deemed to have been taken as of January 27, 1993 and (ii) are deemed to reflect the "as-is" condition of the entire Premises and Furniture as of January 27, 1993.

                    (b) Notwithstanding anything to the contrary contained within this Lease, the following provisions of this Subsection 25(b) shall control in the event the Landlord has failed to deliver possession of the Premises to Tenant on the Possession Date as aforesaid:

                    (i) If the Landlord has failed to deliver possession of the Premises to Tenant on the Possession Date as set forth in Subsection 25(a) above for any reason other than a Landlord Delivery Force Majeure Event (as defined below), time being of the essence, then, Landlord shall have until ninety (90) days after written notice from Tenant to Landlord ("Possession Notice") to deliver possession as aforesaid. If, after the expiration of the aforesaid ninety (90) day period, Landlord has not delivered possession of the Premises to Tenant in accordance with Subsection 25(a) above, then Tenant, as its sole and exclusive remedy hereunder, shall have the right, upon written notice given to Landlord on or before the fifteenth (15th) day immediately following the expiration of the aforesaid ninety (90) day period (hereinafter referred to as the "Exercise Date") to either:

                         (A) Terminate this Lease effective as of the date which is fifteen (15) days after the expiration of the aforesaid ninety (90) day period, in which case this Lease shall be of no further force and effect except that Landlord shall pay to Tenant, within twenty (20) business days after the effective termination date, the following amounts as liquidated damages:
          (1) the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), and (2) any and all of Tenant's reasonable and out-of-pocket costs and expenses actually incurred by Tenant in connection with the negotiation and execution of this Lease through and including September 1, 1995 (including, without limitation, design, architectural, engineering, contracting, legal and permit costs and expenses), provided that Tenant furnishes Landlord with a photocopy of the invoices and other back-up information reasonably requested by Landlord (to the extent such other back-up information is maintained by and available to Tenant) (collectively the foregoing amounts are hereinafter referred to as the "Late Delivery Termination Amount"); provided, however, it is understood and agreed that in no event will Tenant be entitled to any recovery for loss of profit or bargain in connection with the termination of the Lease; or








                         (B) Exercise in a reasonably diligent manner any equitable remedies Tenant may have for the purpose of obtaining possession of the Premises (and not for the purpose of obtaining or seeking damages, other than damages attributable solely to the amounts Tenant is entitled to from Landlord pursuant to, and in accordance with, this Section 25(b)(i)(B)), time being of the essence, including a suit or suits in equity for specific performance, in which event: (1) the Commencement Date shall be extended to the date which is three hundred and sixty-five (365) days after the date that Tenant obtains possession of the Premises or possession of the Premises are actually delivered by Landlord to Tenant, whichever is earlier (in each case possession to be given in accordance with Section 25(a) above) (such date being herein referred to as the "Actual Possession Date"), (2) Landlord shall reimburse Tenant, within twenty (20) business days after demand therefore, and upon presentation to Landlord of a photocopy of the invoices and other back-up information reasonably requested by Landlord (to the extent such other back-up information is maintained by and available to Tenant), for any and all reasonable and out-of-pocket costs and expenses incurred by Tenant and attributable to the failure of Landlord to deliver possession of the Premises to Tenant on the Possession Date, time being of the essence; provided, however, in no event shall amounts payable by Landlord under this Subsection (2) exceed an amount equal to $50,000.00 per calendar month on a cumulative basis from September 1, 1995 to the Actual Possession Date (the amounts payable under this subsection (2) being referred to herein as the "Delay Costs"), (3) Landlord shall reimburse Tenant, within twenty (20) business days after demand therefore, for the amount of any Hold-over Rent (as hereinafter defined) actually paid by Tenant for the period prior to the Actual Possession Date, provided that Tenant furnishes Landlord with evidence, reasonably satisfactory to Landlord, that said amounts have actually been paid by Tenant (including, without limitation, a photocopy of any invoices or receipts), and (4) Tenant shall be entitled to two (2) days of free Rent after the Commencement Date for each day between the Possession Date (September 1, 1995) and the Actual Possession Date.

                    (C) Notwithstanding the provisions of subsections (A) and (B) above, in the event Landlord fails to deliver possession of the Premises to Tenant on the Possession Date as set forth in subsection 25(a) above for any reason other than a Landlord Delivery Force Majeure Event, but Landlord is able to deliver said possession: (i) within the period from and including the thirty-first (31st) day through and including the sixtieth (60th) day after Tenant delivers the Possession Notice described in subsection 25(b)(i) above, then, as Tenant's sole and exclusive remedy hereunder: (1) Landlord shall reimburse Tenant, within twenty (20) business days after demand therefore, and upon presentation to Landlord of a photocopy of the invoices and other back-up information reasonably requested by Landlord (to the








          extent such other back-up information is maintained by and available to Tenant) for any Delay Costs, and (2) Tenant shall be entitled to one (1) day of free Rent after the Commencement Date for each day between the Possession Date and the Actual Possession Date; or (ii) within the period from and including the sixty-first (61st) day through and including the ninetieth (90th) day after Tenant delivers the Possession Notice described in subsection 25(b)(i) above, then, as Tenant's sole and exclusive remedy hereunder: (1) Landlord shall reimburse Tenant, within twenty (20) business days after demand therefore, and upon presentation to Landlord of a photocopy of the invoices and other back-up information reasonably requested by Landlord (to the extent such other back-up information is maintained by and available to Tenant) for any Delay Costs, and (2) Tenant shall be entitled to one and one half (1-1/2) days of free Rent after the Commencement Date for each day between the Possession Date and the Actual Possession Date.

                    In the event Tenant fails to give a written notice on or before the Exercise Date as aforesaid, Tenant shall be deemed to have elected the option set forth in subsection 25(b)(i)(B) above. In addition, in the event Tenant elects, or is deemed as have elected, the option set forth in subsection 25(b)(i)(B), and Tenant fails to commence the exercise of its equitable remedies within ninety (90) days after the Exercise Date, then during the thirty (30) day period immediately following the expiration of the aforesaid ninety (90) day period, either Landlord or Tenant shall have the right, at their option, to terminate this Lease upon written notice to the other, in which case this Lease shall be of no further force and effect except that Landlord shall pay to Tenant, as liquidated damages, within twenty (20) business days after the termination of the Lease as aforesaid, the Late Delivery Termination Amount. In the event neither Landlord nor Tenant exercises the termination right set forth in the preceding sentence within the aforesaid thirty (30) day period, this Lease shall be deemed to have automatically terminated and be of no further force and effect except that Landlord shall pay to Tenant as liquidated damages, within twenty (20) business days after termination of the Lease as aforesaid, the Late Delivery Termination Amount.

                    (ii) If the Landlord has failed to deliver possession of the Premises to Tenant on the Possession Date in accordance with subsection 25(a) above as a result of a Landlord Delivery Force Majeure Event (other than Casualty Damage (as hereinafter defined)), then, Landlord shall have until December 1, 1995 ("Extended Possession Date") to deliver possession to Tenant as aforesaid. In the event Landlord has not, by the Extended Possession Date, either: (A) delivered possession of the Premises to Tenant in accordance with subsection 25(a) above, or
          (B) delivered to Tenant an Existing Landlord Commitment (as hereinafter defined), then Tenant shall have the right ("Force








          Majeure Termination Right"), as its sole and exclusive remedy, to be exercised by written notice to Landlord no later than December 15, 1995, to terminate this Lease effective as of December 15, 1995, in which event this Lease shall terminate and be of no further force and effect. If either: (1) Landlord delivers to Tenant the Existing Landlord Commitment as aforesaid, or (2) Tenant is entitled to, but fails to, exercise the Force Majeure Termination Right as aforesaid, then this Lease shall remain in full force and effect except that the Commencement Date shall be extended to the date which is three hundred and sixty-five (365) days after the Actual Possession Date.

                    (iii) In the event of any Casualty Damage occurring on or before the Possession Date, the Landlord shall promptly give Tenant written notice thereof ("Pre-Possession Casualty Notice"). Tenant shall, within forty-five (45) days of its receipt of a Pre-Possession Casualty Notice, obtain a Determination (as defined below) from the Tenant's Architect (as defined below).
          If a Casualty Damage has occurred on or before the Possession Date, and in the event this Lease shall not be terminated pursuant to Section 13 hereof (or the Main Lease shall not be terminated pursuant to Section 13 of the Main Lease) the Landlord shall have until the Extended Possession Date to perform the Pre-Possession Restoration Obligation (as hereinafter defined). In the event the Landlord has not, by the Extended Possession Date, either: (A) performed the Pre-Possession Restoration Obligation, or (B) delivered to Tenant an Existing Landlord Commitment, then Tenant shall have the right ("Pre-Possession Casualty Termination Right"), as its sole and exclusive remedy, to be exercised by written notice to Landlord no later than December 15, 1995, to terminate this Lease effective as of December 15, 1995, in which event this Lease shall terminate and be of no further force and effect. If either: (1) Landlord delivers to Tenant the Existing Landlord Commitment as aforesaid, or (2) the Tenant is entitled to, but fails to, exercise the Pre-Possession Casualty Termination Right then this Lease shall remain in full force and effect except that the Commencement Date shall be the date which is the later of: (x) September 1, 1996, or (y) three hundred and sixty-five (365) days after the date that Landlord performs the Pre-Possession Restoration Obligation; provided, however, in the case of this subsection 25(a)(iii)(y), in the event the Tenant has not completed its Tenant Work (as defined in the Workletter) by the end of said three hundred and sixty-five (365) days as a result of Force Majeure delays then said time period shall be extended on a day-for-day basis for each day of Force Majeure delay, but in no event to exceed one hundred and twenty (120) days after the expiration of said three hundred and sixty-five
          (365) day period. In the event Landlord has performed option (2) of the Pre-Possession Restoration Obligation (as hereinafter defined), the Tenant agrees to accept possession of the Premises in "as-is" condition after completion of the Main Landlord's Restoration Work and to perform all additional work necessary to








          complete the Tenant Work in accordance with the terms of the Workletter. In such event, the Tenant shall, in addition to the Landlord Allowance, be entitled to the Extra Restoration Allowance (as defined below) which shall be reasonably estimated by the Tenant's Architect and disbursed in the same manner as the Landlord Allowance except that the Extra Restoration Allowance shall be used solely in connection with completing the Landlord's Pre-Possession Repair Obligation. In the event the Extra Restoration Allowance originally estimated by the Tenant's Architect is insufficient to pay in full the total cost of completing the Landlord's Pre-Possession Repair Obligation (as reasonably determined by the Tenant's Architect), then the Landlord shall, within twenty (20) business days, increase the amount of the Extra Restoration Allowance to account for such deficiency. In the event, the Extra Restoration Allowance exceeds the amount required to pay in full the total cost of completing the Landlord's Pre-Possession Repair Obligation (as reasonably determined by the Tenant's Architect), then the amount of such excess shall not be available to Tenant and shall remain Landlord's. In the event Landlord disputes the amount of the Extra Restoration Allowance estimated by the Tenant's Architect as aforesaid, said dispute shall be resolved in accordance with the terms and provisions of subsection 13(e) hereof.

                    (iv) With respect to subsections (i), (ii) and (iii) above, Tenant acknowledges that Landlord may attempt to negotiate with the Existing Landlord in an effort to reduce the hold-over obligations of the Tenant under the Existing Lease (as hereinafter defined) by modifying or amending the Existing Lease or otherwise. In that regard, if requested by Landlord, Tenant agrees to act in good faith, to cooperate in a timely manner with Landlord and to execute and deliver any and all documents and send any and all notices reasonably requested by Landlord, provided (A) such documents and notices do not materially and adversely affect the Tenant, and (B) any documents, agreements or notices which Landlord requests Tenant to execute shall be subject to Tenant's reasonable approval. Tenant hereby represents and warrants that, as of the date hereof, there are no subleases or other occupancy agreements in effect with respect to the Existing Premises (as hereinafter defined). Without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, Tenant hereby agrees that it shall not either (x) amend, modify or revise the terms of the Existing Lease (except to the extent that such amendment does not, in Tenant's reasonable opinion, increase the obligations of Landlord with respect to Hold-over Rent (as hereinafter defined)), or (y) enter into any sublease of, or assign, the Existing Lease. Landlord and Tenant agree to promptly furnish each other with copies of any notice they receive from the Existing Landlord in connection with the hold-over of the Existing Premises.









                    (v) The following terms as used herein, shall have the following meanings:

                    (A) "Casualty Damage" - shall mean any damage to the Premises or the Building caused by fire or other casualty.

                    (B) A "Determination" - a written opinion from the Tenant's Architect delivered and certified to Tenant and Landlord concerning the extent of the Casualty Damage together with an estimate of the total cost to repair and restore the same and an estimate of the portion of the total cost attributable to the Landlord's Pre-Possession Repair Obligation. In the event Landlord disputes the amounts estimated by the Tenant's Architect as aforesaid, said dispute shall be resolved in accordance with the terms and provisions of Section 13(e) hereof.

                    (C) "Existing Landlord" - the owner of the building at One North Western Center, Chicago, Illinois.

                    (D) "Existing Lease" - the lease to Tenant dated October 7, 1980, as amended and modified, a complete certified copy of which (excluding Exhibits) has been delivered by Tenant to Landlord.

                    (E) "Existing Landlord Commitment" - a written agreement between Landlord and Existing Landlord pursuant to which Landlord agrees to pay on behalf of Tenant any actual hold-over rent due Existing Landlord calculated in accordance with
          Section 35 of the Existing Lease ("Hold-over Rent"), on a per diem basis for the number of days from December 1, 1995 through
          (1) the Actual Possession Date, in the case of subsection 25(b)(ii) hereof, or (2) the date the Landlord performs the Pre-Possession Restoration Obligation, in the case of subsection 25(b)(iii) hereof.

                    (F) "Extra Restoration Allowance" - shall mean an extra allowance given by Landlord to Tenant equal to the amount reasonably required to complete the portion of any Casualty Damage attributable to the Landlord's Pre-Possession Repair Obligation. The amount of the Extra Restoration Allowance shall be added to the Landlord Allowance (but without adjustment in the Base Rent) and disbursed in accordance with the Workletter, but shall be used solely for the purpose of paying the reasonable costs associated with completing the Landlord's Pre-Possession Repair Obligation.

                    (G) "Landlord Delivery Force Majeure Event" - shall mean any Force Majeure event which, directly or indirectly, causes Landlord to fail to deliver possession of the Premises to Tenant on the Possession Date in accordance with subsection 25(a) hereof; provided, however, a Landlord Delivery Force Majeure Event shall not be deemed to have occurred if the failure on the








          part of the Landlord to deliver possession of the Premises as aforesaid is attributable solely to the Landlord not having sufficient available space to relocate its personnel occupying the Premises as of the date hereof.

                    (H) "Landlord's Pre-Possession Repair Obligation" - shall mean: (i) prior to the time the Plans are complete and approved in accordance with the terms and provisions of the Workletter, the repair and restoration of the Premises to substantially the same condition as existed prior to the Casualty Damage, but specifically excluding the Main Landlord's Restoration Work and (ii) from and after the time the Plans are complete and approved in accordance with the terms and provisions of the Workletter, the repair and restoration of the Premises to substantially the same condition as existed prior to the Casualty Damage, but specifically excluding the following: (A) any alterations, improvements or other work reflected on the Plans including, without limitation, the repair and restoration of any portion of the Premises which has been demolished by Tenant, and
          (B) the Main Landlord's Restoration Work.

                    (I) "Pre-Possession Restoration Obligation" - shall mean, at Landlord's option, either: (1) repairing and restoring, or causing to be repaired and restored, the portion of the Premises or the Building damaged by the Casualty Damage to substantially the same condition as existed prior to the Casualty Damage (as determined by a certificate issued by the Tenant's Architect and delivered to Landlord and Tenant), or (2) causing the Main Landlord to repair and restore that portion of the Casualty Damage which is Main Landlord's Restoration Work and agreeing to provide Tenant with the Extra Restoration Allowance.

                    (J) "Tenant's Architect" - an architect licensed in the State of Illinois engaged by Tenant and reasonably approved by Landlord (for which purpose those architects identified on Schedule A to the Workletter are approved by Landlord). Notwithstanding the foregoing, in the event a determination or other decision or action is required to be made hereunder by Tenant's Architect, and if at such time, either: (i) there is no Tenant's Architect then engaged by Tenant, or (ii) the Tenant's Architect then engaged by Tenant fails to render its determination, decision or take such action within the later of:
          (A) five (5) days after demand therefore by either party hereto, or (B) the time period specified herein for the Tenant's Architect to act, then Tenant shall have a period of five (5) business days after written notice from Landlord to Tenant to:
          (1) in the case of subsection (i) above, engage a Tenant's Architect (subject to the approval of Landlord as set forth above) and obtain the determination, decision or action of such Tenant's Architect, or (2) in the case of subsection (ii) above, to obtain the determination, decision or action of the existing Tenant's Architect. In the event Tenant fails to perform its








          obligations set forth in subsection (1) or (2) above (as the case may be) within said five (5) business day period as aforesaid, Landlord may engage an architect licensed in the State of Illinois who for the purposes of such determination, decision or action shall be deemed to be Tenant's Architect hereunder.

                    (c)(i) Notwithstanding anything to the contrary contained in this Lease or the Workletter, Tenant acknowledges and agrees that from and after the date hereof and until the Possession Date, Landlord shall be entitled to use and possess the Premises in accordance with the terms and provisions of the Main Lease applicable to the Premises.

                    (ii) Notwithstanding the provisions of subsection 25(c)(i) above, Landlord agrees to give the Tenant prior written notice ("Structural Alteration Notice") describing in reasonable detail any alterations or improvements to the structure of the Premises which Landlord intends to make during the period prior to August 31, 1995; provided, however, with respect to floors seven (7) through ten (10) inclusive, only to the extent such structural alterations or improvements, in the reasonable opinion of the Landlord, would cost more than $25,000.00 individually or $100,000.00 in the aggregate to be completed ("Structural Landlord Alterations"). Within twenty (20) business days of Tenant's receipt of a Structural Alteration Notice, Tenant shall deliver to Landlord evidence setting forth Tenant's reasonable estimate (which may be obtained by Tenant from the Tenant's Architect or Tenant's in-house engineer) of the amount by which the Structural Landlord Alteration will increase Tenant's costs of improving the Premises pursuant to, and in accordance with, the Workletter ("Alteration Cost Differential"). Landlord shall have the right, after receipt of Tenant's estimate of the Alteration Cost Differential, to elect to either: (A) perform such Structural Landlord Alteration and reimburse Tenant, within thirty (30) days after demand therefore, for the actual amount of such Alteration Cost Differential (provided, however, with respect to floors seven (7) through ten (10) inclusive, only that portion of the Alteration Cost Differential which exceeds $100,000), but in no event more than the total amount of said estimated Alteration Cost Differential (upon presentation to Landlord from Tenant of reasonably appropriate back-up information), or (B) not perform such Structural Landlord Alteration. After Landlord's completion of any Structural Landlord Alterations to the Premises, Landlord shall furnish to Tenant construction drawings marked to show all changes from the Landlord's as-built floor plans. In the event Landlord disputes either the actual or estimated Alteration Cost Differential, Landlord may elect to submit the matter to arbitration in accordance with subsection 13(e) hereof and the determination shall be final and binding on the parties. In the event Tenant fails to provide Landlord with its estimate of the Alteration Cost Differential within the aforesaid twenty (20) business day








          period, Landlord shall be entitled to make said Structural Landlord Alterations without any obligation to reimburse Tenant for any Alteration Cost Differential.

                    (d)  Notwithstanding the foregoing provisions of this
          Section 25, and without in any way limiting any of the other provisions of this Lease, the parties hereto expressly acknowledge and agree that: (i) Landlord shall not be in violation of this Lease, and Tenant shall not be entitled to the rights and remedies described in this Section 25, if the failure on the part of the Landlord to deliver possession of the Premises to Tenant on the Possession Date as aforesaid is caused, either directly or indirectly, by the acts or omissions of Tenant, its agents, employees or contractors, and (ii) the terms and provisions of this Section 25 are expressly subject to the rights of the Landlord and Tenant to terminate this Lease as set forth, and in accordance with, Sections 13 and 14 hereof, as well as the rights of the Main Landlord and Landlord to terminate the Main Lease (and, correspondingly, this Lease) pursuant to Sections 13 and 14 of the Main Lease.

                    26.  Miscellaneous.

                    (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of this Lease.

                    (b) All of the agreements of Landlord and Tenant with respect to the Premises are contained in this Lease and the Direct Lease Option and Consent Agreement; and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

                    (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

                    (d) The word "Tenant," whenever used herein, shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply to corporations or other organizations, partnerships or other entities, or individuals, shall, in all cases, be assumed as though in each case fully expressed.










                    (e) Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

                    (f) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

                    (g) Time is of the essence of this Lease and of each and all provisions hereof.

                    (h) All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord (or by Landlord to Tenant) pursuant to any provision of this Lease shall bear interest from the date of the expiration of the applicable required notice period until paid at the annual rate of one percent (1%) in excess of the rate of interest announced from time to time by Continental Bank N.A. (or other bank or other financial institution designated by Landlord), at Chicago, Illinois, as its prime rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

                    (i) The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

                    (j) All understandings and agreements, oral or written, heretofore made between the parties hereto with respect to the Premises are merged in this Lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries and their agents) and Tenant.

                    (k) Except as specifically set forth herein, whenever the approval or consent of either Landlord or Tenant is required hereunder, such consent or approval shall not be unreasonably withheld or delayed. Notwithstanding any of the terms and conditions contained herein, with respect to approvals or consents required pursuant to the terms of this Lease, Landlord shall have no obligation to deal with any subtenant of Tenant, but may look solely to Tenant for the same.

                    (l) In computing any period of time pursuant to this Lease, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so counted will be included, unless it is a Saturday, Sunday or a Holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such Holiday.










                    (m) Tenant shall be entitled to a total of 250 strips on the directory in the Monroe Street lobby of the Building with a cross reference to the Monroe Street lobby directory in the other lobby directories of the Building on the following terms and conditions: (i) Tenant's use of said strips shall be subject to the Rules and Regulations, and (ii) the cost associated with the initial installation of the strips shall be borne by Landlord; provided, however, any additional costs associated with said strips (including, without limitation, as a result of any changes or modifications thereto) shall be borne by Tenant. On or before September 1, 1995, subject to Force Majeure, Landlord will substantially complete (or cause to be substantially completed) the "Lobby Work" described on Exhibit I attached hereto.

                    27. Landlord. The term "Landlord" as used in this Lease means only the Landlord as tenant under the Main Lease and any successors and assigns of Landlord under the Main Lease so that in the event of any assignment, transfer or conveyance once or successively, of the Landlord's interest in the Main Lease, said Landlord making such transfer, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such transfer, conveyance or assignment, provided such transferee or assignee has assumed the covenants and obligations of Landlord accruing after such transfer, conveyance or assignment, and Tenant agrees to look solely to such transferee or assignee with respect thereto. The holder of a mortgage or trust deed (or assignment in connection with a mortgage or trust deed) shall not be deemed such an assignee under this Section 27. This Lease and the obligations, benefits and privileges of Tenant hereunder shall not be affected by any such assignment, transfer or conveyance and Tenant agrees to attorn to the grantee or assignee.

                    28. Title and Covenant Against Liens. The Landlord's and Main Landlord's title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord or Main Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against the Tenant's leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Notwithstanding the foregoing, Tenant shall have the right to contest the validity of any such lien provided such lien is bonded or Tenant has otherwise provided adequate security to Landlord for such lien claim. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Land or the Building, and any and all liens and encumbrances created by Tenant shall attach only to








          Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within thirty (30) days, or to bond same or provide adequate security as aforesaid, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment to the date of reimbursement at the rate set forth in Section 26(h) hereof for amounts owed Landlord by Tenant shall be deemed to be Additional Rent due and payable by Tenant upon receipt of an invoice for same.

                    29.  Bankruptcy or Insolvency.

                    (a)  Termination of Lease.

                    (i) Neither Tenant's interest in the Lease nor any estate hereby created in Tenant shall pass to any trustee, except as may specifically be provided pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), or receiver or assignee for the benefit of creditors or otherwise by operation of law.

                    (ii) In the event Tenant's executors, administrators, or assigns, if any, shall be adjudicated insolvent pursuant to the provisions of any state law, or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability to pay its debts, other than an appointment pursuant to the provisions of the Bankruptcy Code, or if any assignment shall be made of the property of Tenant for the benefit of creditors, excepting an assignment by a trustee pursuant to the provisions of the Bankruptcy Code, then and in any such event, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for expiration of the Term of this Lease, and Tenant shall vacate and surrender the Property.

                    Tenant shall not suffer or permit the appointment of a trustee or receiver of the assets of Tenant by reason of the insolvency or inability of Tenant to pay its debts and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code, or the appointment of a trustee or receiver of Tenant shall be conclusive evidence that Tenant caused or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within ninety (90) days after such allowance or appointment. Landlord does, in addition,









          reserve any and all other remedies provided in this Lease or in law.

                    (b) Protection by Tenant. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows: (1) perform each and every obligation of Tenant under this Lease, including the payment of Rent hereunder, arising from and after the order for relief within sixty (60) days after the date of such order, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to give Landlord prior written notice of any proceeding relating to any assumption of this Lease; and (3) to give Landlord written notice of the intention of Tenant and the trustee to reject this Lease; and (4) to provide Landlord with adequate assurance of future performance under the Lease as that term is used in 11 U.S.C. 361.

                    (c) Waivers by Landlord. No default of this Lease by Tenant, either prior to or subsequent to the filing of a petition under the Bankruptcy Code, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                    (d) Assumption of Lease. If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (1) to cure each and every existing default within not more than ninety (90) days after assumption of this Lease; and (2) to compensate Landlord, or provide adequate assurance that Tenant or the trustee will compensate Landlord, for any actual pecuniary loss resulting from any existing default, including, without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of the default, as determined by the Bankruptcy Court, within ninety (90) days of assumption of this Lease; and (3) in the event of an existing default, to provide Landlord with adequate assurance of Tenant's future performance under the Lease as determined by the Bankruptcy Court; and (4) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained. If Tenant, as debtor-in-possession, or such Trustee shall fail to elect this Lease within sixty (60) days after the filing of the petition by or against Tenant, unless such time period is extended by the Bankruptcy Court, this Lease shall be deemed to have been rejected and unless Landlord receives adequate assurance for continued possession after rejection of the Lease, Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to the Tenant or said Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in any such bankruptcy proceeding shall survive.








                    (e) Assignment of Lease and Adequate Assurances to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                    The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall be determined by the Bankruptcy Court.

                    (f) Amounts Payable by Tenant Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                    (g) Application by Landlord of Payments from Tenant. Any payment received from Tenant may be applied by Landlord against any obligation due and owing by Tenant under this Lease, notwithstanding any statement appearing on or referred to in any remittance from Tenant or any prior application of such payment. If a petition under the Bankruptcy Code is initiated within ninety (90) days after receipt by Landlord of any such payment, the payment shall be deemed applicable to any unpaid obligations then due in the inverse order of their maturity.

                    30. Roof Rights. Landlord hereby agrees that the Premises shall include approximately 175 square feet of contiguous flat space on the roof described on Exhibit C attached hereto and made a part hereof ("Tenant Roof Space"). The Tenant Roof Space shall be used by Tenant solely for the purposes of the construction, installation, operation, maintenance and use of telecommunications equipment and an enclosed equipment room. Subject to the terms and provisions set forth herein, Tenant shall have access to the Tenant Roof Space on a 24-hour basis, seven (7) days a week. No Rent shall be paid for the Tenant Roof Space, nor shall Tenant's Proportionate Share be increased to reflect the Tenant Roof Space. Installation and maintenance of the telecommunications equipment and enclosed equipment room on the Tenant Roof Space shall be at Tenant's expense and shall be subject to the Landlord's prior written approval (not to be unreasonably withheld) (including, without limitation, with respect to the location, appearance and size thereof). Landlord shall cause Main Landlord to be responsible for maintenance and repair of the entire roof of the Building pursuant to, and in








          accordance with, the terms of the Main Lease with the exception of repairs (i) necessitated by installation, maintenance or repair of the telecommunications equipment and/or enclosed equipment room, or (ii) due to Tenant's (or its employees, agents or invitees) negligence, intentional acts or omissions. Tenant shall be responsible for repairs necessitated by (i) or (ii) above. Tenant agrees that it will contract with Main Landlord or Landlord for the installation of the telecommunications equipment and/or enclosed equipment room by contractors to be reasonably approved by Tenant and Landlord at a cost to be reasonably negotiated at such time. Tenant further agrees to reimburse Landlord for any reasonable insurance premiums incurred by Landlord or Main Landlord, which are directly due to Tenant's installation and/or maintenance of the telecommunications equipment and/or enclosed equipment room on the roof. Landlord agrees to exercise reasonable efforts to cause Main Landlord to allow Tenant, at Tenant's sole cost and expense, to connect the antenna to the Premises through the vertical risers in the Building pursuant to plans and specifications reasonably approved by Landlord and Main Landlord. In the event Main Landlord agrees to the foregoing, Tenant specifically acknowledges and agrees that the aforesaid right is subject to the Rules and Regulations. In no event shall Tenant's installations on the roof interfere with Landlord's, Main Landlord's or other tenants' use of existing telecommunications equipment. Landlord agrees that any new installations of equipment on the roof by Landlord will not interfere with Tenant's installations shown on Exhibit C hereto. Tenant hereby agrees that it shall not have the right to assign or sublease the use of the Tenant Roof Space separately from a sublease or assignment of a portion of the Premises, it being the parties' intention to prohibit Tenant from using the Tenant Roof Space as an independent profit-making operation separate and apart from Tenant's use of the Premises or for other than telecommunications purposes. Tenant shall not sublet or assign an immaterial portion of the Premises with the intent or purpose of primarily affording the sublessee or assignee the right to use the Tenant Roof Space. Tenant shall construct, install, operate and use the Tenant Roof Space in compliance with all laws, ordinances and regulations (including, without limitation, zoning and building codes), and any Rules and Regulations. Tenant will indemnify and hold Landlord and Main Landlord harmless from and against any and all loss, cost or liability suffered or incurred by Landlord or Main Landlord, their officers, or agents as a result of the construction, installation, operation or use of the Tenant Roof Space as aforesaid.

                    31. Attorneys' Fees. Landlord shall pay all of Tenant's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Landlord's obligations under this Lease or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant, without Tenant's fault, to become involved or concerned.








                    32. Waiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Tenant to enforce any remedy or on account of the violation of such condition whether or not such violation be continued or repeated subsequently.

                    33.  Mutual Indemnity and Waiver.

                    (a) To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the "Indemnitor") agrees to hold harmless and indemnify the other, its agents and employees (the "Indemnitee") from any claim and liabilities imposed upon or incurred by or asserted against the Indemnitee, including reasonable attorney's fees and expenses, for death or injury to third parties or loss of or damage to property of third parties that may arise from or be caused directly or indirectly by any act or omission of the Indemnitor, its agents, contractors or employees or from any breach or default on the part of the Indemnitor in the performance of any covenant or agreement on the part of the Indemnitor to be performed pursuant to the terms of this Lease. In case any action, suit or proceeding is brought against the Indemnitee by reason of any such act of Indemnitor, Indemnitor will, at Indemnitor's expense, by counsel approved by Indemnitee (which approval shall not be unreasonably withheld), resist and defend such action, suit or proceeding.

                    (b) To the extent not expressly prohibited by law and except for claims arising from the negligent or intentional act or omission of Landlord or its agents or employees, Tenant releases Landlord and its agents and employees, from and waives all claims for damages to person or property sustained by the Tenant, its guests and invitees or by any occupant of the Premises and said occupant's guests and invitees, or the Building, or by any other person, resulting directly or indirectly from any act or neglect of any tenant or other occupant of the Building or any part thereof.

                    To the extent not expressly prohibited by law and except for claims arising from the negligent or intentional act or omission of Tenant, its agents or employees, Landlord releases Tenant, and its agents and employees, from and waives all claims for damages to person or property sustained by the Landlord, or by any other person, resulting directly or indirectly from any act or neglect of any tenant or other occupant of the Building or any part thereof.

                    34. "Force Majeure" is hereby defined to mean any strike, lockout, labor trouble, civil disorder, inability to procure materials, governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party to the Lease (or its agents, employees, contractors, licensees, or








          invitees) or any other cause beyond the reasonable control of the performing party.

                    35. Arbitration. Any dispute specifically required by the terms of this Lease to be settled by arbitration shall be submitted for arbitration to the Chicago, Illinois office of the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, except where such rules are contrary to the provisions set forth in this Lease.
          The award or decision rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party hereto in a court of law or equity including, without limitation, specific performance and injunctive relief. It is understood that the arbitration provisions of this Section 35 shall be the sole remedy of the parties under this Agreement with respect to disputes subject to arbitration under this
          Section 35. Notwithstanding the foregoing, the parties agree that Landlord or Tenant may apply to a court of competent jurisdiction for equitable relief if such is appropriate during the pendency of the arbitration proceeding.

                    Notice of the demand for arbitration shall be filed in writing with the Landlord and Tenant. Unless otherwise agreed to in writing by the Landlord and Tenant, upon receipt of a demand, each party shall designate an arbitrator within ten (10) business days. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within ten (10) business days, or as otherwise agreed. The arbitrators selected pursuant to the terms of this Section 35 shall not be employees of or hold any ownership interest in, the party selecting them. Each such arbitrator shall have at least five years of experience relevant to the general subject matter of the dispute.

                    If the arbitrators selected by each party fail to agree upon a third arbitrator within the time limits set by this Lease, either party may request the American Arbitration Association to select the neutral arbitrator. If either party fails to appoint an arbitrator within the time period set forth, the other party may apply to any court having jurisdiction over this Lease to compel arbitration and that court shall be empowered to select the failing party's arbitrator.

                    The arbitration panel shall commence hearings within thirty (30) days of the selection of the panel, unless Landlord and Tenant or the arbitration panel (with approval of Landlord and Tenant) agree upon a delayed schedule of hearings. Any party may send out requests to compel document production from the other party. Disputes concerning the scope of document production and enforcement of the document requests shall be








          subject to agreement by Landlord and Tenant, or may be ordered by the arbitrators to the extent reasonable. The arbitrators may obtain independent legal counsel to aid in their resolution of legal questions presented in the course of arbitration to the extent they consider that such counsel is absolutely necessary to the fair resolution of the dispute, and to the extent that it is economical to do so considering financial consequences of the dispute.

                    If any party subject to the terms of this arbitration provision fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitration panel may hear and determine the controversy upon evidence produced by the appearing party.

                    The arbitration costs (including filing fees, court reporters' fees and transcript costs) shall be borne equally by each party, except that each party shall be responsible for its own expenses and the costs of the arbitrator selected by it.

                    36. Use of Name. Tenant agrees that it will not utilize the name of Landlord, AT&T-RMC or of American Telephone and Telegraph Company, a New York corporation ("AT&T"), or of an affiliate of Landlord, AT&T-RMC or of AT&T in any advertising, publicity, promotion, writing, radio or television broadcast, or in any other way, concerning the Building or this Lease, except for use in the name of the Building if called the AT&T Corporate Center or other similar name, without the prior written consent of Landlord.

                    37. Direct Lease Option and Consent Agreement. Concurrently with the execution and delivery of this Lease, the parties hereto shall enter into that certain Direct Lease Option, Attornment, Recognition and Consent Agreement with the Main Landlord, Landlord, AT&T and The Travelers Insurance Company in the form attached hereto as Exhibit D ("Direct Lease Option and Consent Agreement"). Except as specifically provided within the terms and provisions of the Direct Lease Option and Consent Agreement, the terms and provisions of the Direct Lease Option and Consent Agreement will terminate and be of no further force and effect concurrently with the termination of this Lease for any reason whatsoever.

                    38. Agreements Regarding Main Lease. (a) Landlord and Tenant hereby agree as follows: (i) except with respect to certain terms, provisions and exhibits reflecting economic matters and concerns in connection with the Main Lease, the Landlord has furnished Tenant with a true, correct and complete copy of the Main Lease (excluding the agreements referred to in Section 26(K) thereof) and an amendment thereto dated July 29, 1988 a copy of which is attached hereto and made a part hereof as Exhibit G and Landlord will furnish Tenant with copies of any








          future amendments to the Main Lease with economic terms excised (provided, however, it is expressly understood and agreed that Tenant shall not, except as expressly set forth in Section 42(b) hereof, have the right to consent to, or approve, any amendment or modification to the Main Lease, the aforesaid copies being furnished to the Tenant merely for informational purposes); and
          (ii) Landlord will not, as long as Tenant is not in Default hereunder, terminate the Main Lease with respect to the Premises pursuant to the termination rights given to Landlord under Sections 32 and 44 of the Main Lease, (b) Tenant agrees: (i) to accept performance by Main Landlord of any of the terms, provisions and agreements contained herein which are obligations of Landlord under this Lease, and (ii) to the extent Landlord hereunder has agreed to cause Main Landlord to perform obligations pursuant to, and in accordance with, the terms and provisions of the Main Lease, Tenant will accept performance of such obligations directly from Landlord in the event Landlord, in its sole discretion, elects to perform such obligations; and (c) except as specifically set forth in this Lease, the Tenant is not entitled to the rights, privileges and benefits of the Landlord under the Main Lease (including, without limitation, the rights, privileges and benefits set forth in Sections 30, 31, 32, 33, 34, 37, 38 & 48 thereof and including any rights to any contributions or other financial accommodations made by Main Landlord in favor of Landlord under the Main Lease).

                    39. Furniture. Landlord agrees to sell to Tenant, and Tenant agrees to purchase from Landlord, Landlord's right, title and interest in and to the furniture located on the sixth (6th) through twelfth (12th) floors of the Building as more particularly described on Exhibit E attached hereto ("Furniture") at the purchase price of ONE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($1,600,000.00) ("Furniture Price"), on the following terms and conditions:

                    (a) Tenant shall pay the Furniture Price to Landlord on the later of: (a) the Possession Date or (2) the Actual Possession Date ("Furniture Purchase Date"), at Tenant's option, either: (i) in a lump sum payment by cashiers or certified check, or (ii) $10,413.56 on a monthly basis, due on the first day of each month of the Term beginning with but no earlier than the Commencement Date, said amount to constitute Additional Rent hereunder;

                    (b) The Furniture shall be sold by Landlord to Tenant in "as-is" condition on the Furniture Purchase Date ordinary wear and tear excepted from and after January 27, 1993, and without any warranties of any kind by Landlord to Tenant except for a warranty that the Furniture is free and clear of all liens and encumbrances;










                    (c) The Furniture shall be conveyed by Landlord to Tenant pursuant to a bill of sale on the Furniture Purchase Date; and

                    (d) Landlord agrees to carry insurance on (or self insure with respect to) the Furniture in the amount of $1,600,000.00 (the "Landlord Insured Amount"), which insurance shall be carried by a company of Landlord's choice, for the period beginning as of the date of this Lease and ending upon the Furniture Purchase Date. Tenant may, at its option, and at its cost, carry insurance on the Furniture in excess of the Landlord Insured Amount. With respect to uninsured losses, Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, cost and expense arising out of any damage or destruction of the Furniture, or any item or items thereof, and agrees to reimburse Tenant in an amount equal to the repair cost, or if destroyed or not susceptible to repair, the replacement cost of the damaged or destroyed item, or items, except in no event shall Landlord's liability hereunder exceed the Landlord Insured Amount.

                    40. Short Form of Lease. The parties shall execute, concurrently with the execution and delivery of this Lease, a short form of this Lease for recording purposes, in form and substance reasonably satisfactory to Landlord and Tenant which form will include a reference to the term of this Lease, Tenant's Extension Options contained herein and the Direct Lease Option and Consent Agreement.

                    41. Basement Storage Space. In the event Landlord acquires any basement storage space in the Building ("Basement Storage Space") pursuant to Section 34 of the Main Lease, Landlord shall give to Tenant an option ("Basement Space Option"), on the following terms and conditions, to sublease Tenant's Proportionate Share of such Basement Storage Space from
          Landlord:

                    (a) Within thirty (30) days of Landlord acquiring any such Basement Storage Space, Landlord shall give Tenant written notice thereof ("Landlord Basement Notice");

                    (b) Tenant shall have the right, to be exercised upon written notice to Landlord ("Tenant Basement Notice") within thirty (30) days after its receipt of the Landlord Basement Notice, to elect to sublease Tenant's Proportionate Share of the Basement Storage Space from Landlord, in a location determined by Landlord in its sole discretion ("Tenant Basement Space");

                    (c) Tenant must not be in Default hereunder at the time it gives Landlord the Tenant Basement Notice;










                    (d) In the event Tenant exercises the Basement Space Option, the Tenant Basement Space shall become part of the Premises under this Lease on all the terms and provisions set forth herein (but subject to the terms and provisions under the Main Lease pursuant to which Landlord acquired such space), except that the Rent due hereunder for the Tenant Basement Space shall be at the same rate charged to Landlord for such space under Section 34 of the Main Lease. Landlord and Tenant shall, upon the exercise of the Basement Space Option, execute an amendment to this Lease in form and substance mutually satisfactory to Landlord and Tenant setting forth the foregoing terms and conditions; and

                    (e) If Tenant fails to exercise the Basement Space Option as aforesaid within the aforesaid time period, the Basement Space Option shall be deemed waived by Tenant and of no further force and effect.

                    42.  Option to Extend.

                    (a) Subject to the terms and provisions of subsection 42(e) below, and provided that this Lease is then in full force and effect and that Tenant is not in Default under this Lease, both on the date the Landlord receives the Option Notice (as hereinafter defined) and at the expiration of the initial Term or first Option Term (as hereinafter defined), as the case may be, Landlord hereby grants to Tenant two (2) options (individually an "Extension Option" and collectively the "Extension Options") to extend the Term of this Lease for two (2) consecutive periods of five (5) years each after the expiration of the Term or the expiration of the first Option Term (as the case may be) (individually an "Option Term" and collectively the "Option Terms") on the same terms, conditions and provisions as contained in this Lease except that the Base Rent for the Option Terms shall be governed by Section 42(b) below. Each Extension Option shall be irrevocably exercised by written notice ("Option Notice") from Tenant to Landlord and Main Landlord in the form attached hereto as Exhibit J given no later than five hundred and fifty (550) days prior to the expiration of the Term or the expiration of the first Option Term, as the case may be, time being of the essence. If not so exercised, the Extension Options under this Section 42 shall thereupon expire.

                    (b) The Base Rent for each Option Term shall be the "Option Term Base Rent" calculated in accordance with the terms and provisions of Section 31 of the Main Lease ("Option Term Base Rent"). Landlord hereby agrees that, without the prior written consent of Tenant (which consent shall not be unreasonably withheld or delayed), it shall not amend, modify or revise the provisions of Section 31 of the Main Lease (except to the extent such amendment does not, in Landlord's reasonable opinion, increase the Option Term Base Rent cost to Tenant for each Option








          Term). Without in any way limiting the foregoing, it is expressly understood and agreed that Landlord may, without the consent of Tenant, amend, modify or revise the provisions of
          Section 31 of the Main Lease in a manner which would permit Landlord to extend the term of the Main Lease for portions of the, as well as the entire, Main Premises; provided, however, if Landlord amends or modifies the Main Lease as aforesaid, and Tenant delivers the Option Notice described above and is otherwise entitled to the Extension Options described herein, in the event Landlord exercises its corresponding option to extend the term of the Main Lease pursuant to, and in accordance with,
          Section 31 of the Main Lease, Landlord will do so with respect to all and not part of the Premises. Within ten (10) business days of the determination of the Option Term Base Rent as aforesaid, Landlord shall deliver to Tenant a written notice which shall specify the annual Option Term Base Rent under this Lease and the monthly installments thereof.

                    (c) In the event Tenant exercises its Extension Option for the first Option Term, and Landlord exercises its corresponding option to extend the Main Lease pursuant to, and in accordance with, Section 31 of the Main Lease, Landlord agrees, prior to the commencement of such Option Term to cause Main Landlord subject to, and in accordance with, the terms and provisions of the Main Lease, to repaint and recarpet the Premises at its expense (the paint and carpet to be of similar quality to the paint and carpet presently in the Premises when installed). Landlord will allow Tenant a reasonable choice of color with respect to any carpet to be installed in the Premises. In the event Main Landlord fails to repaint and recarpet the Premises as aforesaid, Landlord agrees to do so at no additional cost to Tenant.

                    (d) Upon the valid exercise by Tenant of each Extension Option, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written supplement to this Lease incorporating the terms, conditions and provisions applicable to the Option Term as determined in accordance herewith.

                    (e) The parties hereto acknowledge and agree that the Tenant's election to exercise its Extension Options pursuant to, and in accordance with, this Section 42, shall be deemed a concurrent exercise by Tenant of its Direct Lease Options pursuant to, and in accordance with, Section 2.3 of the Direct Lease Option and Consent Agreement. Notwithstanding the foregoing, if, after Landlord's receipt of the Option Notice:
          (i) Landlord exercises its corresponding option to extend the Main Lease pursuant to, and in accordance with, Section 31 of the Main Lease, and such option to extend actually takes effect, then Tenant's exercise of the Direct Lease Option pursuant to Section
          2.3 of the Direct Lease Option and Consent Agreement shall








          automatically be null and void and Tenant shall be deemed to have solely exercised the Extension Option hereunder; or (ii) Landlord does not exercise its corresponding option to extend the Main Lease pursuant to, and in accordance with, Section 31 of the Main Lease, or such option to extend after being exercised fails to actually take effect, then Tenant's exercise of the Extension Option hereunder shall automatically be null and void and Tenant shall be deemed to have solely exercised the Direct Lease Option pursuant to, and in accordance with, the Direct Lease Option and Consent Agreement. Landlord agrees to give Tenant a copy of the notice sent to the Main Landlord by Landlord under Section 31 of the Main Lease exercising Landlord's option to extend the Main Lease.

                    43.  Fair Market Rent.

                    (a) Within thirty (30) days after the end of each calendar year from and after the date hereof through and including the calendar year in which the first day of the eighth
          (8th) Lease Year begins, the Landlord shall deliver to Tenant a written notice ("Landlord's Rent Notice") specifying the Landlord's opinion of the then current Fair Market Rent (as defined below). Should Tenant disagree with the Fair Market Rent so determined by the Landlord in the Landlord's Rent Notice and should Landlord and Tenant be unable to mutually agree as to what the Fair Market Rent should be, Tenant may demand by giving written notice to Landlord, at any time within twenty (20) days of Tenant's receipt of Landlord's Rent Notice, that the determination of Fair Market Rent be submitted to arbitration in accordance with the terms and provisions below ("Rent Arbitration Notice"); provided, however, in the event Tenant fails to give the Rent Arbitration Notice to Landlord within the aforesaid twenty (20) day period, Tenant shall be deemed to have accepted Landlord's determination of Fair Market Rent. The arbitration shall be conducted in Chicago, Illinois, in accordance with the following: The Tenant shall designate simultaneously with the delivery of its Rent Arbitration Notice, and the Landlord shall designate within fifteen (15) days after receipt of a Rent Arbitration Notice, the name of an arbitrator who holds an M.A.I. designation or its equivalent and who is familiar with the Chicago Business District Market (as hereinafter defined) rentals. Within twenty (20) days after the designations as aforesaid, the two (2) arbitrators chosen shall each make their written decision as to Fair Market Rent. In the event the two
          (2) arbitrators agree on the determination of Fair Market Rent, said amount shall be the Fair Market Rent for the purposes hereof. Should such arbitrators disagree as to Fair Market Rent, but should the higher determination of Fair Market Rent be equal to or within ten percent (10%) of the lower determination, the average of the amounts determined by the two (2) arbitrators shall be deemed the Fair Market Rent. In the event the two (2) arbitrators are in excess of ten percent (10%) apart, and in the








          further event, Landlord and Tenant cannot mutually agree as to the Fair Market Rent within ten (10) days after receipt of the determination by such two (2) arbitrators, the two (2) arbitrators shall appoint a third arbitrator of equal qualification who shall determine Fair Market Rent within thirty
          (30) days of appointment. In such event, the average of the amounts determined by the three (3) arbitrators shall be deemed the Fair Market Rent. Any determination of the arbitrators as aforesaid shall be binding upon Landlord and Tenant for the purposes of this Section 43. The cost of the arbitration pursuant to this Section 43 shall be split equally between the Landlord and Tenant. Until such time as the Fair Market Rent shall be changed or modified pursuant to the foregoing provisions, the Fair Market Rent for the purposes of this Section 43 shall be the most recent determination of Fair Market Rent. Until such Fair Market Rent is determined as aforesaid, the Fair Market Rent for the purposes hereof shall be considered to be $6.92 per square foot of Rentable Area of the Premises. Until the Rentable Area of the Premises and the Base Rent is determined as set forth herein, for the purposes of calculating the Casualty Termination Payment only, the Rentable Area of the Premises shall be considered to be 225,861 square feet and the Base Rent shall be considered to be $6.92 per square foot.

                    (b)  "Fair Market Rent" for the purposes of this
          Section 43 shall mean the base rental which would be offered to a tenant for comparable space of comparable size to the Premises in office buildings comparable to the Building (herein the "Chicago Business District Market") as of the time such Fair Market Rent is being determined, assuming reasonable improvement allowances, abatements and tenant concessions as are then being offered to prospective tenants and for a term equal to the initial term of the Lease.



























                    IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first above written.

                                             LANDLORD:

                                             AT&T COMMUNICATIONS, INC., a
                                             Delaware corporation


                                             By:  /s/ G. A. Decker
                                                  Its:  Real Estate
                                                        Vice President


                                             TENANT:

                                             CHICAGO AND NORTH WESTERN
                                             TRANSPORTATION COMPANY, a
                                             Delaware corporation


                                             By:  /s/ Robert Schmiege
                                                  Its:  President





































                                 SCHEDULE OF EXHIBITS


          EXHIBIT A - Premises

          EXHIBIT B - Workletter

          EXHIBIT C - Tenant Roof Space

          EXHIBIT D - Direct Lease Option and Consent Agreement

          EXHIBIT E - Furniture

          EXHIBIT F - Economic Terms

          EXHIBIT G - Main Lease

          EXHIBIT H - Videos

          EXHIBIT I - Lobby Work

          EXHIBIT J - Option Notice






































                                      EXHIBIT A

                                       PREMISES




                    The premises is a minimum of 206,697 rentable square feet and a maximum of 245,025 rentable square feet to be located on contiguous floors six (6) through eleven (11), seven (7) through twelve (12) or six (6) through twelve (12) in the building known as AT&T Corporate Center, 227 West Monroe, County of Cook, Illinois 60606.

                    Rentable square footage, per floor, is as follows:

                                 FLOOR          RSF

                                    6         38,328

                                    7         35,231

                                    8         35,137

                                    9         34,503

                                   10         34,330

                                   11         34,330

                                   12         33,166




























                                      EXHIBIT B

                                      WORKLETTER

                                   OFFICE SUBLEASE

                                AT&T CORPORATE CENTER
                                  CHICAGO, ILLINOIS


               This is the Workletter referred to in the foregoing Office Sublease by and between AT&T Communications, Inc. ("Landlord"), and Chicago and North Western Transportation Company ("Tenant") (the "Lease") wherein Tenant agrees to lease from Landlord the Premises in the Building at 227 West Monroe Street, Chicago, Illinois. The words "Premises" and "Building" and other capitalized or defined terms used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.

               For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

               1.  Work.

               (a) Shell and Core Work. Main Landlord, at its sole cost and expense, has constructed the shell and core of the Building, as described on Attachment A to the Workletter of the Main Lease. In connection with the construction of the Tenant Work (as hereinafter defined), Landlord agrees, to the extent the same are within Landlord's control or possession, to make available to Tenant the working drawings and specifications with respect to the Premises and to request Main Landlord, to the extent the same are within Main Landlord's control or possession, to make the working drawings and specifications for the Building available to Tenant in the Landlord's office in the Building at reasonable times and upon the prior written request of Tenant.

               (b) Tenant Work. At Tenant's sole cost and expense, except as provided hereinafter, Tenant shall provide (or cause to be provided) the material, hardware, equipment and labor used to construct and install improvements to the Premises as described on the Plans (as hereinafter defined), such items and labor being herein referred to as the "Tenant Work". In connection with the Tenant Work, Tenant shall, at no additional cost, have reasonable access to, use of, and the right to make utility connections with, the facilities and equipment described in Attachment A to the Workletter of the Main Lease, including all substitutions therefor and replacements thereof, but only to the extent the same are described and set forth in the Plans. Tenant shall proceed diligently to cause the Tenant Work to be completed at or








          before the Commencement Date; provided, however, in the event of any delay in the Tenant Work caused solely by: (i) any breach or default by Landlord of its obligations under this Workletter (other than as a result of a Force Majeure event), or (ii) the negligence or willful misconduct of Landlord, Main Landlord, or their respective contractors, agents or employees (collectively, the delays described in subsections (i) and (ii), are referred to as "Landlord Delays"), then, as Tenant's sole and exclusive remedy hereunder, and provided Tenant has given Landlord written notice of any such Landlord Delay and a period of five (5) days to cure the same, the Commencement Date shall be extended for each day of a Landlord Delay. Landlord agrees to reasonably cooperate with Tenant, its architect, contractors and suppliers and shall cause Main Landlord to do so (to the extent provided in the Main Lease), such cooperation to include coordination and scheduling of all work being performed in the Building and the availability of building services for the performance of Tenant Work.

               2. Cost of Tenant Work. Except for Landlord's Allowance as provided in this Workletter, the "Cost of the Tenant Work" shall be paid for by Tenant and Landlord shall have no responsibility or liability for the same. The "Cost of the Tenant Work" shall include, but not be limited to: (i) the hard costs and soft costs of construction (including any demolition to the extent set forth in the Plans); (ii) general conditions (including rubbish removal, hoisting, permits, temporary facilities, safety and protection, cleaning, tools, blueprints and reproduction, telephone, temporary power, field supervision and the like); (iii) the cost of workers' compensation, public liability, casualty and other insurance charged by contractors;
          (iv) contractors' charges for overhead and fees; (v) architectural and engineering fees incurred by Tenant and Landlord (subject to Subsection 3(b) hereof) in connection with the Tenant Work; (vi) the cost and expense of all base building modifications required in order to accommodate the Tenant Work;
          (vii) the cost of all labor and materials; (viii) reimbursement of Landlord's actual out-of-pocket costs and expenditures for supervising the Tenant Work; and (ix) the cost of providing electrical and other incidental building charges during the construction of the Tenant Work; provided, however, the Tenant's liability for the costs and expenses described in subsection
          (viii) and (ix) above shall not in the aggregate exceed Ten Thousand and No/100 Dollars ($10,000.00) ("Supervision Fee").

               3.   Proposed and Final Plans.

               (a) Proposed Plans. Tenant shall cause to be prepared and delivered to Landlord, for Landlord's approval, on or before March 1, 1995, the following proposed drawings and specifications ("Proposed Plans") for all Tenant Work to be completed in the Premises.








                       (i) Architectural drawings (consisting of floor construction plan, space plan, ceiling lighting and layout, power and telephone plan).

                      (ii) Mechanical drawings (consisting of HVAC, electrical, telephone and plumbing, including, without limitation, the Additional HVAC Units).

                     (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

                      (iv) Drawings of the demolition work, if any, to be performed to the Premises, subject to, and in accordance with, the terms and provisions of the Lease.

               (b) Plan Preparation. The Proposed Plans shall be prepared at Tenant's sole cost and expense by the Tenant's Architect designated and employed by Tenant, which Proposed Plans and Tenant's Architect are subject to the prior written approval of Landlord and (to the extent required by the Main Lease) Main Landlord. Landlord hereby acknowledges that any one of the architects listed on Schedule A hereto are acceptable to Landlord as a Tenant's Architect for the Tenant's Work. Landlord agrees to reasonably cooperate with Tenant and the Tenant's Architect in the development of the Proposed Plans. Tenant shall deliver three sets of reproducible architectural drawings to Landlord. Tenant shall reimburse Landlord for Landlord's direct cost of hiring outside architects and engineers, provided Landlord agrees to only hire outside architects and engineers to the extent that Landlord does not have the applicable in-house expertise. Tenant shall reimburse Landlord for all Landlord's direct outside architect or engineer costs to review the Proposed Plans with funds from the next draw under the Landlord's Allowance which is next available after receipt of a demand from Landlord for such payment. In no event shall Tenant incur any cost for Main Landlord's review of any plans or inspection or supervision of any Tenant Work. All architects and engineers employed by Tenant, in addition to the Tenant's Architect, shall be competent professional architects and/or engineers who are proficient in the building code of the City of Chicago. All architects and engineers employed by Tenant, in addition to the Tenant's Architect, shall first be approved by Landlord and (to the extent required by the Main Lease) Main Landlord, and any subsequent changes thereto shall also require the prior written approval of Landlord and (to the extent required by the Main Lease) Main Landlord. Such approvals by Landlord shall not be unreasonably withheld or delayed.

               (c) Landlord's Approval. Landlord shall review the Proposed Plans and notify Tenant in writing whether Landlord approves or disapproves of such Proposed Plans within twenty (20) business days after their delivery to Landlord. Landlord shall








          give Tenant its reasons for any disapproval in writing, which writing may consist of handwritten remarks or markings on a copy of the Proposed Plans. If Landlord disapproves of the Proposed Plans, Tenant shall revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord. Landlord shall, within ten (10) business days after receipt of Tenant's revised plans, advise Tenant in writing of any additional changes which may be required to obtain Landlord's approval. If Landlord disapproves of the revised plans, Landlord shall specify in writing the reason therefor (as aforesaid) and Tenant shall revise such plans and resubmit them to Landlord. Landlord shall, again within ten (10) business days after receipt of the revised plans, advise Tenant in writing of further changes, if any, required for Landlord's approval. This process shall continue until Landlord has approved (or is deemed to have approved, as hereinafter provided) Tenant's revised Proposed Plans, which approval (unless deemed approved) shall be in writing. In the event the revisions made are of material nature and are not changes Landlord has requested, Landlord shall have twenty (20) business days from their delivery to Landlord to review the revised plans and respond to Tenant in writing as to its approval or reasons for disapproval. Failure of Landlord to respond to Tenant in writing within the times as aforesaid shall be deemed Landlord's approval of the Proposed Plans and/or any revised plans. "Plans" shall mean the Proposed Plans, as revised, which have been approved by Landlord in writing (or deemed approved without any writing) and will be described on Attachment A attached hereto and made a part hereof. Upon approval as aforesaid, the Landlord shall be authorized to describe such Plans on Attachment A hereto. Notwithstanding the foregoing time frames, Tenant shall be required to complete the final Plans no later than May 30, 1995. Tenant shall have the right, at any time after the Plans are approved (or deemed approved), to request changes to the Plans in writing (each a "Change Order") to reflect revisions desired by Tenant to the Tenant Work. All Change Orders shall be approved (or deemed approved) by Landlord in the same manner as provided for approval or disapproval of the Proposed Plans. Landlord shall not unreasonably withhold, delay or condition any of the foregoing approvals, provided it shall be reasonable for Landlord to object to any work that will materially adversely affect the Main Premises, or if Main Landlord has disapproved the Proposed Plans or Plans to the extent its approval is required under the Main Lease. The Plans may not be revised without the prior written approval (or deemed approval) of Landlord and (to the extent required under the Main Lease) Main Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

               (d) Compliance with Requirements. All Proposed Plans and Plans shall comply with all applicable laws, ordinances, rules, regulations and orders of all federal, state, local or other political subdivision or any other entity exercising








          administrative functions of or pertaining to government having jurisdiction over the Real Property or Tenant (collectively, "Requirements"). Neither review nor approval by Landlord of the Proposed Plans or Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. In any event, Tenant shall not occupy the Premises unless it is legally permitted to do so.

               4. Landlord's Allowance. Subject to the terms and provisions contained herein, and provided Tenant is not in default hereunder or in Default under the Lease, Landlord shall contribute the sum of the product of the Landlord's Allowance Per SQ/FT (as set forth in the Premises Amendment) times the Rentable Area of the Premises (as set forth in the Premises Amendment) ("Landlord's Allowance") to be used solely toward (a) the Cost of the Tenant Work; (b) any moving expenses incurred by Tenant in connection with Tenant's move from its Existing Premises to the Premises, and (c) the costs and expenses of purchasing and installing any furniture and fixtures in connection with the Premises; provided, however, at least seventy-five percent (75%) of the Landlord's Allowance must be used for the total hard cost (including, labor, material and wiring) of construction of the Tenant Work. Landlord's Allowance shall be disbursed and paid to Tenant subject to, and in accordance with, the terms and provisions of Section 6 hereof. In the event the Cost of the Tenant Work (and the cost of the other items set forth in (b) and (c) above) shall be less than the Landlord's Allowance, Tenant shall be entitled to such excess in the form of a credit toward Base Rent due and payable under the Lease.

               5.   Agreements Regarding the Tenant Work.

               (a) Permits. Tenant, at its sole cost and expense, shall file the Plans with the appropriate governmental authorities having jurisdiction over the Tenant Work. Tenant shall be responsible for obtaining all permits, authorizations and approvals necessary to complete the Tenant Work, but Landlord shall reasonably cooperate with Tenant with regard thereto. Tenant shall not commence the Tenant Work until the required permits, authorizations and approvals for such work are obtained and delivered to Landlord.

               (b) Contractors. Tenant shall submit to Landlord, not less than thirty (30) days prior to the commencement of the construction of the Tenant Work, the following information and items:










                       (i) The names and addresses of the contractors (including, without limitation, any general contractor) performing all or any part of the Tenant Work ("Tenant's Contractors"). Landlord and Main Landlord (to the extent required under the Main Lease) shall have the right to approve or disapprove (which approval as to Landlord shall not be unreasonably withheld or delayed) Tenant's general contractor and its primary subcontractors and any substitutions or additions thereto, and Tenant shall employ, as Tenant's Contractors, only those persons or entities approved by Landlord and Main Landlord (to the extent required under the Main Lease). All of Tenant's Contractors must be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's, Main Landlord's and other tenants' contractors and subcontractors and with other contractors and subcontractors on the job site. Landlord hereby acknowledges that the contractors listed on Schedule B hereto are acceptable as Tenant's Contractors for the Tenant Work and that the specialized items listed on Schedule C hereto to be installed in the Premises as part of the Tenant Work are also acceptable.

                      (ii)    The scheduled commencement date of
               construction, the estimated dates of completion of construction work and the estimated date of occupancy of the Premises by Tenant.

                     (iii) Itemized statement of estimated construction costs, and estimated costs of permits and fees, architectural, engineering, and contracting fees, and all other estimated costs of the construction of the Tenant Work. Such itemized statement shall provide a breakdown of hard costs and soft costs.

                      (iv) Not less than ten (10) days prior to the commencement of the construction of the Tenant Work, certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to enter into the Building or to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

               (c) Access to Premises. Tenant and Tenant's Contractors shall, subject to, and in accordance with, the terms and provisions of the Lease, have access to the Premises commencing on the Possession Date (but not before) to perform the Tenant Work, provided that Tenant and Tenant's Contractors work in harmony and do not unreasonably interfere with the performance of other work in the Building by Main Landlord, Landlord, their respective contractors, other tenants or occupants of the Building or their contractors, or with other tenants' use of








          their premises. If at any time such entry shall cause such disharmony or interference, Landlord may terminate such permission upon 24 hours' written notice to Tenant and Tenant's failure to cure within a reasonable time under the circumstances, and thereupon, Tenant and Tenant's Contractors causing such disharmony or interference shall immediately withdraw from the Premises and the Building until Landlord determines such disturbance no longer exists. Notwithstanding anything to the contrary set forth herein or in the Lease, Tenant shall not occupy the Premises for the purposes set forth in Section 4 of the Lease until July 1, 1996. From and after July 1, 1996, Tenant may begin occupancy of the Premises for the purposes set forth in Section 4 of the Lease by moving into the Premises on a staged basis in units of no less than one-quarter (1/4) of a floor per day.

               (d) Inspection and Correction of Work. The Landlord, Main Landlord and their architects, contractors and representatives shall, upon notice to Tenant during Business Hours (as hereinafter defined), have access to the Premises and the Tenant Work for the purpose of inspecting and reviewing the same during the construction of the Tenant Work.

               (e) Landlord's Right to Perform. Landlord shall have the right, but not the obligation, to perform (or cause to be performed), on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Tenant Work which (i) is not in substantial compliance with the Plans, (ii) constitutes a safety hazard or (iii) constitutes a risk to the Main Premises and/or Building, provided Landlord has notified Tenant of the fact that such work needs to be done and Tenant fails to do such work within a reasonable amount of time taking into consideration the nature of such work, including work that (x) pertains to structural components or mechanical systems of the Building or
          (y) pertains to the erection of temporary safety barricades or signs during construction (collectively, "Landlord's Work").

               (f) Additional Conditions for the Tenant Work. In addition to the terms and conditions set forth in the body of this Workletter, Tenant agrees that it shall cause the construction of the Tenant Work to be performed in accordance with the additional terms and conditions set forth on Schedule 1 attached hereto and made a part hereof, which additional terms are hereby incorporated into this Workletter by this reference, and in accordance with the Rules and Regulations. All workmen or other employees engaged by either Tenant or Tenant's Contractors shall comply with the Rules and Regulations, the rules and regulations set forth on Schedule 1 and with all Requirements.

               (g) Protection of Building. Tenant acknowledges that Landlord, Main Landlord and/or other tenants will be performing other tenant improvement work in the Building from time to time.








          Such work by Landlord, Main Landlord or such other tenants shall not be deemed to be an actual or constructive eviction, and any obligations of Tenant under the Lease or this Workletter shall not be affected or reduced. All work performed by Tenant and Landlord shall be performed and coordinated by Landlord and Tenant so as not to unreasonably interfere with the others' work or with Main Landlord and other tenants and occupants of the Building. Tenant and Landlord will each take all reasonable and customary precautionary steps to protect their facilities and the facilities of others affected by their work and to properly police same. Construction equipment and materials to be used in connection with the Tenant Work are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and, subject to subsections 5(h) and (i) hereof, at such time as Landlord and/or Main Landlord shall reasonably direct so as not to unreasonably interfere with the use or operation of the Building. Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord's reasonable cleanup requirements. At the completion of the Tenant Work, Tenant's Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and Building. Any damage caused by Tenant's Contractors to any portion of the Building or to any property of Main Landlord, Landlord or other tenants shall be promptly repaired forthwith after written notice from Landlord to Tenant to its condition prior to such damage by Tenant at Tenant's expense.
          Any damage to the Premises caused by Landlord or Landlord's contractors shall be promptly repaired forthwith after written notice from Tenant to Landlord to its condition prior to such damage at Landlord's expense.

               (h) Freight Elevator. Landlord will provide (or cause to be provided) freight elevator service in the Building, to include the separate single freight elevator ("Separate Freight Elevator") provided by Main Landlord to Landlord pursuant to
          Section 5(d) of the Main Lease (collectively, the "Freight Elevators") during the construction of the Tenant Work on the following terms and conditions. Main Landlord or its agents will at all times be responsible for the operation and maintenance of the Freight Elevators. The Rules and Regulations with respect to the use of the Freight Elevators shall be observed by Tenant and Tenant's Contractors. Subject to the terms specified below, during the construction of the Tenant Work and installation of Tenant's furniture, fixtures and equipment, Tenant and Tenant's Contractors shall have the non-exclusive right to use the Freight Elevators daily between 7:00 a.m. and 6:00 p.m. (Saturdays between 8:00 a.m. and 1:00 p.m.) (such daily and Saturday service collectively, the "Business Hours") free of charge, provided,








          however, that such use shall be consistent and in harmony with the use by all other parties and, provided further, with respect to the Separate Freight Elevator, Landlord shall endeavor (but shall not be obligated) to give Tenant priority use of the Separate Freight Elevator between 7:00 a.m. (8:00 a.m. on Saturdays) and 9:00 a.m. during Business Hours. Tenant's and Tenant's Contractors' use of the Freight Elevators shall be coordinated through the Landlord and/or Main Landlord. Tenant, however, shall be obligated to reimburse Landlord or Main Landlord (as applicable) for all of Landlord's or Main Landlord's incremental costs and expenses of operating the Freight Elevators ("Freight Elevator Expenses") on weekends (unless during Business Hours), Holidays and after Business Hours (collectively "After Hours"). Tenant shall promptly pay to Landlord and/or Main Landlord such costs within (30) days after receipt by Tenant of an invoice from Landlord and/or Main Landlord.

               (i)  Loading Dock.   Landlord will provide (or cause to be
          provided) the loading dock in the Building, to include Tenant's use of the separate thirty (30) foot loading dock and storage area provided by Main Landlord to Landlord pursuant to Section 5(j) of the Main Lease ("Separate Dock and Storage") (collectively, the "Loading Docks") during the construction of the Tenant Work on the following terms and conditions. Main Landlord or its agents will at all times be responsible for the operation and maintenance of the Loading Docks. The Rules and Regulations with respect to the use of the Loading Docks shall be observed by Tenant and Tenant's Contractors. Subject to the terms specified below, during the construction of the Tenant Work and installation of Tenant's furniture, fixtures and equipment, Tenant and Tenant's Contractors shall have the non-exclusive right to use the Loading Docks during Business Hours free of charge; provided, however, that such use shall be consistent and in harmony with the use by all other parties and, provided further, with respect to the Separate Dock and Storage, Landlord shall endeavor (but shall not be obligated) to give Tenant priority use of the Separate Dock and Storage between 7:00 a.m. (8:00 a.m. on Saturdays) and 9:00 a.m. during Business Hours. Tenant's and Tenant's Contractors' use of the Loading Dock shall be coordinated through the Landlord and/or Main Landlord.
          Tenant, however, shall be obligated to reimburse Landlord or Main Landlord (as applicable) all of Landlord's or Main Landlord's incremental costs and expenses of operating the Loading Docks After Hours. Tenant shall promptly pay to Landlord and/or Main Landlord such costs within (30) days after receipt by Tenant of an invoice from Landlord and/or Main Landlord.

               (j) Tenant's Move to the Premises. Tenant's move to the Premises shall be scheduled and coordinated through Landlord and/or Main Landlord and shall be performed under the supervision and control of Landlord and/or Main Landlord. Tenant may not use the front door or passenger elevators for its move-in. Landlord








          recognizes Tenant's desire to minimize move-in costs into the Building and the Premises and will, to the extent reasonably possible, and subject to the terms and provisions of subsection
          (c), (h) and (i) above, cooperate with Tenant in the scheduling of Tenant's move into the Premises.

               (k) Compliance by all Tenant's Contractors. Tenant shall impose and enforce all terms hereof on Tenant's Contractors and its designers, architects and engineers. Landlord shall have the right to order Tenant or any of Tenant's Contractors, designers, architects or engineers who violate the terms of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building if Tenant or any such parties do not cease violating the terms of this Workletter within twenty-four (24) hours after written notice from Landlord.

               (l) Accidents, Notice to Landlord. Tenant's Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and/or Main Landlord, the Rules and Regulations and with all applicable Requirements for the safety of persons or property in connection with the Tenant Work. Tenant shall advise Tenant's Contractors to report to the Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within thirty
          (30) days of its occurrence.

               (m) Required Insurance. Tenant shall, or shall cause Tenant's Contractors to, secure, pay for, and maintain during the performance of the Tenant Work, insurance in the following minimum coverages and limits of liability.

                       (i)    Workmen's Compensation and Employer's
               Liability Insurance with limits of not less than $1,000,000 and as required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect Tenant's Contractors from liability under the aforementioned acts.

                      (ii) Commercial General Liability Insurance (including Owner's and Contractor's Protective Liability) in an amount not less than $5,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $5,000,000 and with umbrella coverage with limits of not less than $10,000,000.00 (except not less than $2,000,000 per occurrence and a minimum aggregate limit of $2,000,000 if the umbrella coverage is increased by at least $5,000,000). Such insurance shall provide for explosion and collapse,








               completed operations coverage with a two-year extension after completion of the Tenant Work, and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them. Tenant's subcontractors shall maintain Commercial General Liability Insurance in an amount not less than $2,000,000 per occurrence, whether involving bodily injury, property damage or a combination thereof with a minimum aggregate limit of $2,000,000.

                     (iii) Business Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $2,000,000 for injuries sustained by two or more persons in each occurrence and property damage in an amount not less than $2,000,000 for each occurrence. Tenant's subcontractors shall maintain such Comprehensive Automobile Liability Insurance in amounts not less than $1,000,000. Such insurance shall insure Tenant's Contractors against any and all claims, subject to standard exclusions, for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                      (iv) "All-risk" builder's risk insurance upon the entire Tenant Work to the full insurable value thereof.
               Such insurance shall include the interest of Tenant and Landlord (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Tenant Work are stored off the site of the Building or in transit to such site are not covered under such "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant Work. The waiver of subrogation provisions contained in the Lease shall apply to the "all-risk" builder's risk insurance policy to be obtained by Tenant or Tenant's Contractors pursuant to this paragraph.

          All policies (except the workmen's compensation) shall be endorsed to include, as additional insured parties, the Landlord, Main Landlord and their respective officers, employees, and








          agents, mortgagees, and such additional persons as Landlord may reasonably designate. Tenant shall exercise its best efforts to have all policies endorsed to provide that all carriers shall furnish to the additional insured parties thirty (30) days' prior written notice of any cancellation of coverage by certified mail, return receipt requested (except that (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. Landlord shall exercise reasonable efforts to furnish a list of names and addresses of parties to be named as additional insureds by a date which is no later than fifteen (15) days after Tenant gives Landlord written notice that it has commenced the Tenant Work. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord, Main Landlord or any other additional named insured. Additionally, where applicable, such policy shall contain a cross-liability and severability of interest clause.

               To the fullest extent permitted by law, Tenant shall indemnify and hold harmless the Landlord, its agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to reasonable attorneys' fees and expenses, the cost of any repairs to the Premises or Building necessitated by activities of the Tenant or Tenant's Contractors, bodily injury to persons or damage to property of the Landlord, Main Landlord, other tenants, and their employees, agents, invitees, licensees, or others, arising out of or resulting from the performance of the Tenant Work by the Tenant or Tenant's Contractors, except to the extent the same are caused by the negligence or willful misconduct of Main Landlord, Landlord, Landlord's contractors and its and their employees, agents, contractors, invitees or licensees. Except as otherwise provided for herein, the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant's Contractors under Workers' or Workmen's Compensation Acts, disability benefit acts or other employee benefit acts.

               (n) Utilities. Utility costs or charges for any service (including HVAC) to the Premises during performance of the Tenant Work shall be the responsibility of the Tenant from the Possession Date, but, with respect to such charges incurred during Business Hours, in no event in excess of the Supervision Fee. Tenant shall not, however, be charged for elevators or elevator operators, during the period from the Possession Date to Commencement Date, unless Tenant or Tenant's Contractors require a manned elevator during such period.








               (o) Quality of Work. The Tenant Work shall be performed in a first-class workmanlike manner using only good grades of material and in compliance with the Plans, all insurance requirements, applicable Requirements, the Rules and Regulations and the rules and regulations set forth on Schedule 1.

               (p) "As-Built" Plans. Within thirty (30) days of final completion of the Tenant Work, Tenant shall furnish Landlord with "as built" plans for the Premises and an occupancy permit for the Premises (to the extent customarily available) or such other evidence reasonably satisfactory to Landlord that Tenant may legally occupy the Premises for its business operations.

               6.   Disbursements of Landlord's Allowance.

               (a) Method of Disbursement. Landlord shall disburse, in the amount set forth in Tenant's request, portions of the Landlord's Allowance to Tenant (or, at Landlord's or Tenant's option, directly into an escrow at Chicago Title and Trust Company, pursuant to an escrow agreement in form and substance reasonably satisfactory to Landlord and Tenant, and to which Tenant would be a party, to be disbursed directly to Tenant pursuant to the terms hereof and of said escrow agreement), from time to time, within twenty (20) business days after receipt of all of the materials and documentation specified in Subsection
          (b) below. Disbursements of the Landlord's Allowance shall not be made more frequently than monthly and shall not exceed the amounts then payable (as certified to the Landlord by the Tenant's Architect) to contractors, subcontractors and materialmen with respect to the portion of the Tenant Work theretofore completed and for which the disbursement was requested. In the event Landlord or Tenant requests that disbursements be made through a construction escrow at Chicago Title and Trust Company, the party requesting the escrow shall pay the cost of such escrow.

               (b) Disbursement Documentation. Landlord's obligation to make disbursements of the Landlord's Allowance shall be subject to Landlord's receipt of: (i) a request for such disbursement from Tenant signed by an officer of Tenant identifying what the disbursements are to be used for and certifying that all of Landlord's Allowance previously disbursed has been used for permitted purposes and to pay all previously unpaid invoices and bills furnished to Landlord in all prior requests (ii) copies of all invoices or bills for the Tenant Work completed and materials furnished in connection with the Tenant Work and incorporated in the Premises and which is the subject for the payment of the requested disbursement, (iii) a certificate of the Tenant's Architect certifying the percentage of completion then attained with respect to the portion of the Tenant Work theretofore completed and for which the disbursement is requested was performed in a good and workmanlike manner and in accordance with








          all Requirements and the Plans, (iv) if requested by Landlord, copies of all contracts, subcontracts, purchase orders, work orders, change orders and other materials relating to the work or materials which is the subject of the requested disbursement, and a list of all contractors, subcontractors and suppliers performing work or supplying materials in connection with the Tenant Work, whether directly to Tenant or through or on behalf of any agent of Tenant, (v) waivers of lien, contractor's statements and affidavits (and such other documents reasonably required by Landlord and/or the escrowee (in the event disbursements are being made through an escrow as set forth in Subsection (a) above)) from all Tenant's Contractors and materialmen involved in the performance of the Tenant Work, (vi) a true and correct copy of the application for payment by Tenant's Contractors for the Tenant Work completed to date, including contractor's affidavits and sworn statements evidencing the cost of the Tenant Work to date (or in the case of subcontractors and materialmen, affidavits for the last preceding draw request), and (vii) such other documents or instruments reasonably requested by Landlord and/or the escrowee (in the event disbursements are being made through an escrow as set forth in Subsection (a) above) in order to protect Landlord and/or Main Landlord from any potential mechanics or other liens. In the event Landlord notifies Tenant in writing within twenty (20) business days from a disbursement request that it has identified an inconsistency in any of the aforementioned information and documentation, then Landlord shall fund the Landlord's Allowance only to the extent such information and documentation is consistent and Landlord and Tenant hereby agree to promptly work in good faith to resolve any such inconsistencies as soon as possible. In the event Landlord shall fail to disburse any portion of the Landlord's Allowance when the same is due and payable, Tenant shall have all rights and remedies available at law or equity, including the right to set-off such amounts of the Landlord's Allowance which are due and payable and not paid by the Landlord against the Rent due Landlord from Tenant under the Lease.

               (c) Landlord's Maximum Obligation. In no event shall the aggregate amount paid by Landlord to Tenant for the Tenant Work under the Lease or this Workletter exceed the amount of the Landlord's Allowance. It is understood and agreed that Tenant shall complete, at its expense, the Tenant Work whether or not the Landlord's Allowance is sufficient to fund such completion.

               (d) Lien Waivers. Within thirty (30) business days after completion of the Tenant Work, Tenant shall deliver to Landlord general releases and final waivers of lien from Tenant's Contractors, and all contractors, subcontractors and materialmen involved in the performance of the Tenant Work and the materials furnished in connection therewith (except no general releases and final waivers of lien shall be required where Tenant is in good








          faith contesting any claim for labor furnished or material supplied to the Premises during the pendency of any such claim provided that Tenant furnish Landlord with a satisfactory bond, title insurance or indemnity), and a certificate from the Tenant's Architect certifying that the Tenant Work has been substantially completed in accordance with the Lease and this Workletter, all Requirements and the Plans.

               (e) Additional Costs. Tenant agrees to reimburse Landlord for the following costs: (i) the Supervision Fee, (ii) all Landlord's direct and outside costs and expenses reasonably incurred in performing the Landlord's Work and (iii) to the extent any additional services are requested by Tenant (or necessitated by Requirements and not performed by Tenant or Tenant's Contractors), Landlord's direct costs in connection therewith. Bills for the foregoing work by Landlord shall be due and payable no later than thirty (30) days after delivery of such bills to Tenant. If Tenant further fails to pay, then Landlord may, in addition to any other rights and remedies, deduct such amounts from the Landlord's Allowance. Landlord agrees that any and all such bills are subject to audit by Tenant within 60 days after Tenant's receipt thereof and agrees to provide Tenant's representative access, during Business Hours at the Main Premises, to any and all records supporting such bills and/or to provide Tenant with a copy of all supporting records.

               7.   Miscellaneous.

               (a) Except as herein or in the Lease expressly set forth, Landlord has no agreement with Tenant and has no obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to commencement of the Term shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, including, without limitation,
          Section 11, and such other requirements as Landlord reasonably deems necessary. Any additional work or alterations to the Premises desired by Tenant after the Commencement Date shall be subject to the provisions of Section 11 of the Lease.

               (b) No modification, waiver or amendment hereof shall be binding upon Landlord or Tenant unless in writing and signed by Landlord, Tenant and (to the extent required under the Main Lease) Main Landlord.

               (c)  Time is of the essence under this Workletter.

               (d) Any person signing this Workletter on behalf of Landlord or Tenant warrants and represents he has authority to do so.










               (e) Tenant and Landlord agree that, in connection with the construction of the Tenant Work and Tenant's use of the Premises prior to the Commencement Date, Tenant shall have those rights, duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of the Rent.

               (f) Except as otherwise herein provided, any amounts owed by Tenant or Landlord hereunder and not paid when due or upon Tenant's or Landlord's failure to perform any of their other obligations hereunder, Tenant and Landlord shall each have all of the rights and remedies granted to them under the Lease for nonpayment by Tenant or Landlord of any amounts owed thereunder or failure by Tenant or Landlord to perform any of their other obligations thereunder.

               (g) Notices under this Workletter shall be given in the same manner as under the Lease.

               (h) Neither Main Landlord, Landlord, AT&T nor Stein & Company shall have any responsibility for construction means, methods or techniques or safety precautions in connection with the Tenant Work, or for the accuracy or completeness of the Plans or any design error therein or any costs attributable to any lack of adequacy of or any design error in the Plans.

               (i) This Workletter shall be governed by and construed in accordance with Illinois law.

               (j) Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent, or a partnership or a joint venture between the parties hereto, nor shall any acts of the parties hereto, be deemed to create any relationship of licensor and licensee. The Tenant's Contractors shall not hold themselves out to any third party either as partner, joint venturer with the Landlord or as agent for the Landlord, nor shall the Landlord's contractors hold themselves out to any third party either as a partner, joint venturer with the Tenant or as an agent for or employee of the Tenant.

               (k) Clauses, plats, exhibits, schedules, attachments and riders, if any, endorsed on or affixed to this Workletter are hereby incorporated into this Workletter and made a part hereof.

               (l) The headings of Sections and Subsections are for convenience only and do not limit, expand, or construe the contents of such Sections and Subsections.

               (m) Tenant agrees: (i) to accept performance by Main Landlord of any of the terms, provisions and agreements contained herein which are obligations of Landlord under the Lease or this Workletter, and (ii) to the extent Landlord hereunder has agreed








          to cause Main Landlord to perform obligations pursuant to, and in accordance with, the terms and provisions of the Main Lease, Tenant will accept performance of such obligations directly from Landlord in the event Landlord, in its sole discretion, elects to perform such obligations.























































                    IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of the date of the Lease.

                                             LANDLORD:

                                             AT&T COMMUNICATIONS, INC.,
                                               a Delaware Corporation


                                             By: /s/ G. A. Decker
                                              Its:  Real Estate
                                                    Vice President



                                             TENANT:

                                             CHICAGO AND NORTH WESTERN
                                             TRANSPORTATION COMPANY,
                                              a Delaware corporation


                                             By: /s/ Robert Schmiege
                                              Its:  President




































                                      SCHEDULE 1


          A.   Requirements of Tenant's Contractors.

               1. Temporary Services. Subject to Landlord's and (to the extent required under the Main Lease) Main Landlord's prior approval, all temporary services shall be provided as follows:

               (a) Toilets: Tenant's Contractors shall be allowed to use the base building toilets in the Premises, provided that same are returned to Landlord in their original condition and maintained in an operable condition, all in conformity with local regulations. Tenant's Contractors shall clean the facilities regularly.

               (b) To the extent that in addition to the use of the existing electrical service Tenant's Contractors require temporary feeder cables, service panels, cut-on switches, and other equipment necessary to carry service to required locations from the nearest source such additional service shall be furnished and installed at the expense of the Tenant's Contractors and removed by same when no longer required. It shall be the responsibility of the Tenant's Contractors to determine the necessary power and light requirements for all trades. Defective work will not be excused on the plea that insufficient light and power were
                    provided.   Tenant's Contractors shall pay for all
                    necessary permits from proper authorities.

               (c) Temporary water supply: To the extent that in addition to the use of the existing water supply Tenant's Contractors require a temporary water supply, Tenant's Contractors shall make all necessary arrangements for the provision of water including temporary piping and hose extensions required for construction purposes.
                    The cost of such arrangements, but not the cost of any water used by Tenant or Tenant's Contractors, shall be the sole obligation of either Tenant or Tenant's Contractors. The Tenant's Contractors shall use the utmost care in the use of water. Damage resulting from the use of water by the Tenant's Contractors shall be repaired at its own expense.

               (d) Removal of temporary services: Temporary services installed by the Tenant's Contractors shall be removed by the Tenant's Contractors upon completion of the contract or as directed by the Landlord. Any repairs or alterations necessitated by such removal shall be made by the Tenant's Contractors.









               2. Security. Only previously authorized personnel will be permitted on the construction site. The Tenant's Contractors shall, prior to the commencement of the Tenant Work, submit to the Landlord the names of all subcontractors, material suppliers and personnel employed or engaged by the Tenant's Contractors who will be present on the site.

               3. Safety. The Tenant's Contractors shall take all necessary precautions for the safety of employees and protection of the Tenant Work, the Building and of adjoining property, and shall comply with all applicable Requirements and Rules and Regulations to prevent accidents, injury to person, loss of life and damage to property.

               (a) The Tenant's Contractors shall not permit any part of the Building to be loaded in excess of the load limits established by Main Landlord.

               (b) The Tenant's Contractors shall erect and properly maintain at all times, as required by conditions and the progress of the work, all necessary safeguards for the protection of workmen, the Landlord, Main Landlord, and the public in accordance with all applicable Requirements and Rules and Regulations.

               (c) The Tenant's Contractors shall provide Landlord adequate notice of any smoke producing operations. These operations shall be prohibited during Business Hours unless approved in writing by the Landlord.

                    Notwithstanding anything contained herein to the contrary, it is expressly agreed that in no event is Landlord responsible or liable to any person or entity for Tenant, its employees or agents' compliance with safety regulations, Requirements and Rules and Regulations. Tenant covenants that all contracts with respect to the Tenant Work shall contain language releasing Landlord from any liability for same.

               4. Protection of Work, Property, and Persons. Tenant shall require in its contract with Tenant's Contractors that such contractor protect the Tenant Work and the employees, equipment and property of Landlord from damage caused by Tenant's
          Contractor and its employees.

               (a) Tenant agrees that it will not enter into any agreements with Tenant's Contractors, or waive or release any rights or claims (whether existing or future) against Tenant's Contractors that would in any way limit Landlord or Main Landlord from pursuing Tenant's Contractors for any injury, loss, or damage to the Building caused by Tenant's Contractors or their employees, agents, or subcontractors; and in the event








                    of such injury, loss, or damage, Tenant will cooperate with Landlord to cause Tenant's Contractor to promptly make such repairs or replacements as required by Landlord, without additional cost to the Landlord or Tenant.

               (b) The Tenant's Contractors shall, if necessary, seal off their work so as not to interfere with the Landlord's, Main Landlord's and other tenants' business operations.

               (c)  During the progress of the work, the Tenant's
                    Contractors shall protect the Building and all finished work as soon as same is erected and shall maintain such protection until such time as it is no longer required.

               5. Cleaning. The Tenant's Contractors shall at all times keep the Premises reasonably free from accumulation of waste materials or rubbish caused by its employees, subcontractors, or Tenant Work, and shall coordinate such cleaning and removal of materials with Landlord in accordance with Rules and Regulations.

               6.   Life Safety Systems.  Tenant and/or Tenant's
          Contractors shall give prior notice to and engage in prior consultation with Landlord and/or Main Landlord, or such person as Landlord and/or Main Landlord shall designate, with respect to the connections with any life safety systems.


































                                      Schedule A
                         APPROVED TENANT'S ARCHITECT LISTING


          ISI
          600 W. Fulton
          Chicago, IL 60606
          312/454-9100

          Lieber Architect, Inc.
          444 N. Michigan Avenue
          Chicago, IL  60611
          312/527-0800

          Mekus Johnson, Inc.
          455 E. Illinois
          Chicago, IL 60611
          312/661-0778

          Perkins & Will
          123 N. Wacker Drive
          Chicago, IL  60606
          312/977-1100

          Powell-Kleinschmidt
          645 N. Michigan Avenue
          Chicago, IL  60611
          312/642-6450

          DeStephano Partners
          445 E. Illinois, Suite 650
          Chicago, IL  60611
          312/836-4321

          VOA
          (Vickrey-Ovresat-Awsumb Associates)
          224 S. Michigan Avenue
          Chicago, IL  60604
          312/554-1400





















                                      Schedule B
                         APPROVED TENANT'S CONTRACTOR LISTING


          PEPPER CONSTRUCTION
          643 N. Orleans
          Chicago, IL
          312/266-4700

          LA SALLE PARTNERS CONSTRUCTION
          11 S. LaSalle
          Chicago, IL
          312/726-6103

          INTERIOR ALTERATIONS, INC.
          550 W. Jackson
          Chicago, IL
          312/454-1599

          SCHAL ASSOCIATES
          200 W. Hubbard
          Chicago, IL
          312/245-1000

          REED ILLINOIS CORPORATION
          930 W. Division
          Chicago, IL
          312/943-8100

          KROESCHEEL ENGINEERING CO.
          215 W. Ontario
          Chicago, IL
          312/649-7980

          MIDWEST INTERSTATE ELECTRICAL
            CONSTRUCTION CO.
          1355 W. North Avenue
          Chicago, IL
          312/342-2600





















                                      Schedule C
                              APPROVED EQUIPMENT LISTING


          1.   LIEBERT (HVAC) UNITS.

          2. Use of a halon replacement substance as a fire suppression agent in critical Tenant designated areas (would be in lieu of water sprinkling system) provided such replacement substance is permitted under applicable laws, ordinances and codes (including, without limitation, the City of Chicago building code).
















































                                     Attachment A

                                        PLANS




                    The Plans will be submitted by Tenant to Landlord and Main Landlord for review and approval. These Plans will include, but not be limited to, construction, electrical, mechanical, plumbing, communications and finishing drawings and specifications for the Tenant improvements.
















































                                      EXHIBIT C

                                  TENANT ROOF SPACE




                    Tenant's roof space consists of 175 square feet of contiguous flat space on the roof of the building known as AT&T Corporate Center, 227 West Monroe, Chicago, County of Cook, Illinois 60606. Tenant roof space will be used solely for the puporses of construction, installation, operation, maintenance and use of telecommunications equipment and an enclosed equipment room.














































                                      EXHIBIT D

                     DIRECT LEASE OPTION, ATTORNMENT, RECOGNITION
                                AND CONSENT AGREEMENT


                    THIS DIRECT LEASE OPTION, ATTORNMENT, RECOGNITION AND CONSENT AGREEMENT ("Agreement") is entered into as of October 25, 1993, by AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust Agreement dated April 1, 1985, and known as Trust No. 64020 ("Main Landlord"), AT&T COMMUNICATIONS, INC., a Delaware corporation ("Landlord"), AMERICAN TELEPHONE AND TELEGRAPH COMPANY, a New York corporation (successor-in-interest to AT&T Information Systems) ("AT&T"), CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY, a Delaware corporation ("Tenant") and THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation ("Mortgagee").

                                      ARTICLE I
                                       Recitals

                    A. This is the Direct Lease Option, Attornment, Recognition and Consent Agreement referred to in the Office Sublease by and between Landlord and Tenant of even date herewith ("Lease") wherein Tenant agrees to sublease from Landlord, and Landlord agrees to sublease to Tenant, certain Premises in the Building at 227 West Monroe Street, Chicago, Illinois. The words "Premises" and "Building" and other capitalized or defined terms used herein shall have the respective meanings assigned to them in the Lease, except as otherwise provided or defined herein.

                    B. The parties hereto acknowledge that Landlord has succeeded to the leasehold interest of AT&T Resource Management Corporation, a New York corporation ("AT&T-RMC") by assignment and is currently the tenant under that certain Office Lease made as of December 31, 1985, but actually executed on May 16, 1986, as amended by that certain First Amendment to Office Lease dated July 29, 1988, and as the same has been, or may be, further amended or modified from time to time ("Main Lease") by and between Landlord (as successor-in-interest to AT&T-RMC), as tenant, and Main Landlord, as landlord, which Main Lease covers certain space in the Building, including, without limitation, the Premises. AT&T is currently a tenant in the Building under its Office Lease with Main Landlord made as of December 31, 1985, but actually executed on May 16, 1986, as the same has been, or may be, amended or modified from time to time ("AT&T Lease").

                    C. To evidence a loan made by Mortgagee to Main Landlord in the principal amount of Three Hundred Seventy Million Dollars ($370,000,000.00), Main Landlord executed that certain Mortgage Note dated August 23, 1989, in the amount of Three Hundred Seventy Million Dollars ($370,000,000.00) payable to the








          order of Mortgagee, which is secured by that certain First Mortgage and Security Agreement dated August 23, 1989 executed by the Main Landlord in favor of Mortgagee, together with the Joinder, executed by AT&T/Stein Partnership and recorded in the Cook County Recorder's Office on August 24, 1989, as Document No. 89394999, as the same has been, or may be, amended or modified from time to time ("Mortgage").

                    D. Mortgagee and Landlord entered into that certain Subordination, Non-Disturbance and Attornment Agreement dated August 24, 1989, a copy of which is attached hereto as Exhibit A ("SNDA").

                    E. Main Landlord and Mortgagee acknowledge having received a copy of the Lease (including the attached Workletter) and that each has had an opportunity to review the Lease (including the attached Workletter).

                    F. As a condition to entering into the Lease, Landlord and Tenant require the execution and delivery of this Agreement in order to establish certain additional rights and obligations among the parties hereto as more particularly set forth herein.

                    NOW, THEREFORE, in consideration of the covenants, terms, conditions, agreements and demises herein contained, and for other good and valuable consideration, each to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:

                                      ARTICLE II
                                      Agreements

                    2.1 Consent to Lease. Mortgagee and Main Landlord (to the extent their respective consents are required) hereby consent to, and approve of, the terms and provisions of the Lease (including, without limitation, the Workletter and the terms and provisions set forth in Sections 5, 7, 11, 12, 18(d), 25, 30, and 42 thereof); provided, however, this Agreement shall in no way release Landlord from any of its covenants, agreements, liabilities and duties under the Main Lease. It is further agreed that, except as specifically provided in subsection 3(o) hereof, Landlord shall be responsible for the collection of all Rent due it from Tenant under the Lease, it being understood and agreed that Main Landlord is not a party to the Lease, and except as otherwise stated in the Main Lease or in this Agreement, is not obligated to Landlord or Tenant for any of the duties or obligations contained in the Lease.












                    2.2  Specific Agreements Regarding Main Lease.

                    (a) Upon either: (i) termination of the Main Lease as a result of a "Default" (as such term is defined in the Main Lease) thereunder by Landlord (other than any Default caused, in whole or in part, directly or indirectly, as a result of a default by Tenant under the Lease or any other act or omission of Tenant, its agents, employees or invitees), (ii) the rejection of the Main Lease by Landlord as debtor-in-possession or by Landlord's trustee in bankruptcy, or (iii) any other termination of the Main Lease other than: (A) pursuant to Sections 13 and 14 thereof, (B) as a result of a "Default" (as such term is defined in the Main Lease) thereunder by Landlord which is caused, in whole or in part, directly or indirectly, as a result of a default by Tenant under the Lease or any other act or omission of Tenant, its agents, employees or invitees, or (C) as a result of the expiration of the term of the Main Lease (each of the foregoing being referred to herein as a "Termination Event"), and provided that at the time of such Termination Event the Lease is in full force and effect and Tenant is not in Default thereunder, Tenant shall attorn to and recognize Main Landlord as Tenant's lessor under the Lease and Main Landlord agrees to accept such attornment and to recognize Tenant as its lessee and itself as lessor under the Lease. Upon such attornment, the Lease, including any and all amendments or modifications thereto, shall continue in full force and effect as a direct lease between Tenant and Main Landlord with direct privity of estate and contract, upon all the terms and conditions contained in the Lease as though the Lease was originally made as a direct lease between Main Landlord and Tenant (modified only to reflect a conversion from a sublease to a direct lease) and Main Landlord shall recognize and give effect to the Lease and the rights of Tenant thereunder (including, without limitation, Tenant's right to receive services pursuant to, and in accordance with, Section 5 of the Lease) and shall not disturb the peaceful possession and quiet enjoyment of Tenant in and to the Premises, except as permitted in accordance with the terms of the Lease. Any such attornment shall be effective and self-operative as of the date of such Termination Event without the execution of any further instrument; provided, however, that upon the written request of Main Landlord or Tenant, Main Landlord and Tenant shall execute and deliver any such instruments as shall be reasonably satisfactory to Main Landlord and Tenant to confirm such attornment. Such attornment shall provide Main Landlord with all rights and obligations of the Landlord under the Lease and Tenant shall thereafter be obligated to Main Landlord to perform all of the obligations of Tenant thereunder. Main Landlord shall have no liability to Tenant prior to any such attornment, nor shall the performance by Tenant of its obligations under the Lease, whether before or after any such attornment, be subject to any abatement, reduction, set-off (except to the extent expressly set forth in subsection 5(k) of the Lease and in this Agreement),








          counterclaim, defense or deduction, or otherwise be affected, by reason of any default by Landlord in the performance of any obligation to be performed by Landlord under the Lease. Notwithstanding anything contained herein to the contrary, upon the occurrence of a Termination Event and attornment as aforesaid, Main Landlord and Tenant will enter into an amendment or modification to the Lease which will give Tenant the benefit of the Direct Lease Option set forth in subsection 2.3 hereof as though the same were an extension option given to Tenant (and the foregoing shall be in lieu of the Extension Options described in
          Section 42 of the Lease).

                    (b) Notwithstanding anything to the contrary contained herein or in the Lease, Main Landlord shall have no obligations or liabilities under the Lease unless and until an attornment as described above has occurred and, in such event, only with respect to obligations and liabilities which first arise upon and after the date of such attornment.

                    (c) As set forth in the first full paragraph of the Main Lease, the Main Landlord hereby acknowledges and agrees that in no event will a default under the AT&T Lease constitute a default under the Main Lease.

                    (d) Main Landlord and Landlord hereby confirm that the "Commencement Date" of the Main Lease is April 1, 1989 and that the Lease-Up Period (as defined in the Main Lease) has expired.

                    (e) In the event both Landlord and Main Landlord have the right to consent to, or approve, any matter contained in the Lease with respect to Tenant, Landlord shall be deemed to have consented to or approved such matter if Main Landlord shall have consented to and approved such matter; provided, however, the foregoing terms and provisions of this subsection 2.2 (e) shall only be applicable for so long as the Main Landlord (or the sole beneficiary of Main Landlord in the event Main Landlord is an Illinois land trust) is an entity which is more than fifty percent (50%) owned by AT&T or an entity owned or controlled by AT&T. Notwithstanding the foregoing proviso, approval by Landlord of the Plans (as defined in the Workletter) for the Tenant Work, the Tenant's Architect, Tenant's Contractors (as defined in the Workletter) and the specialized items described on Exhibit C to the Workletter shall be deemed to be approval by the Main Landlord. Tenant acknowledges and agrees that any approvals or consents of the Main Landlord hereunder or under the Lease or Workletter may be given by the sole beneficiary of the Main Landlord in the event the Main Landlord is an Illinois land trust.

                    (f) Landlord agrees to promptly furnish Tenant with copies of any and all notices received from or delivered to Main Landlord under the Main Lease to the extent such notices contain








          information which, in the reasonable opinion of Landlord, is reasonably likely to have a material and adverse economic impact on Tenant's tenancy as a subtenant under the Lease. A material and adverse change in the level, quality or extent of services to be furnished pursuant to Section 5 of the Lease shall be deemed, for the purposes hereof, as reasonably likely to have a material and adverse economic impact on Tenant's tenancy.

                    (g) Main Landlord agrees to promptly furnish Tenant with copies of any and all notices it delivers to Landlord under the Main Lease to the extent such notices contain information which, in the reasonable opinion of Main Landlord, is reasonably likely to have a material and adverse economic impact on Tenant's tenancy as a subtenant under the Lease. A material and adverse change in the level, quality or extent of services to be furnished pursuant to Section 5 of the Lease shall be considered as reasonably likely to have a material and adverse economic impact on Tenant's tenancy.

                    (h)  Main Landlord agrees that Tenant or its
          representative shall have the right to examine Main Landlord's books and records showing "Expenses" and "Taxes" (as such terms are defined in the Main Lease), to the same extent, and subject to the same terms and conditions, Landlord has the right to do so under the Main Lease, upon reasonable prior notice and during normal business hours at any time within fifty (50) days after Tenant receives the copy of Landlord's Statement as set forth in subsection 2(d) of the Lease. If Tenant objects to any item set forth in Landlord's Statement it must furnish Landlord and Main Landlord with written notice of such objection within said fifty
          (50) day period ("Objection Notice"). Unless the Tenant shall deliver the Objection Notice within the aforesaid fifty (50) day period, such Landlord's Statement shall be considered as final and accepted by the Tenant. Notwithstanding the foregoing, the terms and provisions of this subsection 2.2(h) shall only be applicable for so long as the Main Landlord (or the sole beneficiary of the Main Landlord in the event the Main Landlord is an Illinois land trust) is an entity which is more than fifty percent (50%) owned by AT&T or an entity owned or controlled by AT&T.

                    (i)  Nothing herein contained or contained in the Lease
          (i) shall be deemed a waiver or modification of the Main Landlord's rights under the Main Lease, (ii) shall create any new obligations for Main Landlord under the Main Lease, or (iii) expand or modify in any way any of Main Landlord's obligations under the Main Lease.

                    (j) Nothing contained in this subsection 2.2 shall create any new obligations for Landlord or expand or modify in any way any of Landlord's obligations under the Lease.









                    (k) Whenever Tenant is required to obtain the consent of Main Landlord under the terms and provisions of the Lease, Main Landlord agrees that such consent shall not be unreasonably withheld or delayed.

                    (l) Main Landlord agrees that prior to January 1, 1996, Main Landlord will use reasonable efforts to notify any tenants in the Building constructing any improvements on the roof of the Building after the date hereof of the rights of the Tenant under Section 30 of the Lease.

                    2.3 Direct Lease Option. (a) Subject to the terms and provisions of subsection 2.3(c) below, Tenant is hereby given the option ("Direct Lease Option") to enter into a direct lease with Main Landlord after the expiration of the initial Term of the Lease ("Direct Lease"); provided, however, such Direct Lease Option shall be subject to, and conditioned upon, the following:

                    (i) Tenant shall give Landlord and Main Landlord written notice in the form attached hereto as Exhibit B ("Direct Lease Notice") of its intent to exercise the Direct Lease Option at least five hundred and fifty (550) days prior to the expiration of the initial Term of the Lease (in the event Tenant fails to deliver Landlord and Main Landlord the Direct Lease Notice as aforesaid, the Direct Lease Option shall be deemed waived by Tenant);

                    (ii) At the time Landlord and Main Landlord receive the Direct Lease Notice set forth in subsection 2.3 (a)(i) above, and at the expiration of the initial Term of the Lease, Tenant shall not be in Default under the terms and provisions of the Lease and the Lease shall be in full force and effect;

                    (iii) The Direct Lease shall be on the same terms and conditions as set forth in the Lease, except: (A) such modifications and revisions as are necessary to reflect the conversion from a sublease to a direct lease, (B) the initial term of the Direct Lease shall be for five (5) Lease Years, (C) the Base Rent for the Direct Lease shall be ninety-five percent (95%) of the then current Market Base Rent (as hereinafter defined), and (D) the terms and provisions of Section 42 of the Lease shall not be applicable, but Tenant shall (subject to subsection 2.3(c) below) have one (1) option to extend the initial term of the Direct Lease for a period of five (5) additional Lease Years ("Direct Lease Extension Option"), provided that: (I) Tenant gives Main Landlord and Landlord written notice ("Extension Notice") at least five hundred and fifty (550) days prior to the expiration of the initial term of the Direct Lease of its intent to exercise the Extension Option (in the event Tenant fails to deliver Main Landlord and Landlord the Extension Notice as aforesaid, the Direct Lease Extension Option shall be deemed waived by Tenant), (II) Tenant is not in








          Default under the Direct Lease either at the time of the delivery of the Extension Notice or at the expiration of the initial term of the Direct Lease, and (III) the Base Rent under the Direct Lease for the term of the Direct Lease Extension Option shall be ninety-five percent (95%) of the then current Market Base Rent.

                    (b) "Market Base Rent" for the purposes of this subsection 2.3 shall be negotiated in good faith by the parties and shall mean the base rental rate which would be offered to a tenant for space of comparable size to the Premises in office buildings comparable to the Building in the same geographic area as the Building (herein the "Chicago Business District Market") as of the time the Direct Lease Notice or Extension Notice (as the case may be) is delivered; provided, however, Market Base Rent as determined in this subsection 2.3(b) shall assume that the proposed lease obligation would: (i) not impose on the Main Landlord any cost for brokerage services to identify a tenant;
          (ii) be a direct, full recourse obligation of an entity with the creditworthiness of Chicago and North Western Transportation Company, a Delaware corporation, as of the date the Direct Lease Notice or Extension Notice (as the case may be) is delivered,
          (iii) not provide Tenant with any tenant improvement construction allowances, rent abatement or other concessions typical for a new tenant; and (iv) provide for immediate commencement of Tenant's obligation to pay rent without any delay because of, or cost with respect to, marketing of space or the need to construct improvements.

                    Main Landlord shall deliver to Tenant a written notice within sixty (60) days after Main Landlord's receipt of the Direct Lease Notice or Extension Notice (as the case may be) ("Main Landlord's Rent Notice") which shall specify the annual Market Base Rent for the Direct Lease or Direct Lease Extension Option (as the case may be) and monthly installments thereof. Should Tenant disagree with the Market Base Rent so determined by Main Landlord in the Main Landlord's Rent Notice and should Tenant and Main Landlord be unable to mutually agree as to what Market Base Rent should be, Tenant may demand by giving written notice to Main Landlord, at any time within thirty (30) days of Tenant's receipt of Main Landlord's Rent Notice, that the determination of Market Base Rent be submitted to arbitration ("Arbitration Notice"); provided, however, in the event Tenant fails to give the Arbitration Notice to Main Landlord within the aforesaid thirty (30) day period, Tenant shall be deemed to have accepted Main Landlord's determination of Market Base Rent. Such arbitration shall be conducted in Chicago, Illinois in accordance with the following: The Tenant shall designate simultaneously with the delivery of its Arbitration Notice, and the Main Landlord shall designate within fifteen (15) days after receipt of an Arbitration Notice, the name of an arbitrator who holds an M.A.I. designation or its equivalent and who is familiar with the Chicago Business District Market rentals. Within thirty (30) days after the designations, as aforesaid, the two (2) arbitrators chosen shall each make their written decision as to






          the Market Base Rent. In the event the two (2) arbitrators agree on the determination of Market Base Rent, said agreed amount shall be the Market Base Rent for the purposes hereof. Should such arbitrators disagree as to the Market Base Rent, but should the higher determination of Market Base Rent be equal to or within ten (10%) percent of the lower determination, the average of the amounts determined by the two (2) arbitrators shall be deemed the Market Base Rent; provided, however, in the event Tenant is not satisfied with the amount of the Market Base Rent as determined by the two (2) arbitrators as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord and Main Landlord ("Revocation Notice #1") within ten
          (10) days after receipt of the written determination of the two
          (2) arbitrators, to revoke its Direct Lease Notice or Extension Notice (as the case may be) (but not the Option Notice given pursuant to Section 42 of the Lease) in which event the Lease or Direct Lease (as the case may be) shall remain in full force and effect as if such Direct Lease Notice or Extension Notice (as the case may be) had not been given by Tenant (in the event, however, Tenant fails to give Revocation Notice #1 as aforesaid, it shall be deemed to have approved and accepted the amount of Market Base Rent determined by the two (2) arbitrators as aforesaid). In the event the two (2) arbitrators are in excess of ten percent (10%) apart, and, in the further event, Main Landlord and Tenant cannot mutually agree as to the Market Base Rent within ten (10) days after receipt of the determination by such two (2) arbitrators, the two (2) arbitrators shall appoint a third arbitrator of equal qualification who shall determine Market Base Rent within thirty
          (30) days of appointment. In such event, the average of the amounts determined by the three (3) arbitrators shall be deemed the Market Base Rent; provided, however, in the event Tenant is not satisfied with the amount of the Market Base Rent as determined by the three (3) arbitrators as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord and Main Landlord ("Revocation Notice #2") within ten
          (10) days after receipt of the written determination of the three
          (3) arbitrators, to revoke its Direct Lease Notice or Extension Notice (as the case may be) (but not the Option Notice given pursuant to Section 42 of the Lease) in which event the Lease or Direct Lease (as the case may be) shall remain in full force and effect as if such Direct Lease Notice or Extension Notice (as the case may be) had not been given by Tenant (in the event, however, Tenant fails to give Revocation Notice #2 as aforesaid, it shall be deemed to have approved and accepted the amount of Market Base Rent determined by the three (3) arbitrators as aforesaid). Unless Tenant delivers either Revocation Notice #1 or Revocation Notice #2 as aforesaid, any determination shall be binding upon Tenant and Main Landlord, and be enforceable by any court exercising jurisdiction over the parties. The cost of the arbitration, excluding fees of counsel for Main Landlord and Tenant ("Cost of the Arbitration"), shall be divided equally between the parties; provided, however, Tenant shall be solely responsible for the Cost of the Arbitration in the event Tenant delivers either Revocation Notice #1 or Revocation Notice #2 (as






          the case may be). In the event the arbitration is not resolved at the end of the initial Term of the Lease (or initial Term of the Direct Lease, as the case may be), the Direct Lease or Extension Option (as the case may be) shall become effective (subject to the terms of subsection 2.3(c) below and of the next sentence) and Tenant shall pay as Base Rent during the initial Term of the Direct Lease or Extension Option (as the case may be) the Base Rent then being paid by Tenant under the Lease or the Direct Lease (as the case may be). In such event, upon determination of the Market Base Rent, the Rent paid during the period of dispute shall be retroactively adjusted and appropriate payment made; provided, however, in such event, the Tenant shall have the right to be exercised upon written notice delivered to Main Landlord and Landlord (except only Main Landlord in the case of the Direct Lease Extension Option) within ten (10) days of Tenant's receipt of the arbitrators' written determination of Market Base Rent ("Arbitration Determination"), to terminate the Direct Lease or Extension Option (as the case may be) effective three hundred and sixty five (365) days from Tenant's receipt of the Arbitration Determination. In the event Tenant fails to deliver the termination notice within the aforesaid ten (10) day period, Tenant shall be deemed to have accepted the Arbitration Determination and shall no longer have the right to terminate the Direct Lease as aforesaid.

                    (c) The parties hereto acknowledge and agree that the Tenant's election to exercise its Direct Lease Option pursuant to, and in accordance with, this subsection 2.3, shall be deemed a concurrent exercise by Tenant of its Extension Option pursuant to, and in accordance with, Section 42 of the Lease. Notwithstanding the foregoing, if, after Landlord's receipt of the Direct Lease Notice: (i) Landlord exercises its corresponding option to extend the Main Lease pursuant to, and in accordance with, Section 31 of the Main Lease, and such option to extend actually takes effect, then Tenant's exercise of the Direct Lease Option pursuant to this subsection 2.3 shall automatically be null and void and Tenant shall be deemed to have solely exercised the Extension Option pursuant to Section 42 of the Lease; (ii) Landlord does not exercise its corresponding option to extend the Main Lease pursuant to, and in accordance with, Section 31 of the Main Lease, or such option to extend after being exercised fails to actually take effect, then Tenant's exercise of the Extension Option under the Lease shall automatically be null and void and Tenant shall be deemed to have solely exercised the Direct Lease Option pursuant to, and in accordance with, this subsection 2.3; or (iii) Landlord elected to exercise the first of its Extension Options pursuant to
          Section 31 of the Main Lease, Tenant elected to exercise the first of its Extension Options pursuant to Section 42 of the Lease, and Landlord does not exercise its second Extension Option pursuant to Section 31 of the Main Lease, then Tenant shall be entitled to the Direct Lease Option pursuant to and in accordance with the terms and provisions of subsection 2.3(a) above after the expiration of the Tenant's first Extension Option except that






          the "Direct Lease Extension Option" discussed in subsection 2.3(a)(iii)(D) above shall not be applicable with respect thereto. Landlord agrees to give Tenant a copy of the notice sent to the Main Landlord by Landlord under Section 31 of the Main Lease exercising Landlord's option to extend the Main Lease. Notwithstanding anything to the contrary in subsection 2.3(b), in the event subsection 2.3(c)(i) above is applicable, Landlord shall be solely responsible for the Cost of the Arbitration.

                    2.4 Subordination, Non-Disturbance and Attornment Agreement and Specific Agreements with Mortgagee.

                    (a) Mortgagee hereby represents, warrants and covenants to Tenant as of the date hereof that Mortgagee is the holder and owner of the Mortgage.

                    (b) Main Landlord represents, warrants and covenants to Tenant as of the date hereof that the Main Lease is not subordinate to any mortgage or ground lease, except the Mortgage.

                    (c) Mortgagee agrees that, for so long as the Lease (including any extensions thereof) is in full force and effect, Tenant (as the sublessee of Landlord under the Lease) shall be entitled to the rights and benefits afforded to Landlord under the SNDA and that the rights and benefits afforded to Landlord under the SNDA shall, to the extent applicable, extend to the Additional Tenant Rights (as hereinafter defined) and periods covered by the Direct Lease.

                    (d) Tenant acknowledges and agrees that, in addition to the consent of the Landlord and Main Landlord as set forth in
          Section 12 of the Lease, the prior written consent of the Mortgagee shall be required in connection with any mortgage by Tenant of its interest in the Lease.

                    (e) Notwithstanding anything to the contrary set forth herein or in the Lease, in no event will Mortgagee be liable for, or be obligated to make, the Casualty Termination Payment set forth in Section 13(a)(ii) of the Lease (including, without limitation, in the event Mortgagee succeeds to the interests of the Landlord under the Lease).

                    (f) Except as expressly set forth herein, nothing contained in this subsection 2.4 shall create any new obligations for Mortgagee or expand or modify in any way any of Mortgagee's obligations under the SNDA.

                                     ARTICLE III
                                    Miscellaneous

                    3. (a) This Agreement is executed by American National Bank and Trust Company of Chicago, not personally but solely as Trustee under the provisions of a certain Trust Agreement dated April 1, 1985, and known as Trust No. 64020. All






          the covenants and conditions to be performed hereunder by American National Bank and Trust Company of Chicago are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against American National Bank and Trust Company Trust No. 64020, the beneficiaries of American National Bank and Trust Company Trust No. 64020 or any partners of the beneficiaries of American National Bank and Trust Company Trust No. 64020 by reason of any of the covenants, statements, representations or warranties contained in this Agreement.

                    (b) Each provision of this Agreement shall extend to and shall bind and inure to the benefit not only of Mortgagee, Main Landlord, AT&T, Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns (subject in the case of Tenant to subsection (m) below).

                    (c) No modification, waiver or amendment of this Agreement or of any of its conditions or provisions shall be binding upon Mortgagee, Main Landlord, AT&T, Landlord or Tenant unless in writing signed by Main Landlord, AT&T, Landlord, Tenant and Mortgagee (as the case may be).

                    (d) The word "Tenant," whenever used herein, shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply to corporations or other organizations, partnerships or other entities, or individuals, shall, in all cases, be assumed as though in each case fully expressed.

                    (e) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

                    (f) Time is of the essence of this Agreement and of each and all provisions hereof.

                    (g) The invalidity of any provision of this Agreement shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Agreement.

                    (h) In computing any period of time pursuant to this Agreement, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so counted will be included, unless it is a Saturday, Sunday or a legal holiday in the State of Illinois, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

                    (i) All notices, demands, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be personally served or sent by






          registered or certified mail, postage prepaid, return receipt requested, or by an overnight courier service which provides receipts of service, or by telecopy (with the hard copy thereof sent by one of the other methods of delivery authorized by this Section), addressed to the party to be so notified as at their respective addresses as follows:

               To Mortgagee:       The Travelers Insurance Company
                                   2215 York Road
                                   Suite 504
                                   Oak Brook, Illinois  60521
                                   Attention:  Managing Director and
                                               John C. Murray
                                   Telecopy:  (708) 574-2208

               with a copy to:     The Travelers Insurance Company
                                   One Towers Square
                                   Hartford, Connecticut  06187
                                   Attention:  General Counsel
                                   Telecopy:  (203) 954-2620

               To Tenant:          Chicago and North Western
                                     Transportation Company
                                   One North Western Center
                                   165 North Canal Street
                                   Eighth Floor
                                   Chicago, Illinois 60606
                                   Attention:  Senior Vice President -
                                               Finance and Accounting and
                                               Senior Corporate Real Estate
                                               Counsel
                                   Telecopy:  (312) 559-6018

               To Main Landlord:   American National Bank and Trust
                                   Company of Chicago as Trustee
                                   under Trust No. 64020
                                   33 North LaSalle Street
                                   Chicago, Illinois  60690
                                   Attention:  Trust Officer
                                   Telecopy:  (312) 661-5373

               To Landlord:        AT&T Communications, Inc.
                                   c/o AT&T Resource Management
                                     Corporation
                                   222 Mt. Airy Road
                                   Basking Ridge, New Jersey 07920
                                   Attention:  District Manager, Real
                                     Estate Joint Ventures
                                             and
                                   Attention:  Senior Attorney
                                   Telecopy:  (908) 953-9113

          Mailed communications shall be deemed to have been delivered upon actual receipt thereof. Any person entitled to receive notice






          may change its address by notice given in accordance with this Section.

                    (j) This Agreement may be signed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument, but in making proof, it shall only be necessary to produce one such counterpart.

                    (k) The parties hereto each represent and warrant that they are duly authorized to enter into this Agreement and perform their obligations hereunder.

                    (l) This Agreement shall not be recorded, but a reference to this Agreement (including the Direct Lease Option) for notice purposes may be included in any short form of lease which is recorded pursuant to the terms and provisions of the Lease.

                    (m) Except in connection with an assignment of the Lease as permitted in accordance with the terms and provisions thereof, Tenant shall not assign, convey, encumber or transfer any of its rights, duties or obligations under this Agreement without the consent of Main Landlord and Landlord.

                    (n) The term "Main Landlord" as used in this Agreement means only the landlord under the Main Lease and any successors and assigns of Main Landlord under the Main Lease so that in the event of any assignment, transfer or conveyance once or successively, of the Main Landlord's interest in the Main Lease to any other party who assumes the Main Landlord's obligations under the Main Lease, said Main Landlord making such transfer, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Main Landlord hereunder accruing after such transfer, conveyance or assignment, and Tenant agrees to look solely to such transferee, or assignee with respect thereto. The holder of a mortgage or trust deed (or assignment in connection with a mortgage or trust deed) shall not be deemed such an assignee under this paragraph. This Agreement and the rights and obligations of Tenant hereunder shall not be affected by any such assignment, transfer or conveyance and Tenant agrees to attorn to the grantee or assignee.

                    (o) From and after the time that Tenant receives a written notice from Main Landlord that Landlord is in "Default" (as such term is defined in the Main Lease) under the Main Lease, and only for so long as said "Default" (as such term is defined in the Main Lease) is continuing and has not been cured, and provided that: (i) the Main Lease and the Lease are still in full force and effect, (ii) the "Default" (as such term is defined in the Main Lease) by Landlord under the Main Lease was not caused, directly or indirectly, as a result of a default by Tenant under the Lease, and (iii) Tenant is not in Default under the Lease, then Tenant may, and upon the request of Main Landlord shall, pay all Rent and other amounts due under the Lease






          directly to Main Landlord at such place as Main Landlord may direct, and in the absence of such direction, at the address of the Main Landlord specified in Section 3(i) above. Concurrently with the payment of any Rent by Tenant to Main Landlord as aforesaid, Tenant shall deliver to Landlord written evidence that such payments were made. Any payments of Rent by Tenant to Main Landlord under this Section shall satisfy Tenant's obligations to make said Rent payments under the Lease.

                    (p) Main Landlord hereby certifies to Tenant that, as of the date hereof: (i) to the best of Main Landlord's knowledge and belief, Landlord is not in Default under the Main Lease, (ii) to the best of Main Landlord's knowledge and belief, Landlord is paying Rent due under the Main Lease on a current basis with no rental offsets or claims, and (iii) that there are no actions, whether voluntary or otherwise, pending against Main Landlord under the bankruptcy laws of the United States or any State thereof.

                    (q) Landlord hereby certifies to Tenant that, as of the date hereof: (i) to the best of Landlord's knowledge and belief, Main Landlord is not in default of its obligations under the Main Lease beyond applicable notice and cure periods, (ii) that Landlord is paying Rent under the Main Lease on a current basis with no rental offsets or claims, and (iii) that there are no actions, whether voluntary or otherwise, pending against Landlord under the bankruptcy laws of the United States or any State thereof.

                    (r) Except as specifically set forth in subsection 2.2(a) hereof, this Agreement will terminate concurrently with the termination of the Lease.

                    (s) Subject to the terms and provisions set forth below, and provided that Tenant is not in Default under the terms and provisions set forth in the Lease, Landlord and Main Landlord hereby acknowledge and agree that Tenant shall have the following additional rights ("Additional Tenant Rights") throughout the Term of the Lease (including any extensions thereof and/or pursuant to Tenant's possessory rights under the Direct Lease Option) at no additional cost or charge to Tenant except as specifically set forth below: (i) the right to use that portion of the sixteenth (16th) floor mezzanine of the Building consisting of approximately 800 square feet and more particularly described on Exhibit C attached hereto ("Alternate Power Source Space"), which Alternate Power Source Space shall be used by Tenant solely for the purpose of constructing, installing, operating, maintaining, inspecting, using and replacing an uninterruptable power system ("UPS") and a second source power system ("SSPS") for service to the computers and appurtenances thereto from time to time installed in the Premises by Tenant (without in any way limiting the foregoing, it is expressly understood and agreed that the Alternate Power Source Space shall not be used for office purposes); (ii) to the extent that the






          Main Landlord determines, in its sole discretion, that there is sufficient space in the basement or on the roof of the Building, Tenant shall have the right to use up to 500 square feet of such space in the aggregate on such terms and conditions, and in such location, as Main Landlord may determine (except that no rent shall be charged therefore) ("Additional Power Source Space"), which Additional Power Source Space shall be used by Tenant solely for the purpose of installing and using an additional standby power system ("SPS") in connection with the Premises; and
          (iii) the right to use sufficient "chase", conduit, "raceways", wire and pipes in the Building for plumbing and electrical services from the UPS, SSPS and SPS to the Premises, or any part thereof, all in accordance with: (A) the Upper Level 16 Piping Plan, prepared by SOM and dated 5/28/87, (B) Lower Level 16 Piping Plan, prepared by SOM and dated 5/28/87, (C) Level 15 Piping Plan, prepared by SOM and dated 5/28/87 and (D) Level 2-14 Piping Plan, prepared by SOM and dated 5/28/87 (copies of (A),
          (B), (C) and (D) have been delivered to, and received by, Tenant). No rent shall be charged for the Additional Tenant Rights, and Tenant's Proportionate Share shall not be increased to reflect Tenant's use of the Alternate Power Source Space or Additional Power Source Space. Tenant shall be solely responsible for making all necessary arrangements with the utility company for electric current consumed in connection with the UPS, SSPS and SPS. In addition, any and all costs and expenses incurred in connection with the construction, installation, operation, maintenance, inspection, use and repair of the UPS, SSPS and SPS shall be borne exclusively by Tenant. The Tenant's construction and installation of the UPS, SSPS and SPS as well as the rights set forth in subsection (iii) above, shall be done pursuant to plans and specifications approved by Main Landlord and Landlord, which approval shall not be unreasonably withheld (including, without limitation, as to roof installations, Main Landlord's and Landlord's approval of the location, appearance and size thereof). In no event shall Tenant's installations on the roof interfere with Landlord's, Main Landlord's or other tenants use of existing roof top installations. Tenant shall exercise the Additional Tenant Rights in compliance with all laws, ordinances and regulations (including, without limitation, zoning and building codes) and any Rules and Regulations. Main Landlord and Landlord acknowledge and agree that the UPS, SSPS and SPS shall be for Tenant's exclusive use. Tenant hereby agrees that it shall not have the right to assign or sublet any of the Additional Tenant Rights separately from a sublease or assignment of a portion of the Premises. Without in any way limiting the foregoing, Tenant agrees to: (A) reimburse Main Landlord and/or Landlord for any insurance premiums incurred by Main Landlord and/or Landlord (as the case may be) which are attributable to the Additional Tenant Rights, and (B) to indemnify and hold Main Landlord and Landlord harmless from and against any and all loss, cost or liability suffered or incurred by Main Landlord and/or Landlord, their respective officers, partners, directors, employees or agents







          arising out of, or in connection with, the Additional Tenant
          Rights.

                    (t) Neither Landlord nor Main Landlord shall require Tenant to hoist any materials, equipment, machinery, furniture or any other property in connection with the performance of Tenant's Work (as defined in the Workletter) or Tenant's initial move into the Premises.




















































                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                        THE TRAVELERS INSURANCE COMPANY, a
                                        Connecticut corporation


                                        BY:  /s/ Gene S. Thompson
                                             Its:  Assistant Secretary


                                        AMERICAN NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO, not personally
                                        but solely as Trustee under Trust
                                        Agreement dated April 1, 1985, and
                                        known as Trust No. 64020


                                        BY:  /s/ A. Smith
                                             Its:  Trust Officer



                                        AT&T COMMUNICATIONS, INC., a
                                        Delaware corporation


                                        BY:  /s/ G. A. Decker
                                             Its:  Real Estate
                                                   Vice President



                                        AMERICAN TELEPHONE AND TELEGRAPH
                                        COMPANY, a New York corporation


                                        BY:  /s/ G. A. Decker
                                             Its:  Real Estate
                                                   Vice President



                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY, a Delaware
                                        corporation


                                        BY:  /s/ Robert Schmiege
                                             Its:  President










                                      EXHIBIT A

                                   TRAVELER'S SNDA


                                     SEE ATTACHED






















































                                        TIC Loan No.:  205361
                                        Address:  227 West Monroe Street
                                                  Chicago, Illinois 60603
                                        Tax No.   17-16-209-012


                          SUBORDINATION, NON-DISTURBANCE AND
                                 ATTORNMENT AGREEMENT


               THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") made this 20th day of August, 1989 between:

               THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation, herein for convenience referred to as "Mortgagee"; and

               AT&T COMMUNICATIONS, INC., a Delaware corporation, as assignee of AT&T RESOURCE MANAGEMENT CORPORATION, a New York corporation, herein for convenience referred to as "Tenant":


                                   R E C I T A L S:


               A. Pursuant to the terms and conditions of that certain Office Lease dated December 31, 1985 between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 1, 1985 and known as Trust No. 64020, as landlord ("Landlord"), and Tenant, as tenant, as amended by that certain First Amendment to Office Lease dated July 29, 1988 (collectively, the "Lease Agreement"), Tenant leased from Landlord the premises (the "Leased Premises") as located in the property legally described on Exhibit "A" attached hereto and made a part hereof (the "Property").

               B. To evidence a loan made by Mortgagee to Landlord in the principal amount of THREE HUNDRED SEVENTY MILLION DOLLARS ($370,000,000.00) ("Loan"), Landlord executed its note dated August 23, 1989, payable to the order of Mortgagee, which is secured by a mortgage conveying the Property (of which Leased Premises is a part), in favor of Mortgagee, recorded in the Office of the Recorder of Deeds of Cook County, Illinois ad Document Number 89394999 ("Mortgage").

               C. As a condition to the initial disbursement of the proceeds of Loan, Mortgagee requires that the interest of Tenant in and to Leased Premises and Lease Agreement be subordinated to the lien of Mortgage; PROVIDED, HOWEVER, that upon Tenant's performance of all of the terms, covenants, conditions and agreements required of it pursuant to Lease Agreement, Tenant's possession of Leased Premises shall not be disturbed.




                                  Page 1 of 7 Pages





               NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises herein contained, the sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

               1. Lease Agreement is and shall continue hereafter to be subject and subordinate to the lien of Mortgage, subject, however, to the provisions of this Agreement.

               2. In the event that Mortgagee or its successors, assigns, nominees or any other party claiming by, through or under Mortgagee (collectively "Successors") shall take possession of Leased Premises by foreclosure, deed in lieu of foreclosure or otherwise and Tenant is not then in default (beyond any grace period set forth in Lease Agreement for curing the same) of any covenant or condition of Lease Agreement to be performed by Tenant, Tenant shall peaceably hold and enjoy Leased Premises for the remainder of the unexpired term (including any extensions thereof), which possession shall be without hindrance or interruption.

               3. Tenant shall not be joined as a party-defendant in any action or proceeding which may be instituted or taken by Mortgagee by reason of any fault of a term or provision of the Mortgage.

               4. In the event Mortgagee or Successors shall succeed to the rights of Landlord pursuant to Lease Agreement:

                    (a) Tenant will attorn to Mortgagee or Successors and will perform, for the benefit of Mortgagee or Successors, all of the terms, covenants and conditions contained in Lease Agreement to be kept and performed by it and shall, at the request of Mortgagee or Successors, execute and deliver a written agreement of attornment; and

                    (b) Mortgagee or Successors shall not be (i) liable for any act or omission of any prior landlord (including Landlord); (ii) subject to any offsets or defenses which Tenant may have against Landlord or any prior landlord except as provided in Lease Agreement; or (iii) bound by any prepayment of rent or additional rent which Tenant may have paid for more than the current month to Landlord or any prior landlord.

               5. The term "Mortgagee" shall mean the holder of Mortgage (as the same may be assigned from time to time) and the term "Mortgage" shall mean Mortgage (as the same may be renewed, modified, replaced, extended or consolidated with mortgages placed on the Property, dated subsequent to the date of Lease Agreement).



                                  Page 2 of 7 Pages





               6. Any and all notices to be given pursuant hereto shall be sufficient if in writing and mailed by United States certified or registered mail, postage prepaid, addressed to Mortgagee and Tenant as follows:

                    If to Mortgage:   2215 York Road
                                      Oak Brook, Illinois 60521
                                      Attention:  Richard G. Griffith
                                                  Regional Vice President

                    With a copy to:   John C. Murray, Esq.
                                      The Travelers Insurance Company
                                      2215 York Road
                                      Oak Brook, Illinois 60521

                    If to Tenant:     AT&T Communications, Inc.
                                      Attention:  B. C. Hoette, Manager
                                                  Real Estate Planning
                                      300 South Riverside
                                      2nd Floor
                                      Chicago, Illinois 60606

                    With a copy to:   AT&T Resources Management Corporation
                                      222 Mt. Airy Road
                                      Basking Ridge, New Jersey 07920
                                      Attention:  Manager, Real Estate
                                                  Department, Vice
                                                  President, and General
                                                  Attorney

          All notices shall be deemed to have been received three (3) days following the postmark dates thereof.

               7. This Agreement and the covenants, conditions and promises herein contained shall inure to the benefit of and be binding upon Mortgagee and Tenant, their respective successors, assigns, grantees and legal representatives.


















                                  Page 3 of 7 Pages





               IN WITNESS WHEREOF, Mortgagee and Tenant have caused this Agreement to be executed by their duly authorized officers and their respective corporate seals to be affixed hereto, as of the day and year first above written.

          Mortgagee                          THE TRAVELERS INSURANCE
                                             COMPANY, a Connecticut
                                             corporation


                                             By: /s/ RICHARD G. GRIFFITH
                                             Title: Regional Vice President
          ATTEST:

          /s/ GEORGE PSARAS
          Title: Assistant Secretary




          Tenant                             AT&T COMMUNICATIONS, INC.,
                                             a Delaware corporation,
                                             as assignee of AT&T RESOURCE
                                             MANAGEMENT CORPORATION,
                                             a New York corporation


                                             By: /s/ B. C. HOETTE
                                                Its: Manager - Real Estate


























                                  Page 4 of 7 Pages





          STATE OF ILLINOIS   )
                              )    SS.
          COUNTY OF DU PAGE   )

               The undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Richard G. Griffith of THE TRAVELERS INSURANCE COMPANY, a Connecticut corporation ("Mortgagee"), and George Psaras, thereof, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Regional V.P. and Assistant Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act, and as the free and voluntary act of Mortgagee, for the uses and purposes therein set forth; and the said Regional V.P. did also then and there acknowledge that he, as custodian of the corporate seal of Mortgagee, did affix the same to said instrument as his own free and voluntary act, and as the free and voluntary act of Mortgagee, for the uses and purposes therein set forth.

               GIVEN under my hand and Notarial Seal this 27th day of September 1989.

                                             /s/ SUSAN HOCHRIEM
                                             Notary Public

          My Commission Expires    4/27/92

          STATE OF ILLINOIS   )
                              )    SS.
          COUNTY OF COOK      )

               The undersigned, a Notary Public in and for said County, in the State aforesaid, DOES HEREBY CERTIFY that B. C. Hoette as Manager Real Estate of AT&T COMMUNICATIONS, INC., a Delaware corporation ("Tenant"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _______________, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his/her own free and voluntary act, and as the free and voluntary act of Tenant, for the uses and purposes therein set forth; and the said _______________ did also then and there acknowledge that he, as custodian of the corporate seal of Tenant, did affix the same to said instrument as his/her own free and voluntary act, and as the free and voluntary act of Tenant, for the uses and purposes therein set forth.

               GIVEN under my hand and Notarial Seal this 24th day of August, 1989.

                                        /s/ NADIA K. CHOMKO
                                        Notary Public

          My Commission Expires    1/30/90

                                  Page 5 of 7 Pages





                                      EXHIBIT A


                          LEGAL DESCRIPTION OF THE PROPERTY


          PARCEL 1

          Lot 1 (except the West 40.00 feet thereof taken or used or Franklin Street) and all of Lots 2 and 3 in Block 3 in Block 93 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, in Cook County, Illinois.


          PARCEL 2

          Easement for the benefit of Parcel 1 aforesaid as created by instrument dated June 20, 1984 made by Chicago Title and Trust Company, as Trustee under Trust Agreement dated December 7, 1973 and known as Trust Number 63493, recorded on June 21, 1984 as Document 271040707 and rerecorded June 14, 1985 as Document 85060359 for ingress and egress over, across and upon the following described property:

               The South 22 feet 10 inches of Lot 9 in Bolles
               Subdivision of Lot 4 in Block 93 in School Section
               Addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois

               and

               The South 22 feet 10 inches of that part of original Lot 4 lying West of the West line of the Subdivision of original Lot 4 and East of the line of original Lot 3 (said East line of Lot 3 being also the East line of the 10 foot private alley in Block 93 in School Section Addition to Chicago in Section 16, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.


          PARCEL 3

          Easement for the benefit of Parcel 1 as created by declaration dated August 30, 1986 and recorded October 28, 1986 as Document 86504773 made by American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated March 15, 1986 and known as Trust Number 66917 to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 1, 1985 and known as Trust Number 64020.



                                  Page 6 of 7 Pages





          (a) To construct, install, maintain and replace such portions of subsurface foundation and caissons as shall encroach;

          (b) To maintain such inadvertent encroachments of the subsurface and above ground structure as shall result from construction, shifting, or settlement thereof; and

          (c) For ingress and egress to the extent reasonably necessary to permit construction, maintenance, repair, and replacement of the building on the land.

          Over, under, and across the following described property:

          That part of Field and Perkin's Subdivision of Lots 5, 6 and 7 and that part of Lot 8 lying east of the east line of Franklin Street in Block 93 in School Section Addition to Chicago in
          Section 16, Township 39 North, Range 14 East of the Third Principal Meridian described as follows:

          Beginning at the south west corner of Lot 1 of Field and Perkin's Subdivision aforesaid; thence north along the west line of Lot 1 of aforesaid a distance of 199.04 feet to the north west corner of Lot 1 aforesaid; thence east along the north line of Field and Perkin's Subdivision aforesaid and that part of the vacated east and west 20 foot public alley as described in Document Number 86067142 a distance of 196.76 feet to the point of intersection with the northerly extension of the east line of Lot 2 in Field and Perkin's Subdivision aforesaid; thence south along the east line of Lot 2 and its northerly extension aforesaid a distance of
          199.39 feet to the south east corner of Lot 2 aforesaid; thence west along the south line of Field and Perkin's Subdivision aforesaid, being also the north line of West Adams Street, a distance of 196.805 feet to the point of beginning, in Cook County, Illinois.





















                                  Page 7 of 7 Pages





                                      EXHIBIT B

                                    OPTION NOTICE



             CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY ("TENANT")
                                227 WEST MONROE STREET
                                  CHICAGO, ILLINOIS




          AT&T Communications, Inc. ("Landlord")
          c/o AT&T Resource Management Corporation
          222 Mt. Airy Road
          Basking Ridge, New Jersey  07920
          Attention:  District Manager, Real Estate Joint Ventures
                and
          Attention:  Senior Attorney

                    and

          Stein & Company Asset Services, Inc.
          Suite 3400
          227 West Monroe Street
          Chicago, Illinois 60606
          Attention:  Vice President/Asset Management

                    and

          American National Bank and
           Trust Company of Chicago ("American National")
           not personally but solely as Trustee under
           Trust Agreement dated April 1, 1985, and
           known as Trust 64020 ("Main Landlord")
          33 North LaSalle Street
          Chicago, Illinois  60603
          Attention:  Land Trust Department

                    Re:  Notice of Extension Option and Direct Lease Option

          Dear Ladies and Gentlemen:

                    In accordance with Section 42 of the Office Sublease between Landlord and Tenant dated as of October 25, 1993 ("Lease"), and subsection 2.3 of the Direct Lease Option, Attornment, Recognition and Consent Agreement among Landlord, Tenant, Main Landlord, The Travelers Insurance Company, American National, not personally but as Trustee under Trust Agreement dated April 1, 1985, and known as Trust No. 64020, dated as of October 25, 1993 ("Option Agreement"), Tenant hereby notifies you








          that tenant desires to exercise its irrevocable Extension Option with respect to the Lease and revocable Direct Lease Option under the Option Agreement.

                                        Sincerely,

                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY, a Delaware
                                        corporation


                                        BY:  /s/ Robert Schmiege
                                        Its:  President















































                                      EXHIBIT C

                             ALTERNATE POWER SOURCE SPACE




                    Attached to this Exhibit is an Exhibit C print which identifies approximately 800 square feet located in the southwest corner of the 16th floor mezzanine of the building known as AT&T Corporate Center, 227 West Monroe, Chicago, County of Cook, Illinois 60606, to be used as the alternate power source.
















































                                      EXHIBIT E

                                      FURNITURE


                                     SEE ATTACHED






















































                           EXHIBIT E OF THE OFFICE SUBLEASE


                    The furniture inventory, dated August 18, 1993, contains the furniture and audio/visual equipment located on floors 6 through 12 at the AT&T Corporate Center, 227 West Monroe, Chicago, County of Cook, Illinois 60606. Floors 6 through 10 and 12 contain the following Steelcase Series 9000 panel wall units:

                         42"H x 30"W - 3,101
                         45"H x 30"W - 3
                         53"H x 30"W - 694
                         65"H x 30"W - 2,663

          Floors 6 through 10 and 12 contain the following Steelcase Series 9000 panel system components:

                         BOOK BINS - 2,385
                         CENTER DRAWERS - 812
                         3-DRAWER PEDESTALS - 841
                         2-DRAWER PEDESTALS - 1,694
                         25" X 60" WORK SURFACES - 827
                         30" X 60" WORK SURFACES - 222
                         30" X 90" WORK SURFACES - 1,044
                         KEYBOARD TRAYS - 3
                         TABLES - 66
                         CURVED TABLES - 11
                         CUBE TYPE 37-1 - 1
                         CUBE TYPE 37-2 - 4
                         CUBE TYPE 56A - 199
                         CUBE TYPE 56B1 - 258
                         CUBE TYPE 56B2 - 2
                         CUBE TYPE 56B3 - 1
                         CUBE TYPE 75D - 212
                         CUBE TYPE 75B - 42
                         CUBE TYPE 75BM1 - 1
                         CUBE TYPE 75BM2 - 5
                         CUBE TYPE 75BM3 - 1
                         CUBE TYPE 75BM4 - 1
                         CUBE TYPE 75BM6 - 1
                         CUBE TYPE 112A - 66
                         CUBE TYPE 112B - 11
                         CUBE TYPE 112C1 - 11
                         CUBE TYPE 112C2 - 3
                         CUBE TYPE 112C3 - 9
                         CUBE TYPE 112C4 - 2

          Floors 6 through 10 and 12 contain the following miscellaneous furniture:

                         2' X 5' TABLES - 41
                         3' X 8' TABLES - 4
                         SMALL ROUND TABLE - 1

                                  Page 1 of 4 Pages





                         MEDIUM ROUND TABLES - 39
                         LARGE ROUND TABLE - 1
                         END TABLE - 1
                         OVAL CONFERENCE TABLE - 1
                         WOOD CONFERENCE TABLE - 1
                         4' x 8' CONFERENCE TABLE - 1
                         2-DOOR LATERAL FILE CABINETS - 22
                         3-DOOR LATERAL FILE CABINETS - 50
                         4-DOOR LATERAL FILE CABINETS - 507
                         5-DOOR LATERAL FILE CABINETS - 102
                         2-SHELF BOOKCASES - 7
                         3-SHELF BOOKCASES - 2
                         4-SHELF BOOKCASE - 1
                         5-SHELF BOOKCASES - 6
                         STAND-ALONE CLOSETS - 115
                         STORAGE CABINETS - 10
                         STANDARD OFFICE CHAIRS - 1,006
                         ARM CHAIRS - 28
                         SIDE CHAIRS - 437
                         EXECUTIVE CHAIRS - 30
                         CONFERENCE CHAIRS - 216
                         EXECUTIVE CONFERENCE CHAIRS - 29
                         60" COUCHES - 2
                         90" COUCH - 1
                         DESKS - 8
                         RECEPTION DESK - 1
                         DESKS WITH RETURN - 28
                         DESK WITH OVERHEAD RETURN - 1
                         CREDENZAS - 15
                         CREDENZAS WITH OVERHEAD - 27
                         ROUND DESKS - 3
                         30" X 30" TRAINING TABLES - 4
                         30" X 60" TRAINING TABLES - 30
                         30" X 90" TRAINING TABLES - 56
                         FILES - 4
                         WALL WHITE BOARDS - 7

          Floor 11 contains the following furniture:

                         DESKS - 12
                         CONFERENCE TABLES - 8
                         SMALL ROUND CONFERENCE TABLES - 7
                         COFFEE TABLES - 9
                         END TABLES - 18
                         DINING TABLES - 4
                         CREDENZAS - 3
                         CONSOLES - 6
                         TABLE DESK - 1
                         LAMP TABLE - 1
                         FLOOR LAMP - 1
                         MEDIA CART - 1
                         PODIUM AND WING - 1
                         4-DRAWER LATERAL FILES - 8
                         EXECUTIVE CHAIRS - 140

                                  Page 2 of 4 Pages





                         SIDE CHAIRS - 87
                         UPHOLSTERED CHAIRS - 22
                         CLERICAL CHAIRS - 20
                         DINING CHAIRS - 32
                         SOFAS - 11

          Floor 11 contains the following audio visual equipment:

                    BRYSTON 4B - AUDIO AMP - 1
                    BRYSON 2B - AUDIO AMP - 1
                    KLARK TEKNIK DN332 - WIDE BAN EQUALIZER - 1
                    OXMOOR DCA-2 - AUDIO CONTROLS - 1
                    OXMOOR DCA-3 - AUDIO CONTROLS - 1
                    TASCAM 44-OB-4 CHANNEL REEL TO REEL - 1
                    TASCAM CD-501 - CD PLAYER - 1
                    YORK CD-24 - SYSTEM CONTROLS - 1
                    YORK CD-18 - SYSTEM CONTROLS - 2
                    YORK POWER S24110 - 1
                    TASCAM 133B - 3 CHANNEL CASSETTE DECK - 1
                    YAMAHA M406 - 6 CHANNEL AUDIO MIXER - 1
                    NAKAMICHI MR-1 - CASSETTE DECK - 1
                    SONY V07600 - 3/4" VIDEO PLAYER - 1
                    RTS SYSTEMS 444 - SYSTEM EQUIPT. - 5
                    YORK AS8 - SYSTEM CONTROLS - 3
                    PANASONIC AG7500 - 1/2" VIDEO RECORDER - 2
                    GVG 10-XL - VIDEO SWITCH - 1
                    GVG DECODER (CV-20) - 1
                    GVG DECODER CARD (CV-24) - 1
                    GVG POWER SUPPLY - 2
                    GVG POWER SUPPLY CARD - 1
                    BARCO RCVDS 400 QUAD - SWITCHING SYS - 1
                    BARCO A/V INPUT MODULE - 6
                    BARCO RGBS INPUT MODULE - 4
                    GVG 8500 DA FRAME - 1
                    SONY CAMERA CONTROL UNIT - 1
                    SONY PVM 91-BW CAMERA MONITOR - 1
                    SONY CMA8 - CAMERA AUX POWER - 1
                    GVG 8501 DA CARDS - AMPS - 4
                    KODAK III AMT PROJECTOR - 2
                    MAST 137-S43 PROJECTOR - 2
                    ISCO 60 MM 2.35 LENS - 4
                    CHIEF MSU-300 PROJ RACK - 3
                    CHIEF PROJECTOR STANDS - 0
                    LIBERTY MIRROR 756 MIRROR - 2
                    AVL DOVE X2 DISSOLVE - SLIDE PROJ CONTRL - 2
                    YORK PR-1 PRESET PANEL - 1
                    YORK RAC-3 R/A CONTROLLER - 2
                    YORK RAD-2 R/A DISSOLVE-SLIDE PROJ CONTRL - 1 35 MM SLIDE PROJECTORS - 4
                    BEYER M500 MICROPHONES & STANDS - 4
                    STORAGE BOXES - 6
                    TALL MICROPHONE STANDS - 3
                    SONY 1031Q VIDEO PROJECTOR - 1
                    B&W MONITOR SPEAKERS - 2

                                  Page 3 of 4 Pages





                    MITSUBISHI MONITORS - 2
                    MONITOR SELECT PANEL - 1
                    YORK LCD TOUCH PANEL CPC576 - 2
                    PANASONIC A505 REMOTE CONTROLLER - 1
                    SONY AUTO SEARCH CONTRL BUTTON RX353 - 1
                    BARCO TELECOMMANDER RCVDS4 - 1
                    STEREO CORD (RED) - 24
                    MONO CORD (RED) - 6
                    SHORT VIDEO PATCH (PINK) - 12
                    18" VIDEO PATCH (PINK) - 11
                    PHONO CORD (RED) - 10
                    FEMALE AUDIO CORD (BLACK TOP) - 6
                    MALE AUDIO CORD (BLACK TOP) - 4
                    5 FT. VIDEO CABLES - 8 PAIR
                    MICROPHONE CABLES - 5 PAIR
                    MASTER SET OF SCHEMATICS FOR AUDIO - 1 SET
                    REVOX B285 - AM/FM RECV AMP - 6
                    JVC 1/2" VCR HR-S 7000U - 6
                    REVOX B226 - CD PLAYER - 6
                    SONY ST-72TV - TV TUNER - 6
                    MEMOREX CB-8 UNIVERSAL CONTROL - 6
                    MITSUBISHI 35" MULTISYNC TV MONITOR - 6
                    POWER SWITCH - 6
                    M3 CAMERA - 1
                    FUJINON CAMERA CONTROL BUTTON - 1






























                                  Page 4 of 4 Pages



                                      EXHIBIT F

                                    ECONOMIC TERMS


          A.   BASE RENT AND LANDLORD'S ALLOWANCE

                    The Base Rent and Landlord's Allowance designated by Tenant pursuant to Section 2(a)(xiv) of the Lease shall be determined in accordance with the following options:


          BASE RENT PER SQ/FT                LANDLORD'S ALLOWANCE
               PER ANNUM                          PER SQ/FT
                $5.65              =               $ 5.00
                $6.28              =               $10.00
                $6.92              =               $15.00
                $7.56              =               $20.00
                $8.20              =               $25.00

                    Tenant may also request a Landlord's Allowance between $5.00 per square foot and $25.00 per square foot which is not in a multiple of $5.00, in which case Base Rent per square foot will be ratably adjusted on the basis of the Landlord's Allowance selected by Tenant. It is understood and agreed that in no event will: (a) the Base Rent per square foot designated by Tenant as aforesaid be less than $5.65 per square foot or more than $8.20 per square foot, and (b) the Landlord's Allowance be less than $5.00 per square foot or more than $25.00 per square foot.

          B.   RENTABLE AREA OF PREMISES

                    The Rentable Area of the relevant floors of the Building for the purposes of this Lease shall be as follows:

                    1.    6th Floor =  38,328
                    2.    7th Floor =  35,231
                    3.    8th Floor =  35,137
                    4.    9th Floor =  34,503
                    5.   10th Floor =  34,330
                    6.   11th Floor =  34,330
                    7.   12th Floor =  33,166

                              Total = 245,025

                    The Rentable Area of the Premises designated by Tenant pursuant to Section 2(a)(xiv) of the Lease shall: (a) consist of between 206,697 rentable square feet and 245,025 rentable square feet, (b) be located on contiguous floors six (6) through eleven
          (11), seven (7) through twelve (12) or six (6) through twelve
          (12) of the Building, and (c) contain no more than one (1) partial floor, which partial floor, if any, shall be located on the twelfth (12) floor of the Building and shall be in such location designated by Tenant which is reasonably acceptable to Landlord.







                                      EXHIBIT G

                                      MAIN LEASE


                                     SEE ATTACHED






















































          0084.0.0














                                       FORM OF

                                AT&T CORPORATE CENTER

                                     OFFICE LEASE

                                       BETWEEN

                 AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                           AS TRUSTEE UNDER TRUST NO. 64020

                                    (as Landlord)

                                         and

                         AT&T RESOURCE MANAGEMENT CORPORATION

                                     (as Tenant)


                              Dated:  December 31, 1985



















                                  Page 0 of 74 Pages





          0085.0.0

                                     OFFICE LEASE

                                  TABLE OF CONTENTS
                                                                       Page

           1.  Base Rent...............................................  2
           2.  Additional Rent.........................................  2
           3.  Prior Occupancy......................................... 19
           4.  Use of Premises......................................... 19
           5.  Services................................................ 20
           6.  Condition and Care of Premises.......................... 25
           7.  Return of Premises...................................... 27
           8.  Holding Over............................................ 28
           9.  Rules and Regulations................................... 29
          10.  Rights Reserved to Landlord............................. 29
          11.  Alterations............................................. 32
          12.  Assignment and Subletting............................... 35
          13.  Damage or Destruction by Casualty....................... 39
          14.  Eminent Domain.......................................... 41
          15.  Default: Landlord's Rights and Remedies................. 42
          16.  Subordination........................................... 46
          17.  Mortgagee Protection.................................... 48
          18.  Quiet Enjoyment......................................... 48
          19.  Subrogation and Insurance............................... 49
          20.  Nonwaiver............................................... 50
          21.  Estoppel Certificate.................................... 50
          22.  Tenant Authorization.................................... 51
          23.  Landlord Authorization.................................. 51
          24.  Real Estate Brokers..................................... 51
          25.  Notices................................................. 52
          26.  Delivery of Possession and Liquidated Damages........... 52
          27.  Miscellaneous........................................... 53
          28.  Landlord................................................ 55
          29.  Title and Covenant Against Liens........................ 55
          30.  Leasing of Additional Premises.......................... 56
          31.  Option to Extend........................................ 59
          32.  Tenant Release Rights................................... 60
          33.  Relocation Rights....................................... 61
          34.  Right of First Offer.................................... 62
          35.  Bankruptcy or Insolvency................................ 63
          36.  Tenants................................................. 65
          37.  Abatement of Lease Payments............................. 66
          38.  Building Name and Signage............................... 66
          39.  Roof Rights............................................. 66
          40.  Attorneys' Fees......................................... 67
          41.  Waiver.................................................. 67
          42.  Short Form of Lease..................................... 67
          43.  Partnership Default..................................... 68
          44.  Termination Rights...................................... 68
          45.  Mutual Indemnity and Waiver............................. 68




                                  Page i of ii Pages





          0086.0.0



                                                                       Page

          46.  "Force Majeure"......................................... 69
          47.  Arbitration............................................. 69
          48.  Investment Tax Credit................................... 70
          49.  Use of Name............................................. 71
          50.  Exculpatory Provisions.................................. 71



                                       EXHIBITS

          Exhibit A:          Floor Plan

          Exhibit B:          Workletter

          Exhibit C:          Commercial Space

          Exhibit D:          Legal Description of Land

          Exhibit E:          Rentable Area

          Exhibit F:          CPI Adjustment

          Exhibit G:          Cleaning Specifications

          Exhibit H:          Area of Tenant Guard Station

          Exhibit I:          Tenant Storage Area

          Exhibit J:          Rules and Regulations

          Exhibit K:          AT&T EEOC Requirements

          Exhibit L:          Expansion Area

          Exhibit M:          Joint Action Agreement

          Exhibit N:          Relocation Clause

          Exhibit 0:          Schedule of Business and Commercial
                                Activities

          Exhibit P:          Tenant Roof Area

          Exhibit Q:          Investment Tax Credit Election Form






                                 Page ii of ii Pages





                                     OFFICE LEASE




                    THIS LEASE, is made as of the 31st day of December, 1985, but is actually executed on the 16th day of May, 1986,
          WITNESSETH: AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust Agreement dated April 1, 1985, and known as Trust No. 64020 (herein called "Landlord"), hereby leases to AT&T RESOURCE MANAGEMENT CORPORATION, a New York corporation (herein called "Tenant"), and Tenant hereby accepts the premises as outlined on the floor plan attached hereto as Exhibit A (herein called "Premises") on partial floors three (3) and fourteen (14) and complete floors four (4) through thirteen (13) of the building to be located at 225 W. Monroe Street, Chicago, Illinois (herein called "Building"), for a term (herein called "Term") commencing on a date ("Commencement Date") described in the Workletter attached hereto as Exhibit B and ending on a date which is the earlier of twenty (20) years following the Commencement Date of this Lease or twenty (20) years following the Commencement Date of that certain lease by and between Landlord and AT&T Information Systems Inc. ("ATT-IS") executed concurrently herewith ("Termination Date"), unless sooner terminated or extended as provided herein, and subject to the agreements herein contained, paying as rent therefor the sums hereinafter provided, without any set-off, abatement, counterclaim or deduction whatsoever except as expressly herein set forth or as may, from time to time, be provided for by law. In no event shall a default under the lease with ATT-IS ("ATT-IS Lease") constitute a default hereunder nor shall the decision by ATT-IS to not extend its Lease in any way affect Tenant's extension option pursuant to
          Section 31 hereof. Following the establishment of the Commencement Date hereunder and the Commencement Date of the ATT-IS Lease, Landlord and Tenant shall enter into an amendment to this Lease setting forth the Commencement Date and the Termination Date.

                    Landlord specifically excepts and reserves to itself the use of any roof decks, except as otherwise set forth herein, the exterior portions of the Premises, and any areas in the Premises such as within walls, ceiling and floors, to the extent required for installation of utility lines and other installations required to provide services for other tenants of the Building and to maintain and repair same, provided, however that any such work shall be subject to the provisions of Section 10(f) hereof. Landlord specifically excepts and reserves to itself, unless otherwise specifically provided, all rights to the land, air rights and improvements below the improved floor level of the Premises, to the improvements and air rights above the Premises and to the land, air rights and improvements located outside the demising walls of the Premises.



                                  Page 1 of 74 Pages





                    IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

                    1. Base Rent. Tenant shall pay an annual base rent (herein called the "Base Rent") to Landlord for the Premises of payable in able in equal monthly installments of
                                                               ($       ).
          Monthly installments of Base Rent are herein called "Monthly Base Rent" and, subject to the provisions of Section 37 hereof, shall be payable, in advance on the first day of the first full calendar month and on the first day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month. Base Rent, Additional Rent (as hereinafter defined), Additional Rent Progress Payment (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the "Rent") shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease except as expressly herein set forth or as may, from time to time be provided for by law. [Note: Base Rent to be determined
          at the rate of $        per rentable square foot of Rentable Area
          of the Premises, as defined in Paragraph 2(a)(ix), as finally determined pursuant to Paragraph 2(a)(x) hereof.]

                    2. Additional Rent. In addition to paying the Base Rent specified in Section 1 hereof, Tenant shall also pay as additional rent the amounts determined in accordance with this
          Section 2 ("Additional Rent"):

                    (a)  Definitions. As used in this Lease,

                    (i) "Adjustment Date" shall mean the first day of the Term and each January 1 thereafter falling within the Term.

                   (ii) "Adjustment Year" shall mean each calendar year during which an Adjustment Date falls.

                  (iii) "Commercial Space" shall mean all areas of the Building devoted to retail tenants, but excluding the lobby and other common areas of the Building as shown on Exhibit C.

                   (iv) "Expenses" shall mean and include those costs and expenses paid by the Landlord for managing, operating, maintaining and repairing the Building and the personal property used in conjunction therewith (said Building and personalty being herein collectively called the "Project"), including (without limitation) maintenance of alarm and security systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers

                                  Page 2 of 74 Pages





               and landscaping, maintenance and repair of utility systems, elevators, electricity, steam, water, gas, sewers, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance, including, but not limited to, fire, extended coverage, all risk, liability, workmen's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project, to the extent same is customarily carried by owners of first-class non-institutional office buildings, painting, uniforms, management fees not to exceed three percent (3%) of the amounts upon which the management fee is calculated under the applicable management agreement (including the amount of the rent abatement pursuant to Section 37) (whether or not the management agent is affiliated with Landlord or its beneficial owner) supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits, as customarily paid by Owners of first-class office buildings, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing of the Project, legal and accounting expenses, including, but not to be limited to, such expenses related to seeking or obtaining reductions or preventing increases in assessed valuations in connection with real estate taxes or any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Project, except as hereinafter provided. Expenses shall not include costs or other items included within the meaning of the term "Taxes" (as hereinafter defined), costs of alterations of the premises of tenants of the Building, expenses of renovating or otherwise decorating vacant or previously leased space for tenants; costs of capital improvements to the Building (excluding repairs to Building equipment) depreciation charges, interest and principal payments on mortgages, ground rental payments, expenses incurred in leasing or procuring tenants including, without limitation advertising costs and real estate brokerage and leasing commissions, any expenditures for services which are provided to one or more tenants and which are not available generally to all office tenants, any expenditures for which Landlord has been reimbursed (other than pursuant to additional rent provisions in leases), except as hereinafter provided; legal costs in leasing space or incurred in disputes with tenants, except as set forth in Section 9(b) hereof; electricity and other utility services which are directly billed to tenants; wages, salaries or other

                                  Page 3 of 74 Pages





               compensation paid to any executive employees above the grade of building manager; wages, salaries and so-called fringe benefits of clerks or attendants in concessions or newsstands operated by the Landlord; the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment; the cost of repair or rebuilding in the event of fire or other casualty or eminent domain; the cost of installing, operating and maintaining a specialty improvement including, without limitation, an observatory or broadcasting facility, cafeteria or dining facility, an athletic, luncheon or recreational club, and any cost or expense paid to a related entity or entity not dealt with on an "arms'-length" basis which is in excess of the amount which would be paid in the absence of such relationship. Notwithstanding anything contained herein to the contrary, Expenses directly applicable to or solely utilized in connection with the Commercial Space (including, but not limited to utilities, scavenger services, janitorial and window washing) shall be paid for directly by tenants of the Commercial Space or if such direct payment is not feasible then Landlord shall require such tenants' proportionate share of such Expenses to be adjusted to reflect their increased use of any service over and above customary office use.

                    Tenant shall pay all Expenses attributable to the
               operation and maintenance of equipment installed at Tenant's request for Tenant's exclusive use with the exception of (a) equipment necessary for the performance of Landlord's obligations as set forth herein, and (b) elevators and loading docks comprising part of the Shell and Core Work (as defined in the Workletter) devoted to Tenant's exclusive use.

                    Notwithstanding anything contained herein to the
               contrary, Landlord and Tenant hereby agree that (1) in the event the Parking Garage (as hereinafter defined) is operated pursuant to a lease or license agreement under which the lessee or licensee is obligated to pay Expenses of the Parking Garage, from the revenue received by said lessee or licensee (as opposed to being an Expense of the Building), then expenses relating to the Parking Garage to the extent required to be paid by the lessee or licensee shall not be included in Expenses, and (2) in the event (1) above is not applicable, in no event shall Tenant be required to pay a percentage of Parking Garage Expenses greater than the ratio of the average number of spaces contracted for by Tenant on an annual basis over the total number of spaces in the Parking Garage. Tenant shall be deemed to use all spaces for which it pays no periodic fee pursuant to the provisions of Section 5(g).

                    Notwithstanding anything contained in this clause (iv)
               of Section 2(a) to the contrary,


                                  Page 4 of 74 Pages





                         (A) The cost of any capital improvements to the Building made after the date of this Lease which
                    (i) reduce Expenses or (ii) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, amortized on a straight line basis over the then anticipated useful life of the capital improvement (as determined in accordance with generally accepted accounting principles), together with interest on the unamortized cost of any such improvement (at the prevailing loan rate available to Landlord on the date the cost of such improvement was incurred) shall be included in Expenses, provided, however, as to (i) above, costs shall be included in Expenses only to the extent Expenses are actually reduced unless Tenant has previously approved such capital improvement in accordance with Section 2(i).

                         (B) If ninety-five percent (95%) of the rentable area of the Building is not leased by tenants during all or a portion of any Adjustment Year, then Landlord may elect to make an appropriate adjustments for such year of the components of Expenses and the amounts thereof, which may vary depending upon the occupancy level of the Building, to reflect a 95% occupancy level, employing sound accounting and management principles in so doing. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year, as if the Building had been ninety five percent (95%) occupied and the Landlord had paid or incurred such costs and expenses for such year. In no event, however, shall Tenant be required to pay an amount in excess of the total of actual costs and expenses less the amounts due from other tenants in the Building.

                         (C) If any item of Expenses, though paid in one year, relates to more than one calendar year, such item shall be proportionately allocated at the option of Landlord among such related calendar years. Landlord shall be entitled to allocate such items of Expense to one calendar year if the contract for such Expense item requires payment in one year. At the termination of the Lease, Tenant shall be reimbursed for any disproportionate allocations of Expense items.

                    (v) "Land" shall mean the parcel of real estate legally described on Exhibit D hereto.

                   (vi) "Parking Garage" shall mean two underground levels to contain approximately 170 spaces.

                  (vii) "Taxes" shall mean general real estate taxes, assessments, (whether they be general or special) sewer rents, rates and charges, water taxes, transit taxes, taxes

                                  Page 5 of 74 Pages





               based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, personal property replacement taxes or any other taxes imposed upon or measured by the Landlord's general net income or profits of the Building), which may now or hereafter be levied, assessed or imposed against the Building and/or the Land (the Building and said Land collectively referred to herein as "Real Property") and shall also mean leasehold taxes imposed upon the Landlord in connection with the leasing and operation of the Building or the Real Estate, except to the extent such taxes constitute income or other taxes imposed upon or measured by the general net income or profits of the Landlord.

                    In the event that Landlord is required by federal,
               state or local statute or ordinance to collect taxes imposed upon Tenant in connect;on with this Lease, Tenant shall cooperate with Landlord in the collection and payment of same, shall execute and deliver such forms and other documents as shall be required to enable Landlord to collect and pay such taxes and shall remit to Landlord all required payments, including interest and penalties prior to the date said taxes are due and payable. In the event that such taxes may be paid directly by Tenant, Tenant shall cooperate with Landlord in making any requests or applications to enable Tenant, rather than Landlord, to pay such tax, and Tenant shall pay such tax directly to the appropriate governmental authorities after the required approvals are obtained.

                    Notwithstanding anything contained in this clause (vii)
               of Section 2(a) to the contrary,

                         (A) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of general real estate taxes, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they replace general real estate taxes, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

                         (B) Notwithstanding the year for which any such taxes or assessments were levied, assessed or otherwise imposed, Taxes for any year shall mean (i) the taxes or special assessments (plus any interest payable thereon) due and payable during such year, and (ii) if any taxes

                                  Page 6 of 74 Pages





                    or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year only if due and payable in that year. Except as provided in the preceding sentence, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for such year without regard to when such taxes are payable.

                         (C)  Taxes shall also include any personal
                    property taxes, if any, (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property, and excluding equipment or personal property owned by tenants of the Building.

                         (D) As soon as practical following the expiration of the Term of this Lease, Landlord and Tenant shall adjust the amount of Additional Rent attributable to Taxes by determining the difference, if any, between the Additional Rent attributable to Taxes actually paid by Tenant ("Taxes Paid") during the Term of the Lease and the Additional Rent attributable to Taxes as actually assessed ("Taxes Assessed") against the Building during the Term of the Lease. Tenant shall pay to Landlord the amount, if any, by which the Taxes Assessed exceed the Taxes Paid and Landlord shall pay to Tenant the amount, if any, by which the Taxes Paid exceed the Taxes Assessed. The foregoing obligations shall survive the termination of the Lease. Such payment shall be made within thirty (30) days of such determination by Landlord and Tenant.

                 (viii) "Rentable Area of the Building" shall mean the sum of the areas of all office floors of the Building and Commercial Space computed by measuring to the interior face of the exterior glass wall on each entire floor plus the public ground floor and second floor lobby and excluding only the public stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts ("vertical penetrations"). No deduction shall be made for columns or projections necessary to the Building. Rentable Area of the Building shall be deemed to be 1,453,908 square feet, subject to adjustment as hereinafter provided.

                   (ix) "Rentable Area of the Premises" shall be deemed to be 379,418 square feet, subject to adjustment as hereinafter provided and shall mean the sum of the areas of all office floors in the Premises, calculated in the same manner as provided in (viii) above, except that Rentable Area of the Premises shall include a proportionate share of the public


                                  Page 7 of 74 Pages





               ground floor and second floor lobby area of the Building calculated as set forth on Exhibit E attached hereto.

                    (x) "Tenant's Proportionate Share" shall mean 26.096%, which is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building. The square footage calculations in Section 2(a)(viii) and 2(a)(ix) above are based upon preliminary design drawings of the Building and may be modified as a result of the final design of the Building.

                         (A) On completion of Final Shell and Core Plans as defined in the Workletter, Landlord's architect, Skidmore, Owings and Merrill ("Landlord's Architect") shall certify the Rentable Area in the Premises. In the event the Rentable Area of the Premises as certified by Landlord's Architect shall increase by more than three percent (3%) from the number of square feet set forth in Section 2(ix) above, then the Rentable Area of the Premises and Tenant's Proportionate Share shall not be increased by more than three percent (3%), notwithstanding the actual Rentable Area of the Premises. Notwithstanding the foregoing, to the extent such variance is due to changes in the Shell and Core Work requested by Tenant, the foregoing limitation on the increase in Rentable Area of the Premises and Tenant's Proportionate Share shall not apply. For example, in the event such changes have increased the Rentable Area of the Premises by two percent and Landlord's changes have increased the Rentable Area by four percent, the increase in Tenant's Proportionate Share and Rentable Area of the Premises shall be limited to five percent. In the event the Rentable Area shall decrease by more than five percent (5%) from the number of square feet set forth in Section 2(ix) above, then at Tenant's option, one floor of the Expansion Area as defined in Section 30 shall be added to the Premises and Tenant's Proportionate Share and Rentable Area of the Premises shall reflect the actual number of rentable square feet in the Premises. In the event the Rentable Area has decreased by ten percent (10%) or more and such excess variance is not due to changes in the Shell and Core Work requested by Tenant, then Landlord shall, at Tenant's option, redesign the Shell and Core of the Building in order to reduce such variance to below ten percent. Landlord may but shall not be obligated (except as may be required by the Workletter) to request that Tenant approve the changes which will result in an increase or decrease in the Rentable Area of the Premises, provided Landlord specifies the impact on Rentable Area square footage. Tenant's approval shall not be unreasonably withheld as to changes which do not exceed the three percent and five percent standards set forth above, but Tenant may in its sole discretion disapprove changes in excess of

                                  Page 8 of 74 Pages





                    same. For purposes of this Section 2(x)(A), "Rentable Area of the Premises" shall include the Rentable Area of the Premises under this Lease and the ATT-IS Lease.

                         (B) Except as set forth in Subsection (A) above, Tenant's Proportionate Share shall be modified in the event the final design of the Building is hereafter modified as permitted herein and in the Workletter such that Rentable Area of the Premises or Rentable Area of the Building, or both, differs from the square footage set forth in Section 2(a)(viii) and 2(a)(ix) above. Landlord's Architect shall certify the Rentable Area in the Premises and the Rentable Area of the Building measured in accordance with Section 2(a)(viii) and (ix) hereof as based on the final construction drawings for the Building reflecting all change orders. The decision of the Landlord's Architect shall be rendered in writing within fifteen (15) days after substantial completion of the Premises and such decision shall be in duplicate and one counterpart thereof shall be delivered by Landlord's Architect to Landlord and one counterpart thereof shall be delivered to Tenant. The decision of Landlord's Architect shall be binding, final and conclusive on all the parties. Landlord and Tenant shall enter into a written supplement to this Lease within thirty (30) days after such approval or final determination setting forth the certified Rentable Area of the Premises and the Building, the new Base Rent, and Tenant Proportionate Share.

                         (C) In the event any item of Expense is included
                    as a part of Additional Rent for tenants of the Building and a tenant of the Building (the "Excluded Tenant") is responsible for the total amount of such Expense item with respect to the Excluded Tenant's premIses (e.g., if Landlord shall have no obligation to furnish cleaning and janitorial service for the Excluded Tenant's premises) and the Landlord includes the cost of such service for all other tenants' premises as an item of Expense as a part of Rent Adjustment, then the Rentable Area of the Excluded Tenant's premises shall be deducted from the Rentable Area of the Building (for purposes of calculating the remaining tenants' Proportionate Share with respect only to such item of expense) and such item of Expense shall be allocated only among the remaining tenants.

                   (xi) "Additional Rent" shall mean all amounts determined pursuant to this Section 2, including any amounts payable by Tenant to Landlord on account thereof.

                  (xii) "Adjusted Rent" shall mean the Base Rent plus the CPI Adjustment.



                                  Page 9 of 74 Pages





                 (xiii) "Consumer Price Index" (sometimes referred to as the "CPI Index") shall mean the Consumer Price Index, for the City of Chicago, Urban Wage Earners and Clerical Workers, All Items (base index year 1967 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index, as determined by the Bureau of Labor Statistics, shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made by Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to in the preceding sentence, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

                  (xiv) "CPI Adjustment" shall mean the adjustments calculated pursuant to the provisions of Section (1).

                   (xv)  "CPI Adjustment Date" shall mean the first day of
               the        Lease Year and the first day of each subsequent
               Lease Year in the Term.

                  (xvi) "CPI Adjustment Year" shall mean each Lease Year during which a CPI Adjustment Date falls.

                 (xvii) "Comparison Consumer Price Index" shall mean the Consumer Price Index for the calendar month immediately prior to the beginning of each CPI Adjustment Year. For purposes of the first CPI Adjustment Date, the Comparison Consumer Price Index shall be the Consumer Price Index for the calendar month prior to the beginning of the Lease Year of the Term.

                (xviii)  "Current Adjustment Date Consumer Price Index"
               shall mean the Consumer Price Index for the last calendar month of each CPI Adjustment Year.

                  (xix) "Lease Year" shall mean the twelve month period commencing on the Commencement Date of the Lease and each successive twelve consecutive month period thereafter during the Term of this Lease.





                                 Page 10 of 74 Pages





                    (b) Computation of Additional Rent - Tax and Expense Adjustments.

                    Tenant shall pay Additional Rent in the form of Tax and Expense Adjustments (as hereinafter defined) for each Adjustment Year hereinafter specified. Additional Rent payable by Tenant with respect to each Adjustment Year during which an Adjustment Date falls shall include the product of the Tenant's Proportionate Share, multiplied by the amount of Taxes and Expenses for such Adjustment Year ("Tax and Expense Adjustment").

                    (c)  Payments of Additional Rent; Projections.

                    Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.

                    (i) Tax and Expense Adjustment. Tenant shall make payments on account of the Tax and Expense Adjustment (any such payment with respect to any Adjustment Year being also called "Additional Rent Progress Payment") effective as of the Adjustment Date for each Adjustment Year as follows:

                         (A) Landlord may, prior to each Adjustment Date or from time to time during the Adjustment Year in which such Adjustment Date falls, deliver to Tenant a written notice or notices ("Projection Notice") setting forth (1) Landlord's reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Expenses for such Adjustment Year based on the Budget, as hereinafter defined, approved by Tenant, and Landlord's estimate of Taxes (but in no event in excess of the amount required under any Security Documents, as hereinafter defined) and (2) Tenant's Additional Rent Progress Payment for such Adjustment Year based upon the Projections. Landlord's Budget of Expenses and the Projections based thereon shall assume ninety-five percent (95%) occupancy and use of the Building and may be revised by Landlord from time to time based on changes in rates and other criteria which are components of budget items provided that Tenant has approved all revisions to such Budget to the extent provided for in Section 2(i) hereof.

                         (B)  Until such time as Landlord furnishes a
                    Projection Notice for an Adjustment Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Progress Payment at the time of each payment of Monthly Base Rent equal to the latest monthly installment of Additional Rent Progress Payment. On or before the first day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Progress Payment shown in the Projection Notice. Within thirty (30) days

                                 Page 11 of 74 Pages





                    following Landlord's service of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the Additional Rent Progress Payment shown in the Project on Notice less (1) any previous payments on account of Additional Rent Progress Payment made during such Adjustment Year and (2) monthly installments on account of Additional Rent Progress Payment due for the remainder of such Adjustment Year.

                         (C) Landlord shall deliver to Tenant on or before the Commencement Date a statement of the initial monthly installment of Additional Rent Progress Payment payable by Tenant. Tenant agrees to pay monthly installments of Additional Rent Progress Payment equal to said initial monthly installments from and after the Commencement Date of the Term hereof until changed pursuant to a Projection Notice from Landlord as provided above.

                         (D) When encumbering the Real Property with a mortgage, trust deed, ground or underlying lease, or other such security documents to which this Lease shall be or become subordinate ("Security Documents"), Landlord hereby agrees and covenants that it shall attempt in good faith when negotiating any Security Documents to obtain the waiver of any term or provision that would require Landlord to, from time to time, deposit sums into an account or escrow to be used for the payment of any or all Taxes ("Tax Escrow"). If, after using good faith efforts, Landlord is unable to eliminate or waive the requirement in a Security Document for a Tax Escrow, then Landlord shall use its best efforts to obtain the agreement of the lender to permit deposits made into the Tax Escrow by Landlord to bear interest. Tenant shall receive Tenant's Proportionate Share of such interest, dividend or other income earned from the deposits held in the Tax Escrow, such earnings to be disbursed from the Tax Escrow when available pursuant to such Security Documents. In the event Landlord is successful in obtaining such waiver, then Tenant shall not be required to make Additional Rent Progress Payments with regard to Taxes, but shall make payment in accordance with the following provisions. Landlord shall promptly provide Tenant with a copy of any bill for Taxes ("Tax Bill") issued by the relevant taxing authority. At least three (3) business days prior to the date on which such Tax Bill is due, Tenant shall deliver to Landlord a check made payable to the relevant taxing authority in the amount of Tenant's Proportionate Share of the Tax Bill. Landlord agrees to promptly provide Tenant with a copy of the receipted Tax Bill. If Taxes are reduced or refunded after Tenant has paid its Tenant Proportionate Share thereof, Landlord will reimburse Tenant for its


                                 Page 12 of 74 Pages





                    Proportionate Share of such reduction or refund upon receipt of same.

                         Landlord agrees to take all actions appropriate
                    for the owner of a first-class office building with respect to Taxes, and to retain legal counsel, reasonably acceptable to Tenant, to contest increases in assessed valuation of the Real Property ("Tax Contest") whenever Landlord, in its reasonable discretion deems such contest to have merit. Landlord, at Tenant's request, shall contest increases in assessed valuation if Landlord has not elected to make such a contest. The fee structure for such attorney and the choice of consultants in connection with the Tax Contest shall all be subject to the reasonable approval of Tenant. Tenant shall not be deemed to have unreasonably withheld its approval to such fee structure if such arrangement is not customarily used by the profession for comparable work.

                    (d)  Readjustments.

                    The following readjustments with regard to the Tax and Expense Adjustment shall be made by Landlord and Tenant:

                    Following the end of each Adjustment Year and after
               Landlord shall have determined the amount of Taxes and actual Expenses ("Actual Expenses") for such Adjustment Year, Landlord shall provide Tenant with a written statement of Actual Expenses and Taxes certified to be true and correct by Landlord ("Landlord's Statement"). Such Landlord's Statement shall be a detailed line item statement ln form reasonably satisfactory to Tenant. If the Tax and Expense Adjustment owed for such Adjustment Year exceeds the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord's Statement, pay to Landlord an amount equal to the excess of the Tax and Expense Adjustment over the Additional Rent Progress Payment paid by Tenant during such Adjustment Year, provided that such excess is not due to Budget revisions not previously approved by Tenant or otherwise permitted hereunder. If the Additional Rent Progress Payment paid by Tenant during such Adjustment Year exceed the Tax and Expense Adjustment owed for such Adjustment Year, then Landlord's payment of such excess ("Excess Expense Adjustment") shall accompany Landlord's Statement. In the event the amount of the Excess Expense Adjustment is greater than ten percent (10%) of the Total Expense Adjustment for reasons not related to the fact that actual Expenses were less than the Budget of Expenses and Projections based upon ninety-five percent (95%) occupancy, pursuant to (c)(i)(A) above, then Landlord shall pay Tenant interest at the rate set forth below on that portion of the Excess Expense Adjustment which exceeds ten percent (10%) of the Total Expense Adjustment for the time period commencing

                                 Page 13 of 74 Pages





               with the date as of which the Excess Expense Adjustment was paid until it shall be repaid hereunder, except to the extent such Excess Expense Adjustment relates to revisions to the Budget approved by Tenant. Interest shall be paid at the annual rate of one percent (1%) in excess of the rate of interest announced from time to time by The First National Bank of Chicago, as its prime rate, changing as and when such prime rate changes unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

                    (e)  Books and Records.

                    Landlord shall maintain books and records showing Expenses and Taxes in accordance with sound accounting and management practices. Tenant or its representative shall have the right to examine Landlord's books and records showing Expenses and Taxes upon reasonable prior notice and during normal business hours at any time within sixty (60) days following the furnishing by the Landlord to the Tenant of Landlord's Statement provided for in Section 2(d). Landlord shall furnish to Tenant an audited statement prepared by an independent certified public accountant selected by Landlord setting forth in reasonable detail a calculation of Expenses and Taxes. The cost of such audit shall be an Expense pursuant to the terms of Section 2(a)(iv) hereof. Unless the Tenant shall take written exception to any item within sixty (60) days after the furnishing of the Landlord's Statement containing said item, such Landlord's Statement shall be considered as final and accepted by the Tenant.

                    (f)  Proration and Survival.

                    With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Adjustment Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year. Following expiration or termination of this Lease, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, any Additional Rent or Excess Expense Adjustment, as the case may be, due to the other within thirty (30) days after the date of Landlord's Statement sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent and of Landlord to refund any Excess Expense Adjustment provided for in this Section 2 shall survive the expiration or termination of this Lease.

                    (g)  No Decrease in Base Rent.

                    In no event shall the calculation of Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section 1 hereof.



                                 Page 14 of 74 Pages





                    (h)  Additional Rent.

                    All amounts payable by Tenant as or on account of Additional Rent shall be deemed to be additional rent becoming due under this Lease.

                    (i)  Budget.

                    At least sixty (60) days before the commencement of each Adjustment Year during the Term hereof, Landlord shall furnish to Tenant for its approval a detailed proposed budget of Expenses for the forthcoming Adjustment Year which budget shall include any capital improvements proposed to be included in Expenses pursuant to 2(a)(iv)(A) hereof ("Budget"). The Tenant agrees to approve or disapprove the Budget in its reasonable discretion within thirty (30) days of receipt thereof. The Budget shall contain all appropriate supporting schedules, including information to indicate competitive bidding undertaken by Landlord for items which are the subject of a contract and Landlord's justification for selection of a contractor whose bid was not the lowest bid. Landlord will competitively bid items subject to contract when Landlord deems such procedure appropriate for the particular Budget item in its reasonable discretion. Tenant's failure to respond to Landlord within such thirty (30) day time period shall be deemed approval of the Budget. If disapproved, the Tenant shall set forth in writing within such thirty (30) day time period, which line items it disapproves ("Disapproved Items") and shall indicate the reasons for such disapproval. Landlord shall promptly reprice the Disapproved Item and use reasonable efforts to obtain a reduction in such line items. Tenant shall not have the right to disapprove line items in the Budget for which prices are imposed on Landlord or are non-negotiable such as, but not limited to, utility rates or labor rates at union pay scale. In the event the Disapproved
          Item is the subject of a contract and Tenant has stated in writing to Landlord that it believes Landlord can obtain a service or material of a comparable quality at a lower price and suggests to Landlord a proposed alternative bidder, and Landlord agrees that the proposed alternative bidder meets its reasonable standards of care and responsibility, then Landlord shall promptly, at its expense, rebid the Disapproved Items. In the event the Budget disagreement can not be resolved through the rebidding or repricing process, the issue as to whether Tenant's disapproval of a particular Budget line item or Landlord's actions in response thereto are reasonable shall be submitted to arbitration in accordance with the provisions of Section 48 hereof. Notwithstanding that portions of the Premises may have been sublet by Tenant, Tenant agrees that Landlord need only obtain Tenant's approval with respect to the Budget.

                    If Tenant disapproves the proposed Budget for a given Adjustment Year, until such time as a revised budget is approved, the Building shall be operated on the basis of an interim budget ("Temporary Budget"), which Temporary Budget shall contain the approved portions of the Budget and as to the disapproved items

                                 Page 15 of 74 Pages





          one hundred ten (110%) percent of the amount for such line item set forth in the last approved Budget.

                    The Budget, after approval by the Tenant shall be subject to periodic revisions as mutually agreed upon by the Landlord and Tenant provided, however, that Landlord shall only be required to obtain the prior written approval of Tenant for any expenditure or expenditures which would cause a particular Budget category to be exceeded by more than one hundred ten (110%) percent of the amount set forth in the applicable Budget category during a calendar year or which would cause the total amount of the budgeted expenditures to be exceeded by more than one hundred ten (110%) percent of the total amount of budgeted expenditures set forth in the Budget, calculated on an annual basis. Any increase in the Budget due to emergencies shall be approved by Tenant hereunder upon notice from Landlord.

                    (j)  Contractors.

                    All contractors providing services to the Building shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld. Landlord may provide a list of such contractors to Tenant in conjunction with its budget submission pursuant to Section 2(i) above ln which event Tenant shall have thirty (30) days in which to approve or disapprove same. If Tenant disapproves a contractor, Tenant shall discuss the reasons for such disapproval with the Landlord. Approval of the Budget shall be deemed approval of the list unless Tenant designates otherwise. Tenant agrees to approve or disapprove proposed contractors other than as set forth in the preceding sentence within ten (10) business days of submission of a list of same to Tenant. Tenant's failure to respond within said ten (10) day period shall be deemed approval of such list. Notwithstanding the foregoing approvals, Landlord shall be entitled to use a con-tractor not approved as aforesaid if required in the event of an emergency and Landlord shall notify Tenant of the identity of such contractor as soon as practical under the circumstances.

                    (k)  Computation of Adjusted Rent - Summary.

                    Base Rent, as previously adjusted (as hereinafter
          described), will be further adjusted based upon        of the
          Base Rent plus the previous CPI Adjustments times the percentage increase in the CPI Index during the Term of the Lease, except as otherwise set forth herein. The CPI Index for the month prior to the beginning of each Lease Year shall be measured against the CPI Index for the last month of said Lease Year to determine the applicable percentage increase in the CPI Index.

                    The first Lease Year for which CPI Adjustment is to be
          paid is the        Lease Year, which adjustment shall be paid
          entirely at the beginning of the       Lease Year. The Base Rent
          plus CPI Adjustment for the        Lease Year will be Adjusted
          Rent payable in the         Lease Year. The CPI Adjustment for
          the          Lease Year and subsequent Lease Years will be based

                                 Page 16 of 74 Pages





          upon the Adjusted Rent for the prior Lease Year (i.e., the Base Rent plus all previous CPI Adjustments). After the expiration of a Lease Year, the actual percentage increase in the CPI Index will be determined for that Lease Year and a lump-sum payment will be made ln the amount of the actual CPI Adjustment for such Lease Year. Landlord shall not be entitled to estimate or anticipate the CPI Adjustment but shall only be entitled to collect the CPI Adjustment in one lump-sum payment after the expiration of a Lease Year. After the expiration of the Term of the Lease, a lump-sum payment will remain due for the last Lease Year of the Term, which shall be payable at such time as the increase in the CPI Index for such last Lease Year is finally determined.

                    There will be a limit or "cap" upon the increase in rent (Base Rent plus CPI Adjustments) that shall be paid for any
          Lease Year of           of the sum of the Base Rent plus all
          prior CPI Adjustments.

                    To the extent that the calculation of the Base Rent
          plus the CPI Adjustment, based upon           of the sum of Base
          Rent plus the CPI Adjustments times the percentage increase in the CPI Index ("Uncapped CPI Adjustment") for any Lease Year, exceeds Base Rent plus CPI Adjustment times ("Capped CPI Adjustment"), the excess for any Lease Year will be placed into an account or "bank" to be used to increase the payment of Base Rent plus CPI Adjustment in any Lease Year in which the Capped CPI Adjustment exceeds the Uncapped CPI Adjustment.

                    The foregoing is merely a summary of CPI Adjustment procedure as reflected in the subsequent provisions and the attached Exhibit F and is not, nor shall it be construed to be, an exhaustive analysis of the calculation of CPI Adjustments. This summary should only be read in conjunction with and reference should be made to the subsequent provisions and the attached Exhibit F for a more complete analysis of calculation of CPI Adjustment.

                    (l)  CPI Adjustment.

                    Tenant shall pay Adjusted Rent effective as of the CPI Adjustment Date for each CPI Adjustment Year, as follows:

                    (A) Except as set forth in (E) below, Tenant shall pay to Landlord on or before the first day of each month of each CPI Adjustment Year an amount equal to one-twelfth (1/12) of the "Final Adjusted Rent" for the Prior CPI Adjustment Year calculated in accordance with the provisions of this Section
               (1). Landlord shall furnish Tenant with a notice ("CPI Notice") showing the Consumer Price Index calculations and the amount of Tenant's Final Adjusted Rent for the Prior CPI Adjustment Year after Landlord shall have ascertained the Current Adjustment Date Consumer Price Index and the Comparison Consumer Price Index to be used in calculating Final Adjusted Rent for the Prior CPI Adjustment Year.

                                 Page 17 of 74 Pages





                    (B) Until such time as Landlord determines the Final Adjusted Rent and furnished a CPI Notice to Tenant as provided in (A) above, Tenant shall continue to pay to Landlord monthly installments of Adjusted Rent in an amount equal to the latest monthly installment of Adjusted Rent based upon the latest CPI Notice. On or before the first day of the next calendar month following the Landlord's service of a CPI Notice, Tenant, in addition to amounts payable pursuant to (D) below, shall pay any amounts owed by Tenant for monthly installments of Final Adjusted Rent on account of and retroactive to the beginning of the period covered by such CPI Notice. Any amounts previously paid by Tenant in excess of the Final Adjusted Rent set forth in the CPI Notice shall be credited against installments of Final Adjusted Rent payable after the date of receipt of the CPI Notice until exhausted.

                    (C) Following the end of each CPI Adjustment Year, Landlord shall determine the actual percentage increase in the Consumer Price Index for such CPI Adjustment Year by comparing the Current Adjustment Date Consumer Price Index with the Comparison Consumer Price Index and determining the percentage increase for such period ("Actual Consumer Price Index Percentage Change"). The actual Adjusted Rent for such CPI Adjustment Year as finally determined ("Final Adjusted Rent") shall be the lesser of:

                         (i)                                        of the
                    Final Adjusted Rent for the immediately      preceding
                    Lease Year ("Prior Year Final Adjusted Rent"); or

                        (ii)  The sum of:

                              (a)  The Prior Year Final Adjusted Rent; plus

                              (b)  The product of
                                       of the Prior Year Final Adjusted
                         Rent multiplied by the Actual Consumer Price Index Percentage Change; plus

                              (c)  A portion (or all and to the extent
                         available) of the End of Year Bank Balance (as hereinafter defined) equal to the amount, if any, by which the amount calculated pursuant to (C)(i) above exceeds the amount calculated pursuant to
                         (C)(ii)(a) and (b) above.

               For purposes of this Section, the "End of Year Bank Balance" shall be calculated as follows: for each CPI Adjustment Year there shall be calculated an "Uncapped Rent" which shall be the sum of the amounts in Section (C)(ii)(a) and (b) above and if the Uncapped Rent exceeds the Prior Year Final Adjusted Rent, the excess, if any, shall for each CPI Adjustment Year thereafter be entered into an account and the sum of all such credits entered into the account, after

                                 Page 18 of 74 Pages





               deductions from said account as hereinafter provided, as of the end of any CPI Adjustment Year shall be the "End of Year Bank Balance." If, in any CPI Adjustment Year, the Prior Year Final Adjusted Rent exceeds the Uncapped Rent, an amount shall be withdrawn from the End of the Year Bank Balance as provided in (C)(ii)(c) above and the End of Year Bank Balance shall be decreased by the amount of said withdrawal.

                    (D) Following the end of each CPI Adjustment Year and after Landlord shall have delivered to Tenant the CPI Notice, Tenant shall, within thirty (30) days after the date of Landlord's CPI Notice, pay to Landlord an amount equal to the CPI Adjustment for such CPI Adjustment Year.

                    (E)  Notwithstanding the foregoing provisions, payment
               of the CPI Adjustment for the          Lease Year shall be
               deferred until the Final Adjusted Rent is determined at the beginning of the Lease Year and shall be paid in one lump sum at such time as the CPI Notice is given to Tenant. Final
               Adjusted Rent payable in the           Lease Year shall be
               based on the CPI Adjustment for the            Lease Year
               and no CPI Adjustment shall be payable during the Lease Year.

                    (F) Exhibit F attached hereto sets forth examples of the calculation of the CPI Adjustment for each Lease Year, the calculation of Final Adjusted Rent and the establishment, increase and decrease of the End of Year Bank Balance, and is believed by Landlord and Tenant to be consistent with and illustrative of the calculations required pursuant to this Section (1) of the Lease.

                    3. Prior Occupancy. If Tenant takes possession of the Premises prior to commencement of the Term, all of the covenants and conditions of this Lease shall apply to and shall control such pre-Term occupancy.

                    4.   Use of Premises.

                    (a) Tenant shall use and occupy the Premises for executive and general offices, for such related purposes as set forth in (b) below, and for any other lawful purpose permitted under applicable zoning ordinances, provided such use is not inconsistent with a first class office building. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) is dangerous or clearly may be dangerous to persons or property; (iii) invalidates, increases or clearly will invalidate or increase the amount of premiums for any policy of insurance affecting the Real Property, unless any additional amounts of insurance premiums so incurred, are paid by Tenant to Landlord; or (iv) creates or clearly will create a


                                 Page 19 of 74 Pages





          nuisance, unreasonably disturbs any other tenant of the Building or injures the reputation of the Building.

                    (b) Landlord agrees that, as of the date hereof, no amendments or approvals are necessary under applicable zoning ordinances for the following uses of the Premises: (i) the preparation and service of food and beverages from a pantry kitchen or lounge all for the exclusive use by officers, employees and business guests of Tenant (but not for use as a public restaurant or by other tenants of the Building), (ii) the operation of vending machines for the exclusive use of officers, employees and business guests of Tenant, provided that each vending machine, where necessary, shall be installed in a manner approved by Landlord and designed to avoid water leakage, and
          (iii) the installation, maintenance and operation of electronic data processing equipment, computer processing facilities and business machines, provided that such equipment is contained within the Premises and does not cause unreasonable (consistent with a first class office building) vibrations, noise, electrical interference or other unreasonable (consistent with a first class office building) disturbance to other tenants of the Building or the elevators or other equipment in the Building.

                    (c)  With respect to any use permitted under this
          Section 4, Tenant shall not use the Premises so as to violate any laws or requirements of public authorities, constitute a public or private nuisance, unreasonably interfere with or cause physical discomfort to any of the other tenants or occupants of the Building, interfere with the operation of the Building or the maintenance of same as a first-class office building, or violate any of Tenant's other obligations under this Lease.

                    5. Services. Landlord shall furnish the following services, which shall all be deemed Expenses (except to the extent to be paid entirely by Tenant, as hereinafter provided):

                    (a) Air-cooling and heat in accordance with the heating, ventilating and air conditioning ("HVAC") Specifications on Attachment A to the Workletter, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted. The term "Holidays" as used herein shall mean those days customarily recognized as holidays by other first-class office buildings in downtown Chicago.

                    (i) Subject to the provisions of subsection (ii) below, whenever Tenant's use or occupation of the Premises exceeds the design loads, as specified on Attachment A to the Workletter, for the system that provides heat and air-cooling, or Tenant's use of lighting or heat generating machines or equipment in the Premises exceed such design loads and affect the temperature otherwise maintained by the heating, ventilating and air-conditioning system in the Premises or Building, Landlord may temper such excess loads by installing supplementary heat or air-conditioning units in the Premises or elsewhere where necessary, and the cost

                                 Page 20 of 74 Pages





               of such units and the expense of installation, including, without limitation, the reasonable cost of preparing working drawings and specifications, shall be paid by Tenant as additional rent within thirty (30) days after receipt of invoices therefor. The expense resulting from the operation and maintenance of any such supplementary heat or air-conditioning units shall be paid by the Tenant to the Landlord as additional rent at rates fixed by Landlord; such rates shall include only the actual cost of such operation and maintenance, plus five percent (5%) of such actual cost for Landlord's overhead.

                    (ii) Landlord's agreements hereunder are subject to
               governmental restrictions on energy use. Furthermore, if Tenant requests air-cooling and heat during times other than the hours described above, then the provision of such additional service by Landlord shall be pursuant to Section 5(h) hereof.

                    (b) In common with other tenants, cold water from the City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed in the Premises by Landlord or by Tenant with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as additional rent at rates fixed by Landlord for all tenants (which rates shall not exceed the rates charged by the public utility providing same, plus one hundred five percent (105%) of the cost of heating hot water) for domestic water and hot water furnished for any purpose other than as set forth in the first sentence of this Section 5(b). The Tenant shall not waste or permit the waste of water. Tenant shall pay the cost of acquisition, installation, repair, maintenance and replacement of any equipment required to be obtained to supply Tenant's special hot water needs.

                    (c) Janitorial and cleaning service in accordance with the cleaning specifications attached hereto as Exhibit G ("Cleaning Specifications") in and about the Premises, Saturdays, Sundays and holidays excepted. Tenant, on six (6) month's written notice to Landlord, may elect to provide, at its sole cost, janitorial and cleaning services to the Premises, which services shall be substantially in accordance with the Cleaning Specifications and except as hereinafter provided, Landlord shall have no further obligation to provide such services to Tenant. Such election may apply to all or any portion of the Premises, provided such portion of the Premises contains full floors only with the exception of "security areas" reasonably designated by Tenant. With Landlord's approval, which shall not be unreasonably withheld, Tenant may also elect to provide only certain of such janitorial and cleaning services, with Landlord providing the balance of same. Landlord's disapproval shall not be deemed unreasonable if the severance of certain of the services from Landlord's cleaning contract would result in a higher cost for the cleaning services retained by Landlord or the severance of such services is not practical. For purposes of calculating

                                 Page 21 of 74 Pages





          "Expenses" pursuant to Section 2 hereof, Expenses (or an allocable portion thereof reasonably determined by Landlord in the event of an election as to a portion of the Premises or a portion of the services) relating to janitor and cleaning services shall be deleted. Tenant shall employ union labor. Such cleaning contractor shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Tenant hereby indemnifies and agrees to hold Landlord harmless in the manner set forth in Section 46 hereof with regard to the acts and omissions of such contractor and releases Landlord from any and all damages caused by such contractor or payments due to or becoming due to such contractor. On six (6) months prior written notice, Tenant may elect to have Landlord provide the services previously undertaken by Tenant. For purposes of calculating "Expenses" pursuant to Section 2 hereof, Expenses relating to such services shall be included commencing with Landlord's provision of such services.

                    (d) Exclusive use for passenger elevator service of that portion of the bank of elevators as shown on Attachment A to the Workletter, serving floors 3 through 14, both inclusive, in the Building, subject only to the rights of ATT-IS, its successors and assigns, pursuant to that certain lease of even date herewith as amended from time to time. Landlord shall provide in addition one freight elevator for the exclusive use of Tenant and ATT-IS and their successors and assigns. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

                    (e) Electricity shall not be furnished by Landlord, but shall be furnished by an approved electric utility company serving the area. Landlord shall permit the Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits to be used for such purposes to the extent available and suitable. Notwithstanding anything contained herein to the contrary, Landlord shall provide, at no expense to Tenant, sufficient wire and conduit to meet the requirements as indicated on Attachment A to the Workletter. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. Landlord shall pay for the cost of initially metering the Premises in accordance with the standards shown on Attachment A to the Workletter. The electricity used during the performance of janitor service, the making of alterations or repairs in the Premises (provided same are for Tenant's benefit), and for the operation of the Building's HVAC system at times other than as provided in paragraph (a) hereof at the request of Tenant, or the operation of any special air conditioning systems which may be required for data processing and computer equipment or for other special equipment or machinery installed by Tenant, shall be paid for by Tenant. Tenant shall make no alterations or additions to the electric equipment or appliances without the prior written consent of the Landlord in each instance, which

                                 Page 22 of 74 Pages





          consent shall not be unreasonably withheld. Tenant may, but shall not be obligated, to purchase from the Landlord or its agent all Lamps, used in the Premises during the Term hereof which shall be offered by Landlord at reasonably competitive prices with a fee for storage and handling not to exceed five percent of the cost of such Lamps and for installation not to exceed the rates set forth in the Budget. In the event Tenant elects not to purchase Lamps from Landlord, Tenant will give Landlord three (3) months notice of such election. Tenant agrees that all Lamps shall be appropriate for their intended use and shall be consistent with the color rendition of the Lamps in the balance of the Building. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity available as stated in Attachment A to the Workletter, provided, however, Landlord agrees to provide additional capacity, at Tenant's request if
          (i) it is reasonably feasible to do so, and (ii) Tenant pays for the cost of same.

                    (f) Window washing of all exterior windows in the Premises, both inside and out, weather permitting, in accordance with the Cleaning Specifications.

                    (g) Tenant and its employees and visitors may use below-grade enclosed parking areas for passenger vehicles in common with Landlord and other tenants of the Building and their employees and visitors, all subject to such reasonable rules and regulations as from time to time may be imposed by Landlord including, without limitation, the right to allocate specific parking spaces to certain tenants in the Building and to charge periodic user fees for the use of such parking spaces. Tenant shall have available for its use, its Tenant's Proportionate Share of the number of parking spaces in the Parking Garage. Thirty-five (35) of such spaces in a specific contiguous location determined by Landlord shall be provided to Tenant without payment of periodic user fees of any kind. The balance of the spaces may be in non-contiguous locations and Tenant shall pay the periodic user fees charged generally to tenants of the Building to the extent it contracts for use of such spaces.

                    (h) Landlord may provide such extra or additional services as it is reasonably possible for the Landlord to provide, and as the Tenant may from time to time request, within a reasonable period of time after such extra or additional services are requested. Tenant shall, for such extra or additional services, pay the lesser of (a) the charge paid generally by other tenants in the Building for such services or
          (b) one hundred five percent (105%) of all of Landlord's reasonable costs which are incurred in providing same, such amount to be considered additional rent hereunder. Landlord's cost shall include but shall not be limited to fees and other charges paid by Landlord to architects, engineers and other consultants retained by Landlord to determine whether or not, and on what terms and conditions, such extra or additional services may be provided, as aforesaid. All charges for such extra or additional services shall be due and payable within thirty (30)

                                 Page 23 of 74 Pages





          days after they are billed. Interest at the rate set forth in
          Section 27(i) shall accrue commencing at the expiration of such thirty (30) day period. Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service. At Tenant's request, Landlord shall provide Tenant with the rates for additional services as requested by Tenant and shall promptly notify Tenant of any changes in such rates.

                    (i) Security at Building lobby entrance comparable to that provided in first class non-institutionally owned office buildings in downtown Chicago. Tenant shall have the right at all times during the Term of the Lease to post a guard in the lobby area shown on Exhibit H and to place a guard station in such area for the purpose of restricting access to the Premises. The location, size and design of such guard station shall be consistent with the first-class nature of the Building and architectural design of the Building lobby and shall be subject to Landlord's approval, which shall not be unreasonably withheld. Landlord and Tenant agree to cooperate in coordinating their lobby security systems.

                    (j) Tenant, in common with other tenants, shall have the right to use the loading docks, provided, however, that Tenant and ATT-IS shall be given priority use of a single fifty
          (50) foot over-the-road loading berth and Tenant and ATT-IS shall have the exclusive use of a thirty foot loading dock and the approximately four hundred square feet of storage area described on Exhibit I, as said location may change in accordance with the final approved design of the Building. Tenant acknowledges that the aforesaid rights shall be shared with ATT-IS pursuant to the ATT-IS Lease.

                    Tenant agrees that Landlord and its beneficiaries and their agents shall not be liable in damages, by abatement of Rent or otherwise, except in the event of the negligence, intentional act or omission of Landlord, its beneficiaries and their agents and employees, for failure to furnish or delay in furnishing any service when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord. Tenant shall notify Landlord if any service shall be stopped, and Landlord will proceed diligently to restore such service as soon as reasonably possible, subject to the provisions of this Section
          5. Notwithstanding the foregoing, if as a result of any failure or delay in providing HVAC, plumbing, water, electricity or elevator service (other than any such failure or delay caused by the utility company providing same or a failure or delay which affects buildings in the area in which the Building is located, or failure or delay caused by the negligence or intentional act of Tenant or its agents, employees, guests or invitees) the

                                 Page 24 of 74 Pages





          Premises, or any material portion of a floor is rendered unusable for a period in excess of three (3) consecutive business days, then Rent for the portion of the Premises rendered unusable shall abate until such portion is rendered usable. Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building. Landlord, throughout the Term of this Lease, shall have access to any and all mechanical installations within the Premises on reasonable notice to Tenant, and Tenant agrees that there shall be no construction or parti-tions or other obstructions which will materially interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord's mechanical installations unless authorized by Landlord or pursuant to the terms of the following paragraph. All services provided by Landlord pursuant to the terms hereof shall be of a quality level consistent with a first class non-institutionally owned office building. Landlord shall use reasonable efforts to provide such services in a cost-effective manner.

                    If Landlord shall fail to perform any of the services set forth in Section 5, (and such failure is not otherwise excused as set forth in this Section 5) and such failure continues for a period of ten (10) business days after written notice thereof to Landlord from Tenant, then the Tenant, in addition to the right to abate rent as set forth above, shall have the right to perform such services not performed by Landlord until such time as the Landlord cures its failure to perform. Such time period shall not be extended by Force Majeure. Tenant shall bill Landlord for all reasonable and verifiable costs of performance by the Tenant of such services plus five percent (5%) thereof for overhead. In the event Landlord does not pay same within thirty (30) days of receipt of such invoice, then Tenant shall have the right to set off such amount against amounts owed by the Tenant to the Landlord under this Lease. The provisions of
          Section 17 hereof shall not apply to this Section 5.

                    6. Condition and Care of Premises. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises or the Building has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein, or in the Workletter attached hereto and made a part hereof. This Lease does not grant any rights to light or air over or about the property of Landlord except as set forth in Section 39. Except for (i) any damage resulting from any negligent or intentional act or omission of Landlord, its beneficiaries or their employees and agents, and (ii) Landlord's Repair Obligations defined below, and, subject to the provisions of Section 13 hereof, Tenant shall

                                 Page 25 of 74 Pages





          at its own expense keep the Premises and Tenant's leasehold improvements and contents in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents, invitees, or licensees including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage. If Tenant does not do so promptly and adequately, Landlord may (upon not less than twenty (20) days' notice to Tenant except in an emergency) but need not, make such repairs and replacements and Tenant, shall pay Landlord the cost thereof within thirty (30) days after billing, plus five percent (5%) of such cost for Landlord's overhead. Interest at the rate set forth in Section 27(i) shall accrue commencing at the expiration on of such thirty (30) day period.

                    Landlord hereby agrees to fulfill the following repair and maintenance obligations ("Landlord's Repair Obligations"):
          The Landlord will put the Premises, Building and Building service systems supporting the Premises (including, without limitation, plumbing, and electrical lines and equipment, heating, ventilating and air conditioning systems, boilers and elevators) in good repair and condition, and covenants and agrees that on completion of the Building, all building service systems will be in good operating condition. The Landlord shall perform all maintenance and make all repairs and replacements to the common areas of the Building and Building service systems not specifically due to the Tenant's negligent or intentional act or omission. Without limiting the generality of the foregoing sentence or the following, the Landlord shall maintain and repair and keep in good order, safe and clean condition (1) the plumbing, sprinkler, HVAC (supplemental systems installed pursuant to Section 5(a)(i) shall be maintained by Landlord at Tenant's expense); security systems of the Building (other than as installed by Tenant); electrical and mechanical systems and equipment, and Landlord's elevators and boilers, all as described in Attachment A to the Workletter, ("Standard Items") or any substitutions for such Standard Items or additions thereto requested by Tenant, provided such substitutions or additions do not significantly increase Landlord's maintenance or repair responsibilities, all of which are located in or serve the Premises and common areas of the Building, broken or damaged glass (unless caused by the negligent or intentional act or omission of the Tenant or specifically required to be repaired or replaced by Tenant pursuant to the preceding paragraph);
          (2) underground utility lines and transformers and interior and exterior structure of the Building, including the roof (except as set forth in Section 39), exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows and lateral support to the Building; (3) the interior walls, ceilings, floors and floor coverings of the common areas of the Building; (4) the exterior improvements to the Land, including shrubbery, landscaping and fencing; and (5) the common areas located within or outside the Building, including the common entrances, corridors, doors and windows, loading dock, stairways and lavatory facilities and access ways therefor.

                                 Page 26 of 74 Pages





                    7.   Return of Premises.

                    (a) At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises, and shall, subject to the following paragraph, return the Premises and all equipment and fixtures of the Landlord therein to Landlord, in good repair and tenantable condition, ordinary wear and tear, loss or damage by fire or other insured casualty, and damage resulting from the negligence, intentional act or omission of Landlord, its beneficiaries or their employees and agents excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such good and tenantable condition and Tenant shall pay the cost thereof to Landlord within thirty
          (30) days of receipt of an invoice together with five percent (5%) of such cost as Landlord's overhead. Interest at the rate set forth in Section 27(i) shall accrue commencing at the expiration of such thirty (30) day period. In no event shall Tenant remove items, the removal of which would cause damage to the structure of the Building, without Landlord's consent, which consent shall not be unreasonably withheld. If Landlord's consent is obtained, Tenant shall repair all damage at its expense.

                    (b) All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture, personal property and equipment belonging to Tenant, in or upon the Premises, placed there by Tenant or by Landlord pursuant to the Workletter, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant provided, however, Tenant may elect at its discretion to remove custom millwork, cabinetry, equipment from the telephone equipment room, carpeting, track lighting, special lighting fixtures and office display modules, in which event Tenant shall, prior to the end of the Term or ten (10) days after the earlier Termination of the Lease or Tenant's right to possession, repair any damage to the Premises caused by such removal, failing which repair by Tenant, Landlord may repair the Premises and Tenant shall pay the cost thereof to Landlord within thirty (30) days of receipt of an invoice, together with five percent (5%) of such cost for Landlord's overhead. Interest at the rate set forth in
          Section 27(i) shall accrue commencing at the expiration of such thirty 30 day period.

                    (c) Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or ten (10) days following termination of this Lease or Tenant's right of possession, whichever might be earlier, failing which


                                 Page 27 of 74 Pages





          Landlord may do so and thereupon the provisions of Section 15(f) shall apply.

                    (d) All obligations of Tenant pursuant to this Section 7 shall survive the expiration of the Term or sooner termination of this Lease, provided, however, if Landlord has not made a written claim against Tenant within ninety (90) days after the expiration of the Term or termination of the Lease, all such obligations of Tenant shall terminate and Landlord shall have no further rights with respect to the foregoing. Nothing contained herein shall relieve Tenant from its obligations pursuant to
          Section 2(f) hereof.

                    8. Holding Over. Tenant may retain possession of the Premises or any part thereof for the purpose of preparing to vacate the Premises for a period of ninety (90) days or less after termination of the Lease unless (a) Landlord notifies Tenant on or before sixty (60) days prior to the Lease Termination Date that a new lease has been entered into with a new tenant for all or a portion of the Premises, in which event Tenant shall deliver possession of such portion of the Premises to Landlord on the Lease Termination Date, or (b) in the event Landlord executes a lease for all or a portion of the Premises during the sixty (60) day period prior to the Lease Termination Date and promptly notifies Tenant of same, in which event Tenant shall deliver possession of the portion of the Premises subject to such lease, together with the portions of the Premises required for access thereto and use thereof, within ninety (90) days of receipt of such notice. All of the foregoing are hereinafter referred to as "Permitted Holdovers." Permitted Holdovers shall be at the Rent applicable under Sections 1 and 2 hereof. Tenant shall not be liable for any damages of Landlord for such Permitted Holdovers. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof subsequent to the expiration of a Permitted Holdover, an amount which is one hundred fifty percent (150%) of the amount of Rent, as set forth in Sections 1 and 2 hereof, for each day (computed on a year of 365 days) applicable to that portion of the Premises being held-over. Tenant shall also pay all direct actual damages and, to the extent provided herein, consequential damages, sustained by Landlord by reason of such retention. In no event shall consequential damages payable by Tenant pursuant to a final nonappealable determination by a court having jurisdiction of the matter, exceed an amount equal to two hundred percent (200%) of the rent charged by the Landlord for the most recently leased single full floor in the Building multiplied by the number of floors being retained for each month, or fraction thereof, Tenant holds over subsequent to the expiration of a Permitted holdover. Nothing in this Section contained shall be construed or operate as a waiver of Landlord's right of re-entry or any other legal or equitable right or remedy to gain possession of that portion of the Premises being held-over. Notwithstanding the foregoing, Tenant shall not be liable for any consequential damages if the holdover is due to a Force Majeure event as defined in Section 47 hereof.

                                 Page 28 of 74 Pages





                    9.   Rules and Regulations.

                    (a) Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 10 hereof and agrees, for itself, its employees, agents, contractors, invitees and licensees, to comply with the rules and regulations set forth in Exhibit J attached to this Lease and made a part hereof. Any additional rules and regulations applicable to Tenant as shall be adopted by Landlord pursuant to Section 10 of this Lease shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. Disapproval of a rule or regulation solely for the reason that it increases the cost of occupancy for all Tenants in the Building (provided such increase is, in itself, not unreasonable) shall be deemed as unreasonable withholding of approval. Tenant agrees to approve or disapprove such additional rules and regulations within ten (10) days of Landlord's submission of same to Tenant. In the event Tenant disapproves a rule or regulation, Tenant shall notify Landlord with specificity as to the reason for such disapproval. Failure to respond within such ten (10) day period shall be deemed to be approval.

                    (b) Any violation by Tenant of any of the rules and regulations set forth on Exhibit I or other Section of this Lease, or as may hereafter be adopted by Landlord pursuant to
          Section 10 of this Lease, and approved by Tenant, may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said rules and regulations. Landlord shall use its reasonable efforts to enforce said rules and regulations against any other tenant or any other persons. The cost of such enforcement shall be an Expense hereunder provided that (1) all leases with tenants in the Building shall contain a provision specifying that such tenant shall be liable for all costs and expenses, including attorney's fees, incurred by Landlord in enforcing the rules and regulations against such tenant and
          (2) Landlord uses reasonable efforts to collect such costs, expenses and fees.

                    (c) Landlord agrees not to discriminate against Tenant in the enforcement of rules and regulations applicable to all tenants in the Building.

                    10. Rights Reserved to Landlord. Landlord reserves the following rights, exercisable at its election with notice to
          Tenant:

                    (a) To change the street address of the Building, subject to the prior approval of Tenant. Landlord agrees to reimburse Tenant for reasonable costs incurred in replacing stationery or other similar items.

                    (b) The location and style of the suite number and identification sign or lettering for the Premises occupied by the

                                 Page 29 of 74 Pages





          Tenant shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Landlord and Tenant shall mutually agree on the size, design and location of Tenant's identification in the first floor lobby and the signage by which visitors will be directed to the second floor lobby. Nothing contained herein shall be deemed to give Landlord approval rights as to Tenant's name or logo.

                    (c) To retain at all times, and, subject to the provisions of subsection (f) below, to use in appropriate instances, passkeys to the Premises.

                    (d) To exhibit the Premises on reasonable notice to Tenant to prospective purchasers and mortgagees and during the last year of the Term to exhibit the Premises on reasonable notice to Tenant to prospective tenants.

                    (e) To have access for Landlord to any mail chutes according to the rules of the United States Postal Service.

                    (f) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other service to be provided to Tenant hereunder subject, however, (with the exception of janitor service) to the following:

                    (i) The Landlord will give an employee designated in writing by the Tenant, advance oral notice of its desire to enter the Premises and the purposes for such entry; and

                   (ii) The Landlord agrees that neither it nor any of its representatives, employees, invitees or agents will enter into or move about the Premises unless accompanied by a representative of the Tenant; and

                  (iii) The Landlord agrees that if, prior to such entry, it i impracticable for the Tenant to secure classified or confidential material, the Tenant may prevent the Landlord from access to the area where such material is located until same is secured; provided, however, that in the event of an emergency, the Tenant will secure the same promptly; and

                   (iv) The Landlord will use all reasonable efforts not to disturb the Tenant's use and occupancy of the Premises; and

                    (v) Notwithstanding the foregoing Tenant agrees that Landlord shall have immediate access to the Premises in the event of an emergency. Tenant agrees to provide Landlord with a reasonable means of access for such emergencies.

                    (g) To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise in accordance with security controls

                                 Page 30 of 74 Pages





          and to establish their right to enter or leave in accordance with such rules as Landlord shall prescribe. Landlord and Tenant shall cooperate with respect to the coordination of lobby security. With the exception of the negligence or intentional acts of Landlord, its beneficiaries and their agents and employees, Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord.

                    (h) To control and prevent access to common areas and other non-general public areas of the Building or any portion thereof, pursuant to the provisions of the applicable rules and regulations adopted by Landlord.

                    (i) Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to rearrange, relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof and, such alterations as are necessary for the connection of the Building ("Connection Work") with the building contemplated by Landlord to be built adjacent to the Building ("Phase II"). During such Connection Work and other work described herein, Landlord may enter the Premises, subject to the requirements of Section 10(f)(i)-(v), and take into and upon or through any part of the Building, including the Premises, all materials that may be necessary for such Connection Work and other work described herein. Landlord shall construct partitions to separate the area of the Premises in which the Connection Work is taking place in order to keep noise and dust at a minimum. Landlord shall partition only that portion of the Premises necessary for the performance of the Connection Work. Rent shall abate as to that portion of the Premises used by Landlord for such Connection Work until the Tenant can reoccupy and use the portion without unreasonable interference. Landlord shall, at its expense, repair all damage to the Premises and restore the Premises to their original condition. Landlord shall obtain all appropriate insurance or cause its contractors to carry such insurance. All Connection Work shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. Landlord shall defend, indemnify and hold Tenant harmless from all costs, damages, liens and expenses related to such work. Landlord may, at its option,

                                 Page 31 of 74 Pages





          make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours, provided, however, if the conduct of Tenant's business is materially and adversely affected by same, (other than Connection Work performed in the Premises if Tenant leases space in Phase
          II) at Tenant's reasonable request, such work (other than emergency work) shall be done during other than business hours, at no cost or expense to Tenant.

                    (j) To designate parking spaces in the Building for the exclusive use of one or more tenants (subject to Tenant's rights herein set forth), to install gates, traffic regulating devices, security systems, and directional signage, make, prescribe and adopt such reasonable rules and regulations, subject to the approval of Tenant, which approval shall not be unreasonably withheld, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit J attached to this Lease, relating to use of parking spaces and the underground parking areas including, but not limited to, vehicle size, direction of traffic, loading and unloading of vehicles and the like. If Tenant shall disapprove any rules and regulations, Tenant shall state with specificity its objections thereto.

                    (k) From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations set forth on Exhibit I attached to this Lease or other Sections of this Lease, subject to the approval of Tenant, which approval shall not be unreasonably withheld, for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine, and the Tenant agrees to abide by and comply with all such reasonable rules and regulations. If Tenant shall disapprove any rules and regulations, Tenant shall state with specificity, its objections thereto.

                    (l) To install and designate areas outside of the Premises for installation of vending machines and collect all income from operation thereof, provided, however in no event shall vending machines be installed in the lobbies of the Building.

                    11.  Alterations.

                    (a) Tenant shall not make alterations, improvements and additions in the Premises that affect the structure of the Building or, except as set forth in this Section 11(a), that affect building systems or equipment, including, but not limited to HVAC, electrical and plumbing systems, and fire, smoke detection and Temperature Control Systems ("Structural Alterations") without Landlord's advance written consent in each instance, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its consent because: such work when completed by Tenant will, in the reasonable opinion of Landlord or Landlord's

                                 Page 32 of 74 Pages





          Architect, adversely affect building systems or the structure or safety of the Building and its occupants; such work will increase Landlord's cost of furnishing services (unless Tenant agrees to reimburse Landlord for such increased costs) or otherwise will materially adversely affect Landlord's ability to furnish services to Tenant or other tenants. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall have thirty (30) days within which to review, and have its consultants review, the proposed Structural Alterations and Landlord shall be entitled to reimbursement for its reasonable costs incurred in such review and determination, plus five percent (5%) of such costs for Landlord's overhead. Landlord agrees to proceed diligently with such review and to inform Tenant of its consent or disapproval promptly. Notwithstanding anything contained herein to the contrary, Tenant may make the alterations, improvements or additions to the Premises as listed below without Landlord's consent.

               1.   Activate, cap or relocate cellular deck
                    power/voice/data outlets.

               2. Minor alteration of interior tenant space walls and wall/power/voice/data outlets and circuits as long as equipment connected to said outlets does not affect HVAC.

               3. Relocate light fixtures (minor relocations not affecting switching).

               4.   Minor relocation of air diffusers within flex range.

               5. Repainting or recarpeting of a material portion of the Premises.

               6. Minor carpentry such as decorating, picture hanging, furniture/cabinet-securing, carpet changes and repainting not covered by 5 above.

               7.   All furniture additions, removals or relocations.

                    Items 1 through 5 above are hereinafter referred to as "Non-Structural Alterations." Except as set forth in the next sentence, Tenant shall notify Landlord with specificity in writing of all Non-Structural Alterations at least twenty-four
          (24) hours prior to its commencement including, without limitation, the nature and location of the Non-Structural Alterations and the identity of the contractor or contractors performing such work. Tenant shall notify Landlord of Non-Structural Alterations described in 1 above on a monthly basis. Tenant shall also promptly notify Landlord of any material changes to the Non-Structural Alterations previously described to Landlord.


                                 Page 33 of 74 Pages





                    (b) All work of the nature herein contemplated may be done by contractors chosen by Tenant, provided, however, that as to Structural Alterations, the Tenant's choice of contractors shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. All contractors chosen by Tenant shall be of good reputation, have financial capacity to complete the work, be experienced in the area of work for which they have been hired, shall to the extent relevant, be familiar with high-rise construction, have good labor relations and utilize union labor. Tenant shall supply Landlord prior to commencement of the work with copies of all contracts and warranties with respect to Structural Alterations and as to Structural and Non-Structural Alterations, permits required in connection with such work and evidence of insurance coverage, including coverage of Landlord as an additional insured party. Working drawings and specifications with respect to Structural Alterations only shall be prepared at Tenant's expense by architects or engineers retained by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. After completion of the Structural Alterations, Tenant shall furnish Landlord with final construction drawings marked to show all changes. As to Non-Structural Alterations, Tenant shall furnish Landlord on completion thereof with field drawings and plans and specifications, if any, for information purposes only. In the event Tenant elects to use contractors employed by Landlord for either Structural or Non-Structural Alterations, then Tenant shall pay the cost of such work plus a fee to Landlord as set forth in Landlord's bid for such work. In the event Tenant employs its own contractors, then Landlord shall not be entitled to any fee as to Non-Structural Alterations but, with respect to Structural Alterations, Tenant shall reimburse Landlord for its out-of-pocket architectural and engineering fees and expenses in connection with the review of working drawings and specifications plus five percent (5%) of such costs for Landlord's overhead and for field supervision of Structural Work, Landlord shall be entitled to reimbursement for its out-of-pocket architectural and engineering fees and other expenses in connection with such supervision, plus three percent (3%) of such costs for Landlord's overhead.

                    (c) All work of the nature herein contemplated shall be at Tenant's expense, and shall comply with all insurance requirements and with all ordinances and regulations of the City of Chicago or any department or agency thereof, and with the requirements of all statutes and regulations of the State of Illinois or of any department or agency thereof. All work done by Tenant or its contractors pursuant hereto shall be done in a first-class workmanlike manner, using only premium grades of materials at least equal to the building standards described on Attachment A to the Workletter, and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by the Landlord for the Building. Tenant shall obtain all appropriate insurance or cause its contractors to carry such insurance. Tenant shall defend and

                                 Page 34 of 74 Pages





          hold Landlord, its beneficiaries, agents and employees harmless from all costs, damages, liens and expenses related to such work.

                    (d) The Landlord shall not, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, make any alterations to the architectural character of the exterior facade of the Building (including, but not limited to the exterior color and primary material used thereon) or any material alteration lo the lobby of the Building, except for
          (1) alterations performed in connection with tenant improvements to the retail area, provided same are consistent with the first-class nature of the lobby, and (2) ordinary and necessary repairs and maintenance to the lobby and interior portions of the Building and replacements to the extent same are consistent With the initial character of the lobby and exterior portions of the Building.

                    12.  Assignment and Subletting

                    (a) Except as hereinafter provided, Tenant shall not, without the prior written consent of Landlord in each instance, either prior or subsequent to the commencement of the Term,
          (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 4 of this Lease. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. The foregoing provisions shall apply to any permitted assignee or subtenant of Tenant.

                    (b) Without thereby limiting the generality of the foregoing provisions of this Section 12, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

                    (c) Consent by Landlord to any assignment, subletting, use or occupancy, or transfer or assignment, subletting or transfer by Tenant which is permitted hereunder without

                                 Page 35 of 74 Pages





          Landlord's consent, shall not operate to relieve the Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent,or be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.

                    (d) Tenant shall not assign this Lease or sublet all or any portion of the Premises except as provided in Section 12(h), (i) or (j) until the earlier of (1) three years from the Commencement Date or (2) the date on which "Breakeven Leasing" is reached ("Lease-Up Period"). Breakeven Leasing will be deemed reached when the net operating income from the Building, after taking into consideration payment of all costs and expenses relative thereto (whether or not considered Expenses hereunder) and all reasonably required reserves consistent with generally accepted accounting principles and usual and customary management practices, which is then available for payment of debt service equals or exceeds the amount required to pay debt service payments required to service all existing loans (as defined in Section 16 hereof) and all required payments to equity investors pursuant to any Second Mortgage (as defined in Section 17 hereof). After the end of the Lease-up Period, Tenant may assign or sublease all or any portion of the Premises in accordance with the terms and provisions of this Section 12, provided, however until Breakeven Leasing is achieved (if not previously reached at the end of the Lease-up Period) Tenant will not sublease the Premises or assign the Lease for less than the quoted rate published by Landlord for comparable space in the Building except pursuant to Section 12(h), (i) or (j). Landlord agrees to make such rates available to Tenant on Tenant's request. Once Breakeven Leasing is achieved, there shall be no further restrictions on the rate charged by Tenant for subleases or an assignment. Subsequent thereto, Tenant shall, by notice in writing, advise Landlord of its intention to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Landlord will not unreasonably withhold its consent to Tenant's assignment of this Lease or subletting of the space covered by its notice. Landlord shall not be deemed to have unreasonably withheld its consent to a sublease of part or all of the Premises or an assignment of this Lease if its consent is withheld because: (i) Tenant is then in default hereunder (for purposes of this Section 12, "default" shall mean either (a) a material default which is not cured, or (b) a Default; (ii) the proposed use of the Premises by the subtenant or assignee does not conform with the use set forth in Section 4 hereof; (iii) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character or is engaged in a business which would be deleterious to the reputation of the Building as a first-class non-institutionally owned office building, or the subtenant or assignee is not sufficiently financially responsible to perform its obligations under the proposed sublease or assignment; (iv) the events or matters set forth in Section 12(e)(1), (2), (3) or 4 shall be satisfied, provided, however, that the foregoing are merely examples of reasons for which

                                 Page 36 of 74 Pages





          Landlord may withhold its consent and shall not be deemed exclusive of any other reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples. Tenant shall furnish Landlord with copies of all documents relating to any such sublease or assignment including financial statements of the assignee or subtenant if requested by Landlord.

                    (e) Notwithstanding anything contained herein to the contrary, subsequent to the Lease-up Period, Landlord agrees that Tenant may enter into sublease(s) of up to fifty percent (50%) of the Rentable Area of the Premises without the consent of the Landlord, provided that the standards set forth in Section 12(d) and below are met.

               1. The use is not prohibited by the Chicago, Illinois zoning ordinance.

               2. The use is consistent with first-class non-institutional office buildings in the central business district area of Chicago, Illinois.

               3. The use does not involve the sale of food or liquor for consumption on the Premises to anyone other than employees or guests.

               4. The use is not an amusement establishment or a "sexually-oriented business establishment."

               5. The use does not involve increases in pedestrian traffic through the common areas of the Building to the extent that a material increase in security or janitorial service is necessary.

          Tenant agrees to notify Landlord of each such sublease, the portion of the Premises which is subject to such sublease, and the identity of the subtenant. Tenant shall deliver a true, complete and correct copy of each sublease to Landlord promptly following execution thereof. Tenant shall remain obligated under this Lease in the event of any sublease or assignment, unless otherwise agreed by Landlord and Tenant. Each such sublease or assignment shall contain a covenant by the subleasee or assignee to comply with the terms of this Lease insofar as they relate to such subleasee or assignee.

                    (f) If Tenant shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other monetary consideration in excess of the Rent due and payable by Tenant under this Lease, then Tenant, after deduction of all direct, out-of-pocket expenses ("Expenses") relating to such assignment or subletting, including, but not limited to, leasing commissions, attorney's fees and costs of redecorating and demising the new premises, shall pay to Landlord as additional rent 33.33% of any such excess rent or other monetary consideration, including any lump sum payment made to Tenant (hereafter referred to as "Landlord's Net Profits") immediately

                                 Page 37 of 74 Pages





          upon receipt under any such assignment or, in the case of a sublease, on the first day of each month during the term of any sublease; it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.

                    (g) Landlord hereby agrees that Tenant may mortgage or pledge its leasehold interest in the Premises ("Leasehold Mortgage") without obtaining Landlord's approval provided, however, Tenant shall notify Landlord of such mortgage or pledge. Landlord shall have no right to disapprove any such mortgage or pledge unless the mortgagee or pledgee does not have financial capability to perform the obligations of Tenant hereunder. Landlord agrees to give the holder of such Leasehold Mortgage by registered or certified mail, copies of all notices of default served upon Tenant by Landlord, provided that prior to such notice Landlord has been notified in writing of the address of such Leasehold Mortgage holder. Landlord agrees that if Tenant has failed to cure such default within the applicable grace period, then the holder of the Leasehold Mortgage shall have an additional thirty (30) days within which to cure or correct such default. Any such holder shall be subject to all of the terms, provisions and covenants of this Lease. Any such holder shall agree to give to Landlord notice of any default by Tenant under any such Leasehold Mortgage.

                    (h) Notwithstanding the foregoing provisions, and in addition to the rights set forth in Section 12(e) hereof, Landlord agrees that an assignment of this Lease or a sublease of all or a portion of the Premises to a wholly-owned subsidiary of Tenant, a corporation which owns all of the capital stock of Tenant ("Parent") or a corporation, substantially all of the stock of which is owned and controlled by the Parent, or other wholly-owned subsidiaries of Parent, shall not require Landlord's consent ("Permitted Transferees"). Such Permitted Transferee shall be subject to all of the terms and conditions of this Lease and any assignee of the entire Lease shall in writing agree to assume and to comply with the terms of this Lease. The further assignment of this Lease either directly, in connection with or as a result of the sale of the stock or assets of a Permitted Assignee shall be subject to the consent of Landlord, which consent shall not be unreasonably withheld in accordance with the terms of Section 12(d) hereof. In no event shall Landlord have any right of consent or approval of the sale of such stock or assets.

                    (i) Concurrently with the execution of this Lease, Landlord has executed the ATT-IS Lease. Landlord hereby agrees that Tenant hereunder and tenant under the ATT-IS Lease may, from time to time, transfer certain portions of the Premises to one another. Such transfers may be done without Landlord's consent. Tenant will promptly notify Landlord in writing as to any such transfers. In such event the portion of the Premises so transferred shall be deleted from this Lease and added to the

                                 Page 38 of 74 Pages





          ATT-IS Lease on the terms and conditions contained therein and Tenant shall be released from all liability as to such space accruing subsequent lo the date of transfer to ATT-IS, provided that an appropriate amendment to the ATT-IS Lease is executed adding such portion to the ATT-IS Lease, subject to the terms hereof. In the event that such portion shall be added to this Lease and deleted from the ATT-IS Lease, Tenant shall assume the liability for such additional space upon the terms contained in this Lease, with the exception of additional rent, if any, amortizing the cost of leasehold improvements pursuant to paragraph 50 of the ATT-IS Lease. Landlord, Tenant and ATT-IS shall enter into amendments to the Lease and the ATT-IS Lease reflecting such transfer of the Premises.

                    (j) Landlord acknowledges that as to certain portions of the Premises ("Common Space") Tenant intends to allow the tenant under the ATT-IS Lease to use same and in consideration therefore, Tenant may seek reimbursement of certain costs associated with the use of the Common Space from the tenant under the ATT-IS Lease. Landlord consents to such use of the Common Space and agrees that it shall have no other rights of approval, consent or notice as to such joint use unless Tenant sublets or assigns a portion of the Premises to ATT-IS, in which event, the provisions of Section 12(h) shall apply. In no event shall Landlord be entitled to any portion of the sums paid to Tenant by the tenant under the ATT-IS Lease.

                    13.  Damage or Destruction by Casualty.

                    (a) If the Premises or any part of the Building or machinery or equipment used in operation of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore with reasonable promptness the same, subject to Force Majeure and reasonable delays for insurance adjustment. Notwithstanding the foregoing, if the Premises or the portion of the Building so damaged which renders the Premises unusable are not repaired or restored within two hundred eighty (280) days from the date of damage, then, notwithstanding anything contained herein to the contrary, Tenant, shall have the right to terminate this Lease, by written notice to the Landlord not later than thirty (30) days after the expiration of said two hundred eighty
          (280) day period but in any event prior to substantial completion of such repair or restoration work. Such termination shall be effective as of the date of such notice. Rent shall abate from the date of such damage.

                    If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall, by notice, advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially

                                 Page 39 of 74 Pages





          complete such repair and restoration will exceed two hundred eighty (280) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and Force Majeure, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred eighty (280) days so long as Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything contained herein to the contrary, if the Premises are not repaired or restored within three hundred sixty (360) days after date of such fire or other casualty, then Tenant may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to Landlord not later than thirty
          (30) days after the expiration of said three hundred sixty (360) days, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Section 13 to repair or restore any portion of the alterations, additions or improvements owned or made by or on behalf of Tenant in the Premises, but shall be obligated to repair or restore the leasehold improvements constructed by Landlord pursuant to the Workletter and insured by Landlord pursuant to the Insurance Option set forth in Section 19 hereof, and (b) Tenant shall not have the right to terminate this Lease pursuant to this Section 13 if the damage or destruction was caused by the neglect, intentional act or omission of Tenant, its agents or employees.

                    (b) In the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 13 by reason of such damage, then Rent shall abate during this period beginning with the date of such damage and ending with the date when Landlord tenders the Premises to Tenant as being ready for occupancy. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises rendered untenantable, unfit or inaccessible for use by Tenant with respect to each floor of the Premises bears to the entire Premises. Rent shall not recommence as to the damaged portion of such floor until the repair and restoration of all of the damaged portion has been substantially completed and possession of such floor delivered to Tenant, provided, however, that Landlord shall not be responsible for, and rental shall not abate during any delay in substantial completion caused by Tenant and its agents and employees. In the

                                 Page 40 of 74 Pages





          event of termination of this Lease pursuant to this Section 13, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

                    (c) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions, Tenant shall repair and restore any portion of the alterations, additions and improvements made by or on behalf of Tenant in the Premises, to enable Tenant to utilize the Premises for the purposes set forth in this Lease other than work performed by Landlord pursuant to the Workletter (and insured by Landlord pursuant to the Insurance Option in Section 19 hereof), and during such period of Tenant's repair and restoration following substantial completion of Landlord's work, Rent shall not abate and shall again be due and payable as if said fire or casualty had not occurred, unless the damage or destruction was caused by the neglect, intentional act or omission of Landlord, its agents or employees.

                    14. Eminent Domain. If the entire Building or a substantial part thereof, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purposes, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If (i) any part of the Real Property is taken such that reasonable access to the Premises for the conduct of Tenant's business is no longer possible, or
          (ii) there is a taking of a portion of the Premises (but not substantially all) and Tenant determines that, in its reasonable judgment, continued occupancy of the balance of the Premises would not be sufficient for the beneficial conduct of Tenant's business therein, then Tenant shall have the right to terminate this Lease by written notice to Landlord no later than thirty
          (30) days after the effective date of such taking, such termination to be effective upon service of such notice. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord's reasonable opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to substantially remodel the Building to conform to the taking, damage or changed grade, and provided further that Landlord has terminated leases on at least twenty-five percent (25%) of the Rentable Area of the Building (excluding the Premises) then Landlord shall have the right to terminate this Lease upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. In any of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination. In the event of a taking of part (but not substantially all) of the Premises and neither Landlord nor Tenant has exercised its termination rights, Rent shall abate in proportion to the area of the Premises so

                                 Page 41 of 74 Pages





          taken from and after the effective date of the taking. Further, Landlord shall promptly repair and restore the remaining portion of the Premises to an architectural whole. In the event Landlord fails to repair and restore the remaining portion of the Premises within three hundred sixty (360) days after such taking, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such three hundred sixty (360) day period, but prior to substantial completion of the repair or restoration Work.

                    Notwithstanding the termination of this Lease as aforesaid, Landlord and Tenant hereby agree that Tenant shall have a right to share in the condemnation award for (i) the value of its leasehold interest and (ii) moving and relocation costs. In no event shall (i) above be less than the value of the unamortized cost of Tenant's leasehold improvements installed by or on behalf of Tenant and paid for by Tenant without reimbursement by Landlord (but regardless of whether the improvements might be considered as part of the Premises or become the property of Landlord under this Lease). Condemnation proceeds shall be delivered first in satisfaction of the claims of the holder of the First Mortgage and the Second Mortgage, with the balance ("Award Balance") to Landlord and Tenant in accordance with their interests as set forth herein. Tenant's share of the Award Balance, determined as aforesaid, shall in no event exceed the greater of a) fifty percent, or b) Tenant's Proportionate Share at the time of the taking, provided, however, in no event shall Tenant's share pursuant to the terms of (b) above exceed seventy-five percent (75%) of the Award Balance. For purposes of calculating Tenant's Proportionate Share only in (b) above, any portion of the Expansion Area leased by Tenant shall be excluded in determining the limit on Tenant's share of the Award Balance. The Expansion Area shall not be excluded in determining the value of Tenant's leasehold estate.

                    If the use and occupancy of the whole or any material part of the Premises is temporarily taken for a public or quasi-public use for a period in excess of twelve (12) months, then at the Tenant's option to be exercised in writing and delivered to the Landlord not later than Sixty (60) days after the date the Tenant is notified of such taking, this Lease and the Term remaining hereunder shall terminate as of the date possession is taken If this Lease remains in effect, the Tenant shall be entitled to a proportionate abatement of Rent.

                    15.  Default: Landlord's Rights and Remedies.

                    (a) The occurrence of any one or more of the following matters constitutes a default by Tenant under this Lease ("Default"):

                    (i) Failure by Tenant to pay any Rent within ten (10) days after written notice thereof from Landlord to Tenant that same is due hereunder; provided, however, that if Tenant fails to pay the Rent when due more than three (3)

                                 Page 42 of 74 Pages





               times in one calendar year, then for the balance of such year there shall be no ten (10) day grace period;

                   (ii) Failure by Tenant to pay, within ten (10) days after written notice thereof from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease unless a longer period is specifically stated herein;

                  (iii) Failure by Tenant to cure an unpermitted assignment or subletting as set forth in Section 12 within thirty (30) days after written notice thereof from Landlord to Tenant;

                   (iv) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease;

                    (v) Failure by Tenant to observe or perform any other non-monetary covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, except that if such default (other than defaults, which create situations dangerous to persons or properly) cannot be cured within said thirty (30) day period, this period shall be extended, provided that Tenant commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure ("Extended Cure Period"); provided, however, Landlord may terminate such Extended Cure Period on written notice to Tenant at any time after expiration of ninety days from the first notice of default sent to Tenant if any of the following have occurred due to Tenant's default: (1) Landlord is in default under the First Mortgage or the Second Mortgage, (2) Landlord is in default under any other space lease in the Building, or
               (3) such default materially and adversely affects Landlord's ownership, maintenance, management, repair or operation of the Building;

                   (vi) The levy upon, either under execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, except as may be permitted herein, which lien shall not be released or discharged within ninety
               (90) days from the date of such filing;

                  (vii) The Tenant becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of its property;

                 (viii) A trustee or receiver is appointed for the Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment;


                                 Page 43 of 74 Pages





                   (ix) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted (A) by the Tenant or
               (B) against the Tenant and are allowed against it or are consented to by it or are not dismissed within ninety (90) days after such institution; or

                    (b) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law;

                    (i) Landlord may terminate this Lease by giving to Tenant ten (10) days, prior written notice of the Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

                   (ii) Landlord may terminate the right of the Tenant to possession of the Premises without terminating this Lease by giving Tenant ten (10) days, prior written notice that Tenant's right of possession shall end on the date stated in such notice, whereupon the right of the Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                  (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from the Tenant under any of the provisions of this Lease.

                    (c) If Landlord exercises either the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 15(b), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom.

                    (d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term. Landlord shall have the right, from time to time, to recover from the Tenant, and the Tenant shall remain liable for all Additional Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of

                                 Page 44 of 74 Pages





          the Term. In any such case, the Landlord shall comply with all requirements of the law with respect to mitigation of damages in reletting of the Premises or any part thereof for the account of the Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as the Landlord in the Landlord's reasonable discretion shall determine, and the Landlord shall not unreasonably withhold its consent to any assignee or subtenant proffered by Tenant, provided such assignee or subtenant is financially capable of satisfying Tenant's obligations hereunder and would not otherwise be objectionable under Sections 12(d) and 12(e)(1) through (4) hereof. Also in any such case, the Landlord may make reasonable repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and, in connection therewith, change the locks to the Premises, and the Tenant shall upon receipt of an invoice pay the cost thereof to the extent set forth in the next sentence together with the Landlord's reasonable expenses of reletting. Tenant shall be required to pay for such repairs, alterations, additions and redecoration only to the extent the cost of same does not exceed the cost of demolition plus the cost of building standard improvements in effect at such time, and shall be obligated to pay all of Landlord's expenses of re-entry and the cost of reletting, including, but not limited to, brokerage commissions. Landlord may collect the rents from any such reletting and apply the same to the payment of Rent herein provided to be paid by the Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of the Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, and the Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                    (e) In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 15(b) Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by the Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify

                                 Page 45 of 74 Pages





          Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (x) the unamortized portion of Landlord's Contribution to the cost of Tenant improvements as defined in the Workletter, (y) the aggregate sum which, at the time of such termination, represents the excess, if any, of the present value of the aggregate Rents at the same annual rate for the remainder of the Term as then in effect pursuant to the applicable provisions of Sections 1 and 2 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term; such present worth to be computed in each case on the basis of a 8% per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (z) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of rent.

                    (f) All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's option,
          (i) be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant; or (ii) be removed by Landlord at Tenant's sole expense.

                    (g) Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Tenant's obligations under this lease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord, without Landlord's fault, to become involved or concerned.

                    (h) In the event that Tenant shall be adjudged bankrupt, or a trustee in bankruptcy shall be appointed for Tenant, the provisions to Section 35 hereof shall apply.

                    16.  Subordination.

                    (a) Landlord represents that as of the date hereof, this Lease is not subordinate to any mortgage or ground lease. Landlord may hereafter from time to time execute and deliver mortgage or trust deeds in the nature of a mortgage, both

                                 Page 46 of 74 Pages





          referred to herein as "Mortgage," against the Land and Building, or any interest therein, and may sell and lease back the Land. If requested by the mortgagee or trustee under any Mortgage, or the lessor of any ground or underlying lease ("ground lessor"), Tenant will either at the request of Landlord (a) (subject to the terms of subsection (c) below) subordinate its interest in this Lease to said Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, modifications and extensions thereof, or to said ground or underlying lease, or to both, or (b) make Tenant's interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement as may be reasonably necessary or appropriate to give effect to the foregoing requirements. Tenant covenants it will not subordinate this Lease to any mortgage or trust deed other than a First Mortgage ("First Mortgage") and Second Mortgage (as defined in Section 17 hereof) without the prior written consent of the holder of the First Mortgage and Second Mortgage. As a condition of any such subordination of Tenant's interest in this Lease, Landlord will obtain the approval of the holder of any such Mortgage to the terms of this Lease.

                    (b) It is further agreed that (a) if any Mortgage shall be foreclosed, or if any ground or underlying lease be terminated, (i) such foreclosure or termination shall not result in a cancellation or termination of this Lease without the prior written consent of the holder of the First Mortgage and of any ground lessor, (ii) the holder of the Mortgage, ground lessor (or their respective grantees) or purchaser at any foreclosure sale, as the case may be, shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) provided Tenant is enjoying its beneficial occupancy of the Premises and with the exception of Tenant's rights pursuant to Section 5, subject to any off-sets or counterclaims which Tenant may have against a prior landlord (including Landlord) and (z) bound by any prepayment of Base Rent or Additional Rent which Tenant may have paid in excess of the amounts then due for the current month, (iii) the liability of the mortgagee or trustee hereunder shall exist only so long as such trustee or mortgagee is the owner of the Building and such liability shall not continue or survive after further transfer of ownership, and (iv) upon request of the mortgagee or trustee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the ground lessor, if any ground or underlying lease shall be terminated, Tenant will attorn as Tenant under this Lease to the ground lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect, in any other respect to any material extent, the rights of the Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee trustee under any Mortgage and of any ground lessor.

                                 Page 47 of 74 Pages





                    (c) Landlord shall obtain and deliver to Tenant, and Tenant's agreement to subordinate its interest in this Lease is conditioned upon receipt of a nondisturbance and attornment agreement from the holder of the Mortgage and the lessor of any ground or underlying lease. Such nondisturbance and attornment agreement shall provide that Tenant's possession hereunder shall not be disturbed in the event of a foreclosure of the Mortgage or the exercise of any remedies under any such lease so long as Tenant is not in Default hereunder and shall contain such additional subordination and other provisions as are customarily contained in such instruments.

                    17. Mortgagee Protection. Tenant agrees to give any holder of any First Mortgage (as defined in Section 16 hereof), or the holder of any second mortgage which mortgagee is secured and/or compensated in part by payments of cash flow and/or residual proceeds derived from operation, sale or refinancing of the Building ("Second Mortgage") by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interests in leases, or otherwise) of the address of such First Mortgage holder or such Second Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure such default within the applicable grace period, or if no grace period is specified, within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, but in no event beyond sixty (60) days after such notice), then the holder of the First Mortgage shall have sixty (60) days beyond the initial thirty (30) day period within which to cure or correct such default. Notwithstanding the foregoing, provided that Tenant continues to have effective use and occupancy of the Premises for the normal operation of Tenant's business, the holder of the First Mortgage shall have sixty days after the date upon which it obtains possession of the Building to cure or correct such default, if such default is of such a nature that it cannot be cured by the holder of the First Mortgage until it obtains possession and such holder of the First Mortgage diligently proceeds to pursue its remedies.

                    18. Quiet Enjoyment. Upon payment by the Tenant of the rent hereunder (including Base Rent and Additional Rent), and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and further subject to the provisions of Sections 16 and 17 hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject nevertheless, to the terms and conditions of this Lease.


                                 Page 48 of 74 Pages





                    19.  Subrogation and Insurance.

                    (a) Landlord and Tenant agree to use their best efforts (including payment of extra premiums of a reasonable amount) to have all fire and extended coverage and material damage insurance which may be carried by either of them, endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and, providing further, that the insurer waives all rights of subrogation which such insurer might have against the other party.

                    The Landlord and Tenant each hereby waive its right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Building, Premises or contents thereon or therein, to the extent its property is covered by a valid policy of insurance, (which shall not include self insurance certificates of Tenant) and to the extent of recovery collectible under such policy, whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee.

                    (b) Tenant shall carry insurance during the entire Term hereof insuring Tenant and Landlord, Landlord's agents and beneficiaries and other parties, reasonably requested by Landlord, as their interests may appear, with terms, coverages and in companies reasonably satisfactory to Landlord and with such commercially reasonable increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

                    (1) Comprehensive general public liability insurance, including contractual liability, in an amount not less than $10,000,000.00 combined single limit or such other type of liability coverage customarily carried by tenants in first class office buildings.

                    (2) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full replacement cost of all Tenant leasehold improvements, plus all additions, improvements and alterations thereto, owned or made by or on behalf of Tenant, if any, (unless Tenant has exercised its Insurance Option, as defined below) and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

                    Tenant shall, prior to the commencement of the Term, furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days' prior written notice to

                                 Page 49 of 74 Pages





          Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only ten (10) days' prior written notice shall be sufficient).

                    Landlord agrees to maintain (i) all risk insurance based on full replacement cost of the Building during the Term hereof and at Tenant's option, ("Insurance Option") Tenant's leasehold improvements as specified by Tenant, and
          (ii) comprehensive general liability insurance, including contractual liability insuring Landlord's obligations hereunder, in an amount not less than $25,000,000 combined single limit, or such other type of liability coverage customarily carried by Landlords of first class office buildings. Tenant agrees to pay the portion of the premium applicable to Tenant's leasehold improvements, if any, within thirty (30) days of Landlord's submission of an invoice for same. Such invoice shall be accompanied by a statement from the insurance company or agents therefore as to the premium allocation.

                    (c) Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority, and shall not directly or indirectly make any use of the Premises which (i) is thereby prohibited or dangerous to person or property or,
          (ii) jeopardizes any insurance coverage, or (iii) increases the cost of insurance or require additional insurance coverage, unless Tenant agrees to pay such increased premium.

                    (d) Notwithstanding anything contained herein to the contrary, Landlord agrees that Tenant may self-insure with respect to all insurance required pursuant to this Lease, provided that Tenant maintains sufficient liquidity to pay claims in the amount of the insurance which Tenant would otherwise be required to maintain pursuant to Section 19(b) hereof.

                    20. Nonwaiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the Landlord's rights under the provisions of Section 8, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.

                    21. Estoppel Certificate. The Tenant agrees that from time to time upon not less than fifteen (15) days' prior request

                                 Page 50 of 74 Pages





          by Landlord, or the holder of any Mortgage or any ground lessor, the Tenant (or any permitted assignee, subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to the holder of any Mortgage, Second Mortgage or ground lessor, a statement in writing signed by Tenant certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid; (c) that the Landlord is not in default under any provision of this lease, or, if in default, the nature thereof in detail; (d) that to the best of Tenant's knowledge the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in the Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be reasonably requested by the Landlord, holder of the Mortgage or ground lessor. For purposes of this Section 21 only, the time period for curing a default as set forth in
          Section 15(v) shall be reduced to a fifteen (15) day period.

                    22. Tenant Authorization. Tenant (a) represents that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof and
          (b) if Landlord so requests, it shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, an opinion of counsel as to (a) above subject to customary exceptions.

                    23. Landlord Authorization. Landlord (a) represents that this Lease has been duly authorized, executed and delivered by and on behalf of the Landlord and constitutes the valid and binding agreement of the Landlord in accordance with the terms hereof, and (b) if Tenant so requests, lt shall deliver to Tenant, concurrently with the delivery of this Lease executed by Landlord, an opinion of counsel as to (a) above, subject to customary exceptions.

                    24. Real Estate Brokers. Landlord and Tenant represent and warrant that neither party has dealt with any broker in connection with this Lease other than CUSHMAN & WAKEFIELD (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) and agree to indemnify and hold harmless one another from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker, or brokers or finders claiming to have dealt with such parties for any commission alleged to be due such broker or brokers or finders in connection with the negotiation of this Lease.


                                 Page 51 of 74 Pages





                    25. Notices. In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, addressed to AT&T Communications, Inc., Attn: B.C. Hoette, Manager -- Real Estate Planning, 300 S. Riverside, 2nd floor, Chicago, Illinois 60606, with copies to AT&T Resource Management Corporation at 222 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attn:
          Manager, Real Estate Department and Vice President and General Attorney, until further notice from Tenant in which event the notice or demand shall be deemed to have been served at the time that same was posted. In each such notice to Tenant, Landlord shall state the time period in which Tenant is required to respond, if any, pursuant to the applicable provisions of the Lease. Any such notice or demand to be given by Tenant to Landlord shall, until further notice from Landlord or its agent, be served personally or sent by United States registered or certified mail, postage prepaid, to Stein & Company, 225 West Monroe, Inc., Attn: Richard Rosenstein, Esq., Suite 1630,
          208 South LaSalle Street, Chicago, Illinois 60604 with a copy of said Notice to Rudnick & Wolfe, Attention: Howard Kane, Esq. or Robert H. Goldman, Esq., 30 North LaSalle Street, Chicago, Illinois 60602. Mailed communications to Landlord shall be deemed to have been served at the time that same were posted.

                    26.  Delivery of Possession and Liquidated Damages.

                    Possession of the Premises shall be delivered in accordance with the Workletter. Notwithstanding anything contained therein to the contrary, in the event that Landlord shall fail (for reasons other than Tenant Delay as defined in the Workletter) to substantially complete (a) the Shell and Core Work to the level that Tenant is able to occupy and use the Premises or applicable portion thereof without material and adverse interference and interruption, with reasonable access to the Premises and with the areas in and around the Building used by Tenant to be maintained ln a safe, nonhazardous condition, and
          (b) the Tenant Work, for each of the Phases on the dates set forth in Paragraph l(c) of the Workletter, subject to delays due to Force Majeure which ln no event, may exceed six months from the date such Phase of the Tenant Work was to be completed, for which no liquidated damages may be assessed, Landlord shall pay Tenant as liquidated damages and as Tenant's sole remedy the following amounts:

               (a)  $                   First Month for each Phase not
                                        completed

               (b)  $                   Second Month for each Phase not
                                        completed

               (c)  $                   Third Month for each Phase not
                                        completed


                                 Page 52 of 74 Pages





               (d)  $                   Fourth month for each Phase not
                                        completed

               (e)  $                   Fifth Month for each Phase not
                                        completed

               (f)  $                   Sixth Month for each Phase not
                                        completed

               (g)  $                   Monthly thereafter until
                                        substantially complete

                    Landlord shall pay liquidated damages due and owing hereunder within ten (10) days after the end of each such month. In the event Landlord fails to make any such payment ("Defaulted Payment") Tenant may, at its option, set-off the amount of the Defaulted Payment, plus interest as set forth below, against Base Rent due and payable hereunder subsequent to the rent abatement set forth in Section 37 hereof. Each such Defaulted Payment shall bear interest from the date due until the date set-off against
          Base Rent at the rate of                               per annum.

                    In the event Tenant terminates the Lease pursuant to
          Section 6(e) of the Workletter, the partnership owning the beneficial interest in Landlord, AT&T/Stein Partnership has, by guaranty dated concurrently herewith ("Termination Guaranty"), guaranteed (i) the payment of any liquidated damages due to Tenant pursuant to this Section 26 and (ii) the refund to Tenant of all deposits or payments pursuant to Section 6(e) of the Workletter. The liability of the AT&T/Stein Partnership shall be limited to the assets and property of such Partnership.

                    27.  Miscellaneous.

                    (a) Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of this Lease.

                    (b) All of the agreements of Landlord and Tenant with respect to the Premises are contained in this Lease; and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

                    (c) Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

                    (d) The word "Tenant," whenever used herein, shall be construed to mean Tenants or any one or more of them in all cases

                                 Page 53 of 74 Pages





          where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply to corporations or other organizations, partnerships or other entities, or individuals, shall, in all cases, be assumed as though in each case fully expressed.

                    (e) Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

                    (f) The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

                    (g) The Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

                    (h) Time is of the essence of this Lease and of each and all provisions hereof.

                    (i) All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date of the expiration of the applicable required notice period until paid at the annual rate of one percent (1%) in excess of the rate of interest announced from time to time by Continental Illinois National Bank and Trust Company of Chicago (or other Bank or other financial institution designated by Landlord), at Chicago, Illinois, as its prime rate, changing as and when said prime rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

                    (j) The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

                    (k) All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease and in those two certain agreements dated May 16, 1986, which documents alone fully and completely expresses the agreement between Landlord (and its beneficiaries and their agents) and Tenant.

                    (l) Whenever the approval or consent of either Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed. Notwithstanding any of the terms and conditions contained herein, with respect to approvals or consents required pursuant to the terms of this Lease, Landlord shall have no obligation to deal with any subtenant of Tenant, but may look solely to Tenant for same.



                                 Page 54 of 74 Pages





                    (m) Landlord and Tenant represent that they will comply (unless exempted) with Attachments A, B and C, identified as Exhibit K to this Lease and rules and regulations issued in connection therewith (collectively the "Attachments") as such Attachments may be amended from time to time.

                    (n) In computing any period of time pursuant to this Lease, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so counted will be included, unless it is a Saturday, Sunday or a legal holiday in the State of Illinois, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday. Any time period which commences to run as of the date of this Lease or as of the date hereof shall be deemed to have commenced to run as of the date this Lease was executed by Landlord and Tenant as opposed to December 31, 1985.

                    28. Landlord. The term "Landlord" as used in this Lease means only the owner or owners from time to time of the Building so that in the event of any assignment, transfer, conveyance or sale, once or successively, of the Building, or any assignment of this Lease by Landlord, the then Landlord making such sale, transfer, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, transferee, grantee or assignee with respect thereto. The holder of a mortgage or trust deed (or assignment in connection with a mortgage or trust deed) shall not be deemed such a purchaser, grantee or assignee under this Section 28. This Lease and the obligations of Tenant hereunder shall not be affected by any such assignment, transfer, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

                    29. Title and Covenant Against Liens. The Landlord's title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building, the Land or against the Tenant's leasehold interest in the Premises, except as otherwise permitted, and, in case of any such lien attaching, to immediately pay and remove same. Notwithstanding the foregoing, Tenant shall have the right to contest the validity of any such lien provided such lien is bonded or Tenant has otherwise provided adequate security to Landlord for such lien claim. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Premises, the Land or the Building, and any and all liens and encumbrances created by Tenant shall attach only to Tenant's interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within thirty (30) days,

                                 Page 55 of 74 Pages





          or to bond same or provide adequate security as aforesaid, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment to the date of reimbursement at the rate set forth in Section 27(i) hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant upon receipt of an invoice for same.

                    30.  Leasing of Additional Premises.

                    (a) Provided that this Lease is then in full force and effect and that Tenant is not in default hereunder, as defined in
          Section 31, Tenant shall have the following option rights ("Expansion Option"):

                    (i) By written notice or notices to Landlord at any time or times during the period commencing with the date of execution of this Lease and terminating 547 days after the Commencement date ("Initial Option Period") Tenant shall have the option to lease all or any portion, provided such portion consists of a full floor ("Designated Option Space") of the area ("Expansion Area") described on Exhibit L. The Designated Option Space shall, when so leased, be included in this Lease for the balance of the Term at a Base Rent calculated at the rate of per square foot of Rentable Area, and otherwise
               subject to the terms, conditions and provisions of this Lease. The Rentable Area of the Premises as defined in
               Section 2(a)(ix) shall be increased by the portion so leased, and Tenant's Proportionate Share, as defined in
               Section 2(a)(x) shall be increased accordingly. Tenant shall exercise its option during the Initial Option Period so that the floors are contiguous to one another and contiguous to the combined Premises hereunder and under the ATT-IS Lease. As the Designated Option Space is added to the Lease, Tenant's exclusive use of the portion of the bank of elevators serving its space (both passenger and freight) shall be expanded accordingly.

                   (ii) During the period commencing with the termination of the Initial Option Period and ending upon the earlier of
               (1) three years from the Commencement Date or (2) the date on which Breakeven Leasing (as defined in Section 12(d)) occurs ("Second Option Period"), Tenant shall have a right of first offer to lease all or any portion of that portion of the Expansion Area not leased by Tenant during the Initial Option Period. In the event that Landlord shall, at any time during this Second Option Period, desire to lease all or any portion of the Expansion Area (including all or any portion of a floor) to another proposed tenant, and shall have received a serious inquiry to lease all or a portion of the Expansion Space from such proposed tenant, Landlord shall so notify Tenant in writing specifying the name of the proposed Tenant and a description of the space proposed to be leased.

                                 Page 56 of 74 Pages





                  (iii) During the period commencing with the termination of the Second Option Period and terminating on the fifth anniversary of the Commencement Date of the Lease ("Third Option Period"), Tenant shall have a right of first offer to lease all or any portion of that portion of the Expansion Area not leased by Tenant during the Initial Option Period and the Second Option Period. In the event that Landlord shall, at any time during this Third Option Period, desire to lease all or any portion of the Expansion Area (including all or any portion of a floor) to another proposed tenant, and shall be conducting serious negotiations with such tenant to lease all or a portion of the Expansion Area to such proposed tenant, Landlord shall so notify Tenant in writing, specifying the name of the proposed tenant and a description of the space proposed to be leased.

                    (b) Tenant shall, within fifteen (15) days after the receipt by it of a notice pursuant to Subsection (ii) or (iii) above, notify Landlord as to whether or not it desires to exercise its option to acquire the space described in such notice ("Offer Option Space"). In the event Tenant either notifies Landlord that it elects not to acquire the Offer Option Space, or fails to notify Landlord at all within such fifteen (15) day period, Landlord shall have the right, during the one hundred twenty (120) day period commencing with the date Landlord's notice was received by Tenant, to lease the Offer Option Space to such proposed tenant. If the Offer Option Space is not leased to such Tenant as aforesaid within such period, Tenant's option with respect thereto shall automatically be fully reinstated.

                    (c) The Offer Option Space shall, when so leased, be included in this Lease for the balance of the Term at a Base Rent calculated at the rental rate per square foot required to be received on all remaining unrented Rentable Area at 95% occupancy in the Building, after taking into account the Rent received under this Lease for the Premises, the Designated Option Space pursuant to Section 30(a)(i) and previously leased Offer Option Space pursuant to Section 30(a) (ii) or (iii), to pay all debt service and escrow and reserve requirements on all existing indebtedness, participating debt and any return (guaranteed or preferred) payable on equity capital. The Offer Option Space shall otherwise be subject to the terms, conditions and provisions of this Lease, except as set forth in (d) below. The Rentable Area of the Premises as defined in Section 2(a)(ix) shall be increased by the portion so leased, and Tenant's Proportionate Share, as defined in Section 2(a)(x) shall be increased accordingly. To the extent a whole floor (either at one time or in parts) is added to the Lease, Tenant's exclusive use of the portion of the bank of elevators serving its space (both passenger and freight) shall be expanded accordingly to the extent feasible.

                    (d) In the event that Tenant exercises its option to lease the Designated Option Space as set forth in (a)(i) above during the Initial Option Period, Landlord and Tenant shall

                                 Page 57 of 74 Pages





          execute a Workletter in the form attached hereto and the provisions thereof shall be applicable to the Designated Option Space, provided, however, that (i) Landlord and Tenant shall agree on a schedule to be substituted for the "Schedule" attached to and defined in the Workletter and (ii) the Workletter shall exclude provisions relating to Shell and Core Work (as defined in the Workletter) other than provisions relating to the tenant standard work package; provided, however, that the Commencement Date of this Lease with respect to the Designated Option Space shall be the earlier of substantial completion of the tenant improvements or the first day immediately following the expiration of the Initial Option Period (the "Designated Option Space Commencement Date"). In the event that completion of the tenant work shall occur prior to the termination of the Initial Option Period, Base Rent for the Designated Option Space with respect to which the option has been exercised shall not commence until the first day following the expiration of the Initial Option Period. Failure to complete the tenant improvements for the Designated Option Space by the Designated Option Space Commencement Date shall not affect Landlord's obligation to compLete such work pursuant to the Workletter or Tenant's obligation to lease the Designated Option Space upon exercise of the option set forth in (a)(i) above.

                    Landlord hereby covenants that all Shell and Core work, as defined in the Workletter, in the Expansion Area shall be substantially completed prior to the Commencement Date of the Lease. On exercise of the Expansion Area option during the Initial Option Period, Landlord and Tenant shall execute a workletter in the form attached (with the Expansion Space Schedule attached thereto) and Landlord shall cooperate with Tenant to complete tenant improvements expeditiously. Failure on Landlord's part to comply with the terms of this paragraph shall delay the commencement of Base Rent for the Designated Option Space for the period of delay in completion caused by Landlord. In the event that Tenant exercises its option to lease the Offer Option Space during the Second Option Period or the Third Option Period, the provisions of this Subsection (d) shall apply except that (1) the Commencement Date of this Lease with respect to such Designated Option Space shall be the earlier of substantial completion of the tenant improvements or one hundred twenty (120) days following notice of exercise of the option pursuant to Sub-section 30(a)(ii) or (iii) above, and (2) Landlord's Contri-bution as defined in the Workletter shall be reduced to per rentable square foot.

                    (e) Tenant acknowledges that, depending on the number of floors Tenant adds to the Premises at any one time, elevator service to the Premises may be below that normally offered in first-class office buildings. Landlord agrees, at Tenant's request to promptly ascertain and advise Tenant of the effect on elevator service of any proposed exercise of any option pursuant to the terms of this Section 30.



                                 Page 58 of 74 Pages





                    (f) Landlord and Tenant acknowledge that a letter agreement dated concurrently with this Lease ("Letter Agreement") a copy of which has been attached as Exhibit M, has been entered into by and among Tenant, ATT-IS and Landlord in which Tenant and ATT-IS have agreed to designate certain representatives to deal with Landlord with respect to, among other things, the exercise of the options set forth in Sections 30, 33 and 34. Said letter shall be binding on Landlord and Tenant and, in the event of a conflict between said letter agreement and the provisions of this Lease, said letter agreement shall control.

                    31. Option to Extend. Provided that this Lease is then in full force and effect and that Tenant is not in default under this Lease, both on the date of exercise of the option and the date of commencement of an Option Term, Landlord hereby grants to Tenant the option ("Extension Option") to extend the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for four consecutive periods of five years each after the expiration of the Term (individually an "Option Term" and collectively the "Option Terms"). For purposes of Section 30, this Section 31, and Sections 33 and 34 "default" shall mean either (a) a material default which at the time of exercise is not cured, in which event Tenant's option rights shall be tolled during the cure period but not terminated or (b) a Default. Each option to extend shall be exercisable by written notice from Tenant to Landlord given no later than twelve (12) months prior to the expiration of the Term or the expiration of the prior Option Term ("Final Exercise Date"), time being of the essence. If not so exercised, Tenant's further options, under this Section 31 shall thereupon expire. Within the eight (8) month period prior to the Final Exercise Date ("Calculation Date"), Tenant shall give Landlord written notice of Tenant's opinion of what the base rent for the Opt on Term ("Option Term Base Rent") should be. Within twenty
          (20) days of its receipt of Tenant's notice, Landlord shall provide Tenant with written notice of whether Landlord agrees with Tenant's opinion of the Option Term Base Rent or, if not, Landlord's opinion of Option Term Base Rent. Both Landlord and Tenant's opinions on Option Term Base Rent shall be based on a calculation of ninety percent (90%) of the "net effective market rent" prevailing at the time the renewal terms would commence for tenants renting space of a comparable size to the Premises or, if both Tenant and ATT-IS (pursuant to the ATT-IS Lease), exercise rights to extend, of comparable size to the combined Tenant and ATT-IS Premises. "Net effective market rent" shall take into account various tenant concessions applicable at the time, such as rent abatement and improvement allowances, in excess of building standard allowances or workletter being offered to new tenants but excluding equity participation. If Landlord and Tenant cannot agree on the Option Term Base Rent, then Tenant may inform Landlord that it elects to proceed with the appraisal procedure set forth below. There shall be no limit on the number of written notices Tenant or Landlord may deliver to the other in their efforts to agree upon the Option Term Base Rent, except that Tenant must inform Landlord by written notice on or before

                                 Page 59 of 74 Pages





          one hundred twenty (120) days after Tenant's first notice to Landlord hereunder, whether Tenant elects to proceed with the appraisal procedure. In the event that Tenant fails to respond or so inform Landlord, Tenant shall be deemed to have abandoned the request for determination of Option Term Base Rent.

                    In the event Tenant and Landlord cannot agree on Option Period Base Rent, and Tenant has provided written notice to Landlord of Tenant's desire to have such rent determined through an appraisal procedure then, Landlord and Tenant shall each pick a real estate broker within ten (10) days of Tenant's notice. Such broker shall have at least ten (10) years of brokerage experience, have a broad knowledge of the office leasing market in downtown Chicago and have a good reputation in the Chicago real estate community. In the event the two brokers cannot reach agreement on Option Term Base Rent, taking into account the parameters set forth in the preceding paragraph within thirty
          (30) days after the matter has been submitted to them, then they shall appoint a third broker who meets the aforesaid standards, within ten (10) days after the expiration of the thirty (30) day period. The decision of the brokers shall be rendered within twenty (20) days after appointment of the third broker, and such decisions shall be in writing and in duplicate and one counterpart thereof shall be delivered by them to Landlord and one to Tenant. The decision of a majority of the brokers shall be binding, final and conclusive on all the parties in the event Tenant exercises its option to extend the Term of this Lease prior to the Final Exercise Date. Landlord and Tenant shall split equally the fees of the third broker unless Tenant, after determination of the Option Term Base Rent, elects not to exercise the option to extend, in which event Tenant shall pay the fees. Any failure of Landlord to comply with the appraisal procedure shall delay by an equal number of days, the Final Exercise Date.

                    In the event Tenant exercises its Extension Option for the first Option Term, Landlord agrees, prior to the commencement of such Option Term, to repaint and recarpet the Premises at Landlord's expense. The paint and carpet shall be of a similar quality to that specified on Attachment B to the Workletter. Landlord shall offer Tenant a reasonable choice of color.

                    Upon the valid exercise by Tenant of each such option to extend, at the request of either party hereto and within thirty (30) days after such request, Landlord and Tenant shall enter into a written supplement to this Lease incorporating the terms, conditions and provisions applicable to the Option Term as determined in accordance herewith.

                    32. Tenant Release Rights. Provided that this Lease is then in full force and effect and that Tenant is not in default hereunder, as defined in Section 31, Tenant may exercise the following rights to terminate the Lease insofar as the Lease relates to the space to be released to Landlord as described herein:

                                 Page 60 of 74 Pages





                    (i) By notice to Landlord given not later than one (1) year prior to the tenth anniversary of the Commencement Date, Tenant shall have the option to terminate the Lease ("Release Option A") as to one full floor designated by Tenant ("Release Area A") effective as of the tenth anniversary of the Commencement Date.

                   (ii) By notice to Landlord given not later than one (1) year prior to the fifteenth anniversary of the Commencement Date, Tenant shall have the option to (a) exercise Release Option A, if not previously exercised, and/or (b) terminate the Lease ("Release Option B") as to one full floor designated by Tenant effective ("Release Area B") as of the fifteenth anniversary of the Commencement Date.

                    Release Area A and Release Area B shall be contiguous and shall commence at the highest floor in the combined Premises occupied by Tenant hereunder and the tenant under the ATT-IS Lease. Possession of Release Area A and/or B shall be delivered to the Landlord on the effective date of such termination in the manner provided in Section 7 hereof. Landlord and Tenant shall execute an amendment to this Lease, setting forth the reduced number of square feet of Rentable Area in the Premises and setting forth the reduced Tenant's Proportionate Share. In the event Tenant shall fail to notify Landlord of its election to exercise the rights in (i) and (ii) above, Tenant shall be deemed to have waived said rights.

                    Tenant acknowledges that, depending on the number of floors Tenant releases to Landlord, Landlord shall have the right to allocate elevators then currently serving the remaining Premises to serve Release Area A and/or Release Area B and that elevator service to the Premises after the release may be below that normally offered in first-class office buildings. Landlord agrees, at Tenant's request to promptly ascertain and notify Tenant of the effect on elevator service of any proposed release of space pursuant to the terms of this Section 32.

                    33. Relocation Rights. With respect to all space other than the Premises ("Relocation Space") located on Tenant's elevator bank (floors 3 through 28), Landlord hereby agrees that, provided this Lease is then in full force and effect and that Tenant is not in default, as defined in Section 31 hereof, on twelve (12) months written notice from Tenant, Landlord will relocate any tenant in the Relocation Space to comparable space in the Building, provided such comparable space is available and such vacated space shall be added to this Lease on the same terms and conditions (including Base Rent) as such tenant had leased the space until expiration of such lease and after expiration of same, for the balance of the Term, on the same terms and conditions contained herein except that Base Rent for such space shall be ninety percent 90% of Landlord's quoted rate for comparable space in the Building. Landlord agrees to use its best efforts to cooperate with Tenant in connection with the terms of this Section 33. Tenant agrees to pay the costs and expenses as

                                 Page 61 of 74 Pages





          set forth in the Relocation Clause (as hereinafter defined) in connection with such relocation, including any rent differential for the term of such lease and any renewal options. In the event of any dispute regarding such costs and expenses, Tenant shall resolve the dispute with the tenant .o be relocated. Landlord shall include a provision in each lease of the Relocation Space permitting such relocation ("Relocation Clause"). The Relocation Clause shall be in the form attached hereto as Exhibit N. In the event the tenant refuses to relocate, in violation of the terms of the lease, Landlord, on Tenant's behalf, and at Tenant's ex-pense, agrees to enforce the Relocation Clause of such lease. In no event shall Landlord be liable for such tenant's failure to perform in accordance with the provisions of such lease. Landlord hereby agrees to include in each lease of the Relocation Space a clause obligating the tenant under such lease to pay Landlord's attorney's fees in the event of a dispute thereunder.

                    34. Right of First Offer. Provided this Lease is then in full force and effect and that Tenant is not in default, as defined in Section 31 hereof, during the Term of this Lease, Landlord hereby grants to Tenant the rights herein contained with respect to all office space in the Building (other than Tenant's Premises) and all basement storage space (the "Option Space"). With respect to the Expansion Area, the terms of Section 30 shall govern for the period of time prior to the fifth anniversary of the Commencement Date of the Lease. Subsequent to such date the terms of this Section 34 shall govern, and the Expansion Area, to the extent not previously included in the Premises, shall be deemed to be Option Space. If during the Option Period, Landlord desires to lease any portion of the Option Space constituting a full floor or more or as to basement storage space, or the Expansion Area, a partial floor or full floor, ("Designated Option Space") it shall notify Tenant in writing of the basic "Business Terms and Conditions" (as hereinafter defined) upon which it is prepared to lease the Designated Option Space and Tenant shall have the right for a period of fifteen (15) days from and after the giving of such notice within which to notify Landlord that it will lease the Designated Option Space upon substantially the same Business Terms and Conditions contained in the Landlord's Notice, in which event Landlord and Tenant shall proceed to negotiate in good faith to finalize such lease. Business Terms and Conditions as to office space shall include Base Rent, CPI Adjustment, if any, Operating Expense Adjustment, tenant improvement work to be done to the Designated Option Space, free rent, if any, extension options and any other financial terms. Business Terms and Conditions as to basement storage space shall include only a base rent charge. If Tenant elects to rent the Designated Option Space, then the Designated Option Space shall be added to the Lease for the term set forth in Landlord's notice as aforesaid and shall otherwise be governed by the terms and conditions of the Lease. If Tenant fails to notify Landlord in writing that it will accept the Designated Option Space within the prescribed fifteen (15) day period or fails to promptly execute a lease or an amendment to this Lease upon substantially such terms, Landlord may lease the Designated

                                 Page 62 of 74 Pages





          Option Space to another tenant and upon execution of such a lease, Tenant's rights under this paragraph shall be terminated as to such Option Space, but shall be reinstated on the termination of such lease as it may be extended by Landlord and such tenant. If Tenant shall notify the Landlord that it elects to lease the Designated Option Space within said fifteen (15) day period, Tenant shall execute a lease, or amendment to this Lease, on substantially the same Business Terms and Conditions set forth in Landlord's notice.

                    Landlord hereby agrees to advise Tenant in writing six months in advance of the availability of space in the Building and, in any event, prior to Landlord's marketing of such space. Notwithstanding the Right of First Offer granted herein, in no event shall the combined Premises of Tenant and the Tenant under the ATT-IS Lease exceed 930,000 rentable square feet (excluding basement storage area) in the Building.

                    35.  Bankruptcy or Insolvency.

                    (a)  Termination of Lease.

                    (i) Neither Tenant's interest in the Lease nor any estate hereby created in Tenant shall pass to any trustee, except as may specifically be provided pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), or receiver or assignee for the benefit of creditors or otherwise by operation of law.

                    (ii) In the event Tenant's executors, administrators, or assigns, if any, shall be adjudicated insolvent pursuant to the provisions of any state law, or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability to pay its debts, other than an appointment pursuant to the provisions of the Bankruptcy Code, or if any assignment shall be made of the property of Tenant for the benefit of creditors, excepting an assignment by a trustee pursuant to the provisions of the Bankruptcy Code, then and in any such event, subject to the rights of the Leasehold Mortgagee provided herein, .his Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for expiration of the Term of this Lease, and Tenant shall vacate and surrender the Property.

                    Tenant shall not suffer or permit the appointment of a trustee or receiver of the assets of Tenant by reason of the insolvency or inability of Tenant to pay its debts and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code, or the appointment of a trustee or receiver of Tenant shall be conclusive evidence that Tenant caused or gave cause therefor,

                                 Page 63 of 74 Pages





          unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within ninety (90) days after such allowance or appointment. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

                    (b) Protection by Tenant. Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:
          (1) perform each and every obligation of Tenant under this Lease, including the payment of Rent hereunder, arising from and after the order for relief within sixty (60) days after the date of such order, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and
          (2) to give Landlord prior written notice of any proceeding relating to any assumption of this Lease; and (3) to give Landlord written notice of the intention of Tenant and the trustee to reject this Lease; and (4) to provide Landlord with adequate assurance of future performance under the Lease as that term is used in 11 U.S.C. 361.

                    (c) Waivers by Landlord. No default of this Lease by Tenant, either prior to or subsequent to the filing of a petition under the Bankruptcy Code, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                    (d) Assumption of Lease. If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (1) to cure each and every existing default within not more than ninety (90) days after assumption of this Lease; and
          (2) to compensate Landlord, or provide adequate assurance that Tenant or the trustee will compensate Landlord, for any actual pecuniary loss resulting from any existing default, including, without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of the default, as determined by the Bankruptcy Court, within ninety (90) days of assumption of this Lease; and (3) in the event of an existing default, to provide Landlord with adequate assurance of Tenant's future performance under the Lease as determined by the Bankruptcy Court; and (4) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained. If Tenant, as debtor-in-possession, or such Trustee shall fail to elect this Lease within sixty (60) days after the filing of the petition by or against Tenant, unless such time period is extended by the Bankruptcy Court, this Lease shall be deemed to have been rejected and unless Landlord received adequate assurance for continued possession after rejection of the Lease, Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to the Tenant or said Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in any such bankruptcy proceeding shall survive.

                                 Page 64 of 74 Pages





                    (e) Assignment of Lease and Adequate Assurances to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                    The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall be determined by the Bankruptcy Court.

                    (f) Amounts Payable by Tenant Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute Rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                    (g) Application by Landlord of Payments from Tenant. Any payment received from Tenant may be applied by Landlord against any obligation due and owing by Tenant under this Lease, notwithstanding any statement appearing on or referred to in any remittance from Tenant or any prior application of such payment. If a petition under the Bankruptcy Code is initiated within ninety (90) days after receipt by Landlord of any such payment, the payment shall be deemed applicable to any unpaid obligations then due in the inverse order of their maturity.

                    36. Tenants. To the extent permitted by law, the Landlord shall not engage in, nor shall Landlord lease or consent to any sublease or assignment of a lease to any person, firm or corporation which, as a primary part of its business as of the date of the Lease engages in the activities set forth on Exhibit O attached hereto and hereby made a part hereof. The Landlord shall include the foregoing prohibition in all tenant leases whether for office or commercial/retail space in the Building. Landlord hereby agrees that enforcement of the foregoing prohibition with respect to tenants or proposed tenants shall be subject to the approval of Tenant.

                    The Landlord shall consult with the Tenant before making any commitment which may in Tenant's reasonable discretion, violate this Section or approving any assignment or sublease which may in Tenant's reasonable discretion, violate this Section. Tenant agrees to respond to a written submission by Landlord as to a proposed activity within ten (10) days of such submission. Tenant shall indicate in writing within the aforementioned ten (10) day period whether or not Tenant believes the proposed activity violates this Section of the Lease and assuming a violation, whether Tenant is willing to waive the

                                 Page 65 of 74 Pages





          provisions of this Section as to such activity. Failure to respond to such a submission shall be deemed to be approval of such activity. In the event Tenant states that the proposed use or activity violates this Section and Landlord disputes Tenant's decision, the dispute shall be resolved by arbitration pursuant to Section 48 hereof.

                    37. Abatement of Lease Payments. In consideration of Tenant's execution of this Lease, Landlord hereby agrees that Base Rent, commencing with the Commencement Date of the Lease as it may be extended shall abate to the full extent of

                                       ("Lease Payment"), plus interest at
          the rate set forth below, provided that during such abatement period, Tenant shall remain obligated to make all payments of Additional Rent or other sums which may be due to Landlord hereunder. Base Rent shall abate to the extent of such interest. Interest shall accrue from February 1, 1989 to the date each portion of the Lease Payment is applied against Base Rent at the rate for the construction loan on the Building, or, if the final payment on the construction loan has been made, then at the rate for the permanent first mortgage on the Building.

                    38. Building Name and Signage. The Landlord and Tenant agree that the Building shall be named the AT&T Corporate Center or such other name as may be agreed upon by Landlord and Tenant. Tenant shall also have the right to cause appropriate identification and/or logos to be placed on the exterior of the Building. Such signage and the location thereof shall be tasteful and consistent with a first class office building and shall be sensitive to the architectural design of the Building. Tenant shall review such signage with Landlord, but Landlord shall not have a right of approval with respect to same. Such review by Landlord shall be conducted at Landlord's expense. No other signage, writing or pictures of any kind shall be placed on the exterior of the Building by Landlord (except as set forth herein) without the approval of Tenant nor by Tenant, without the approval of Landlord. With respect to signage for commercial tenants, Landlord will establish signage criteria ("Signage Criteria") which reflects a) the first-class nature of the Building and b) the quality appropriate for AT&T corporate headquarters. Such Signage Criteria shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. Provided signage for commercial tenants meets the approved Signage Criteria, Landlord need not obtain Tenant's approval as to each sign. Landlord may place signage on the Building identifying the ownership and management of the Building. The design and location of such sign shall be subject to the reasonable approval of Tenant.

                    39. Roof Rights. Landlord hereby agrees that the Premises shall include approximately four hundred square feet of contiguous flat space on the roof described on Exhibit P ("Tenant Roof Space"). No Rent shall be paid for the Tenant Roof Space, nor shall Tenant's Proportionate Share be increased to reflect

                                 Page 66 of 74 Pages





          the Tenant Roof Space. Installation and maintenance of telecommunications equipment on the Tenant's Roof Space shall be at Tenant's expense. Landlord shall be responsible for maintenance and repair of the entire roof of the Building with the exception of repairs (i) necessitated by installation, maintenance or repair of the telecommunications equipment, or
          (ii) due to Tenant's negligence, intentional acts or omissions. Tenant shall be responsible for repairs necessitated by (i) or
          (ii) above. Tenant agrees that either (1) it will contract with Landlord for the installation of the telecommunication equipment at a cost to be negotiated at such time, or (2) will contract with a third party for such installation work, in which event Tenant will either (a) obtain a new warranty for the roof in the event the existing warranty is abrogated due to the installation work, or (b) take whatever steps are necessary to maintain the existing warranty on the roof. Tenant further agrees to reimburse Landlord for any reasonable insurance premiums incurred by Landlord, which are directly due to Tenant's installation and/or maintenance of the telecommunications equipment on the roof. Landlord agrees, to the extent feasible, to allow Tenant at Tenant's expense to connect the telecommunications equipment to the Premises through the vertical risers in the Building pursuant to plans approved by Landlord, which approval shall not be unreasonably withheld. In no event shall Landlord's installations on the roof block the line of sight to 10 South Canal Street. Tenant hereby agrees that it shall not have the right to assign or sublease the use of the Tenant Roof Space separately from a sublease or assignment of a portion of the Premises, it being the parties' intention to prohibit Tenant from using the Tenant Roof Space as an independent profit-making operation separate and apart from Tenant's use of the Premises or for other than telecommunication purposes. Tenant shall not sublet or assign an immaterial portion of the Premises with the intent or purpose of primarily affording the sublessee or assignee the right to use the Tenant Roof Space. Any consideration received by Tenant from any assignee or sublessee from the use of the Tenant Roof Space shall be included in the calculations of Landlord's Net Profits pursuant to Section 12(f) hereof.

                    40. Attorneys' Fees. Landlord shall pay all of Tenant's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Landlord's obligations under this Lease or incurred by Tenant in any litigation, negotiation or transactions in which Landlord causes Tenant, without Tenant's fault, to become involved or concerned.

                    41. Waiver. No waiver of any condition expressed in this Lease shall be implied by any neglect of Tenant to enforce any remedy or account of the violation of such condition whether or not such violation be continued or repeated subsequently.

                    42. Short Form of Lease. The parties shall execute a short form of this Lease for recording purposes substantially in the form attached hereto as Exhibit. Such short form of lease shall be in a form mutually acceptable to Landlord and Tenant.

                                 Page 67 of 74 Pages





                    43. Partnership Default. No default under, or termination of the ATT/Stein Partnership shall constitute a default hereunder or be a cause for termination hereof except as set forth in Section 44.

                    44. Termination Rights. Tenant shall have the right to terminate this Lease in the event AT&T Resource Management Corporation, a general partner of the AT&T/Stein Partnership, terminates the AT&T/Stein Partnership pursuant to the provisions of Article VI of the AT&T/Stein Partnership Agreement. Notice of termination of this Lease shall be given concurrently with the notice of termination under the AT&T/Stein Partnership Agreement.

                    In the event of such termination, 225 West Monroe Street Associates, an Illinois limited partnership ("Stein General Partner") shall pay to Tenant all of Tenant's reasonable out-of-pocket costs and expenses incurred in connection with legal, architectural, design and engineering services with respect to this Lease and the Premises up to the date of such termination ("Professional Expenses"). Stein General Partner shall make such payment within thirty (30) days after receipt of written statement from Tenant setting forth such costs and expenses in reasonable detail. By separate guaranty dated ___________________, Stein & Company, a Nevada corporation has guaranteed the payment of such Professional Expenses by Stein General Partner.

                    45.  Mutual Indemnity and Waiver.

                    (a) To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the "Indemnitor") agrees to hold harmless and indemnify the other, its bene-ficiaries, partners, agents and employees (the "Indemnitee") from any claim and liabilities imposed upon or incurred by or asserted against the Indemnitee, including reasonable attorney's fees and expenses, for death or injury to third parties or loss of or damage to property of third parties that may arise from or be caused directly or indirectly by any act or omission of the Indemnitor, its agents, contractors or employees or from any breach or default on the part of the Indemnitor in the performance of any covenant or agreement on the part of the Indemnitor to be performed pursuant to the terms of this Lease. In case any action, suit or proceeding is brought against the Indemnitee by reason of any such act of Indemnitor, Indemnitor will, at Indemnitor's expense, by counsel approved by Indemnitee (which approval shall not be unreasonably withheld), resist and defend such action, sui. or proceeding. In case Landlord is Indemnitee, Indemnitee shall also include Landlord's beneficiary and its partners.

                    (b) To the extent not expressly prohibited by law and except for claims arising from the negligent or intentional act or omission of Landlord or its agents or employees, Tenant releases Landlord and its beneficiaries, and their agents, and employees, from and waives all claims for damages to person or

                                 Page 68 of 74 Pages





          property sustained by the Tenant, its guests and invitees or by any occupant of the Premises and said occupant's guests and invitees, or the Building, or by any other person, resulting directly or indirectly from any act or neglect of any tenant or other occupant of the Building or any part thereof.

                    To the extent not expressly prohibited by law and accept for claims arising from the negligent or intentional act or omission of Tenant, its agents or employees, Landlord releases Tenant, its agents and employees, from and waives all claims for damages to person or property sustained by the Landlord, or by any other person, resulting directly or indirectly from any act or neglect of any tenant or other occupant of the Building or any part thereof.

                    46. "Force Majeure" is hereby defined to mean any strike, lockout, labor trouble, civil disorder, inability to procure materials, governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party lo the Lease (or its agents, employees, contractors, licensees, or invitees) or any other cause beyond the reasonable control of the performing party. For purposes of calculating consequential damages in the event of a holdover tenancy by Tenant, Tenant shall not be subject to consequential damages in the event that Tenant's failure to move from the Premises at the expiration of the Term shall arise solely as a result of the failure of any landlord under a new lease with Tenant to complete Tenant improvements in any building to which Tenant intends to locate, due to a Force Majeure event, provided that Tenant entered into a new lease prior to eight (8) months before the termination of this Lease, the scheduled delivery date under such new lease was no later than ninety (90) days after the Term of this Lease and the delay in completion of the tenant improvements under the new lease was not attributable to changes and modifications requested by Tenant.

                    47. Arbitration. Any dispute specifically required by the terms of this Lease to be settled by arbitration shall be submitted for arbitration to the Chicago, Illinois office of the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, except where such rules are contrary to the provisions set forth in this Lease. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction. The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party hereto in a court of law or equity including, without limitation, specific performance and injunctive relief. It is understood that the arbitration provisions of this Section 48 shall be the sole remedy of the parties under this Agreement with respect to disputes subject to arbitration under this Section 48. Notwithstanding the foregoing, the parties agree that Landlord or Tenant may apply lo a court of competent jurisdiction for

                                 Page 69 of 74 Pages





          equitable relief if such is appropriate during the pendency of the arbitration proceeding.

                    Notice of the demand for arbitration shall be filed in writing with the Landlord and Tenant. Unless otherwise agreed to in writing by the Landlord and Tenant, upon receipt of a demand, each party shall designate an arbitrator within ten (10) business days. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within ten (10) business days, or as otherwise agreed. The arbitrators selected pursuant to the terms of this Section 48 shall not be employees of or hold any ownership interest in, the party selecting them. Each such arbitrator shall have at least five years of experience relevant to the general subject matter of the dispute.

                    If the arbitrators selected by each party fail to agree upon a third arbitrator within the time limits set by this Agreement, either party may request the American Arbitration Association to select the neutral arbitrator. If either party fails to appoint an arbitrator within the time period set forth, the other party may apply to any court having jurisdiction over this Agreement to compel arbitration and that court shall be empowered to select the failing party's arbitrator.

                    The arbitration panel shall commence hearings within thirty (30) days of the selection of the panel, unless Landlord and Tenant or the arbitration panel agree upon a delayed schedule of hearings. Any party may send out requests to compel document production from the other party. Disputes concerning the scope of document production and enforcement of the document requests shall be subject to agreement by Landlord and Tenant, or may be ordered by the arbitrators to the extent reasonable. The arbitrators may obtain independent legal counsel to aid in their resolution of legal questions presented in the course of arbitration to the extent they consider that such counsel is absolutely necessary to the fair resolution of the dispute, and lo the extent that it is economical to do so considering financial consequences of the dispute.

                    If any party subject to the terms of this arbitration provision fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitration panel may hear and determine the controversy upon evidence produced by the appearing party.

                    The arbitration costs (including filing fees, court reporters' fees and transcript costs) shall be borne equally by each party, except that each party shall be responsible for its own expenses and the costs of the arbitrator selected by it.

                    48. Investment Tax Credit. It is hereby agreed between the parties that Tenant will be entitled to the benefits of any Investment Tax Credit with respect to all items of Section 38 Property, as defined in Section 48(a) of the Internal Revenue Code of 1954 in effect on the date hereof (the "Code") and as

                                 Page 70 of 74 Pages





          determined by Tenant, purchased as part of the Landlord's Contribution. Landlord agrees not to take any action to claim such Investment Tax Credit itself and agrees to execute and deliver such documents as Tenant may reasonably request to permit Tenant to avail itself of such credit; Provided, however, that Landlord makes no representation or warranty as to the availability of any such Investment Tax Credit. Landlord represents and warrants that (a) it, and each person having a beneficial interest in it, currently is not, and during the term of the Lease will not become, a person described in Section 46(e)(1) of the Code; (b) it will execute and deliver to Tenant within 60 days of the date it transfers possession to Tenant of any item of Section 38 Property purchased as part of the Landlord's Contribution an Election to Treat Lessee as Purchaser, in the form attached hereto as Exhibit Q, describing such property, and (c) lt will comply with the provisions of Treasury Regulations Section 1.48-4(j) as in effect on the date hereof with respect to items of Section 38 property purchased as part of the Landlord's Contribution. Landlord agrees to assume liability for and to indemnify Tenant, on an after-tax basis, against any and all losses or deferrals of any federal income tax credit with respect to items of Section 38 Property purchased as part of the Landlord's Contribution otherwise available to Tenant with respect to any taxable year ending prior to the termination of the Lease (and any interest, additions to tax or penalties associated with such taxes payable by the Tenant), and other expenses of any nature and kind, including reasonable counsel fees, which Tenant may become liable to pay in connection with any such loss or deferral or alleged loss or deferral which occurs or is alleged to occur by reason of any (a) transfer by Landlord of its interest in this Lease or any part of the Landlord's Contribution prior to the occurrence of an Event of Default hereunder to a person who may not, under Treasury Regulation Section 1.48-4, make a valid election to treat the Tenant as having purchased property for purposes of the credit allowed under Section 38 of the Code, or (b) any breach by Landlord of its representations or warranties set forth herein.

                    49. Use of Name. Landlord agrees that it will not utilize the name of AT&T or of American Telephone and Telegraph Company, a New York corporation ("AT&T Parent"), or of an affiliate of AT&T or AT&T Parent in any advertising, publicity, promotion, writing, radio or television broadcast, or in any other way, concerning the Building or this Lease, except for use in the name of the Building if called the AT&T Corporate Center or other similar name, without the prior written consent of Tenant.

                    50. Exculpatory Provisions. This instrument is executed by American National Bank and Trust Company of Chicago, not personally but solely as Trustee, as aforesaid. All the covenants and conditions to be performed hereunder by American National Bank and Trust Company of Chicago are undertaken by it solely as Trustee, as aforesaid and not individually, and no personal liability shall be asserted or be enforceable against

                                 Page 71 of 74 Pages





          American National Bank and Trust Company of Chicago by reason of any of the covenants, statements, representations or warranties contained in this Lease.





















































                                 Page 72 of 74 Pages





                    IN WITNESS WHEREOF, the parties have caused this lease to be executed on the date first above written.


                                             LANDLORD:

                                             AMERICAN NATIONAL BANK AND
                                               TRUST COMPANY OF CHICAGO,
                                               not personally but as
                                               Trustee aforesaid,


                                             By:


          ATTEST:

          By:
             Its:


                                             TENANT:

                                             AT&T RESOURCE MANAGEMENT
                                               CORPORATION, a New York
                                               corporation


                                             By:
                                                Its:

          ATTEST:

          By:
             Its:





















                                 Page 73 of 74 Pages





                    225 West Monroe Street Associates ("Stein General Partner") executes this Lease solely for the purposes of agreeing to make the payment set forth in Section 44 of the Lease. The liability of Stein General Partner hereunder shall be limited to the assets of Stein General Partner and in no event shall any partner of Stein General Partner be personally or individually liable hereunder except to the extent of, and limited to, such partner's interest as a partner in the assets and property of Stein General Partner. A deficit capital account of any partner of Stein General Partner shall not be deemed to be an asset or property of Stein General Partner.


                                             225 WEST MONROE STREET
                                               ASSOCIATES, an Illinois
                                               limited partnership

                                             By:  Stein & Company 225 West
                                                  Monroe, Inc., an Illinois
                                                  corporation


                                             By:



          ATTEST:

          By:



























                                 Page 74 of 74 Pages





                                      EXHIBIT H

                                        VIDEOS


                     That certain AT&T Floor Space Configuations
                          VHS T-120 Video dated June, 1993.




                    The video is a ten (10) minute VHS video filmed
          June 15, 1993 on Floors 6 through 12 at AT&T Corporate Center, 227 West Monroe, Chicago, County of Cook, Illinois 60606. The VHS video shows samples of the furniture (and their "as-is" condition) described in Exhibit E.













































                                      EXHIBIT I

                                      LOBBY WORK




          A.   Ground Floor

               - Monument sign at the base of the east escalator will read:

                         Floors 2-22 or Floors 2-23*
                         AT&T
                         Gallery Cafe


                    *    Exact floor to be determined by Landlord


          B.   Mezzanine Level

               - The two (2) AT&T security desks and incorporated logo) will be removed

               - Landlord may, at its option, display its or its affiliates company name or logo only in the midrise elevator bank (floors 16 and higher)

               - Signage above the mid-rise elevator bank will read 17-22 or 17-23*


                    *    Exact floor to be determined by Landlord



























                                      EXHIBIT J

                                    OPTION NOTICE


             CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY ("TENANT")
                                227 WEST MONROE STREET
                                  CHICAGO, ILLINOIS




          AT&T Communications, Inc. ("Landlord")
          c/o AT&T Resource Management Corporation
          222 Mt. Airy Road
          Basking Ridge, New Jersey  07920
          Attention:  District Manager, Real Estate Joint Ventures
                and
          Attention:  Senior Attorney

                    and

          Stein & Company Asset Services, Inc.
          Suite 3400
          227 West Monroe Street
          Chicago, Illinois 60606
          Attention:  Vice President/Asset Management

                    and

          American National Bank and
           Trust Company of Chicago ("American National")
           not personally but solely as Trustee under
           Trust Agreement dated April 1, 1985, and
           known as Trust 64020 ("Main Landlord")
          33 North LaSalle Street
          Chicago, Illinois  60603
          Attention:  Land Trust Department

                    Re:  Notice of Extension Option and Direct Lease Option

          Dear Ladies and Gentlemen:

                    In accordance with Section 42 of the Office Sublease between Landlord and Tenant dated as of October 25, 1993 ("Lease"), and subsection 2.3 of the Direct Lease Option, Attornment, Recognition and Consent Agreement among Landlord, Tenant, Main Landlord, The Travelers Insurance Company, American National, not personally but as Trustee under Trust Agreement dated April 1, 1985, and known as Trust No. 64020, dated as of October 25, 1993 ("Option Agreement"), Tenant hereby notifies you










          that Tenant desires to exercise its irrevocable Extension Option with respect to the Lease and revocable Direct Lease Option under the Option Agreement.

                                        Sincerely,

                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY, a Delaware
                                        corporation


                                        BY:  /s/ Robert Schmiege
                                        Its:  President










































